FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-195164-12

Free Writing Prospectus

Structural and Collateral Term Sheet

$716,328,406

(Approximate Aggregate Cut-off Date Balance of Mortgage Pool)

$659,022,000
(Approximate Aggregate Principal Balance of Offered Certificates)

Wells Fargo Commercial Mortgage Trust 2015-SG1
as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.

as Depositor

Société Générale

Liberty Island Group I LLC

Basis Real Estate Capital II, LLC

Natixis Real Estate Capital LLC

Wells Fargo Bank, National Association

as Sponsors and Mortgage Loan Sellers

 Commercial Mortgage Pass-Through Certificates
Series 2015-SG1

August 3, 2015

WELLS FARGO SECURITIES		SOCIETE GENERALE
Co-Lead Manager and		Co-Lead Manager and
Co-Bookrunner		Co-Bookrunner

Citigroup Co-Manager	Morgan Stanley Co-Manager	Natixis Securities Americas LLC Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (’’SEC’’) (SEC File No. 333-195164) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

This free writing prospectus has been prepared by the Underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Directive 2003/71/EC (as amended) and/or Part VI of the Financial Services and Markets Act 2000 as amended or other offering document.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Wells Fargo Securities, LLC, SG Americas Securities, LLC, Citigroup Global Markets, Inc., Morgan Stanley & Co. LLC or Natixis Securities Americas LLC or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. Prospective investors should understand that, when considering the purchase of the Offered Certificates, a contract of sale will come into being no sooner than the date on which the relevant class of certificates has been priced and the underwriters have confirmed the allocation of certificates to be made to investors; any “indications of interest” expressed by any prospective investor, and any “soft circles” generated by the underwriters, will not create binding contractual obligations for such prospective investors, on the one hand, or the underwriters, the depositor or any of their respective agents or affiliates, on the other hand.

As a result of the foregoing, a prospective investor may commit to purchase certificates that have characteristics that may change, and each prospective investor is advised that all or a portion of the certificates referred to in these materials may be issued without all or certain of the characteristics described in these materials. The underwriters’ obligation to sell certificates to any prospective investor is conditioned on the certificates and the transaction having the characteristics described in these materials. If the underwriters determine that a condition is not satisfied in any material respect, such prospective investor will be notified, and neither the depositor nor the underwriters will have any obligation to such prospective investor to deliver any portion of the Offered Certificates which such prospective investor has committed to purchase, and there will be no liability between the underwriters, the depositor or any of their respective agents or affiliates, on the one hand, and such prospective investor, on the other hand, as a consequence of the non-delivery.

Each prospective investor has requested that the underwriters provide to such prospective investor information in connection with such prospective investor’s consideration of the purchase of the certificates described in these materials. These materials are being provided to each prospective investor for informative purposes only in response to such prospective investor’s specific request. The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2

Wells Fargo Commercial Mortgage Trust 2015-SG1	Certificate Structure

I.             Certificate Structure

Class	Expected Ratings (Fitch/Moody’s/Morningstar)(1)	Approximate Initial Certificate Principal Balance or Notional Amount(2)	Approx. Initial Credit Support(3)	Pass-Through Rate Description	Weighted Average Life (Years)(4)	Expected Principal Window(4)	Certificate Principal to Value Ratio(5)	Certificate Principal U/W NOI Debt Yield(6)
	Offered Certificates
A-1	AAAsf/Aaa(sf)/AAA	$30,306,000	30.000%	(7)	2.32	9/15 - 10/19	46.2%	15.4%
A-2	AAAsf/Aaa(sf)/AAA	$17,909,000	30.000%	(7)	4.56	10/19 - 8/20	46.2%	15.4%
A-3	AAAsf/Aaa(sf)/AAA	$6,600,000	30.000%	(7)	6.97	8/22 - 8/22	46.2%	15.4%
A-4	AAAsf/Aaa(sf)/AAA	$391,844,000 (8)	30.000%	(7)	9.79	12/24 - 8/25	46.2%	15.4%
A-SB	AAAsf/Aaa(sf)/AAA	$54,770,000	30.000%	(7)	7.19	8/20 - 12/24	46.2%	15.4%
A-S(9)	AAAsf/Aa2(sf)/AAA	$41,189,000	24.250%	(7)	9.97	8/25 - 8/25	50.0%	14.2%
X-A	AAAsf/NR/AAA	$542,618,000 (10)	N/A	Variable(11)	N/A	N/A	N/A	N/A
X-B	NR/NR/AAA	$77,901,000 (12)	N/A	Variable(13)	N/A	N/A	N/A	N/A
B(9)	AA-sf/NR/AA	$44,771,000	18.000%	(7)	9.97	8/25 - 8/25	54.2%	13.2%
C(9)	A-sf/NR/A-	$33,130,000	13.375%	(7)	9.97	8/25 - 8/25	57.2%	12.5%
PEX(9)	A-sf/NR/A-	$119,090,000	13.375%	(7)	9.97	8/25 - 8/25	57.2%	12.5%
D	BBB-sf/NR/BBB	$38,503,000	8.000%	(7)	9.97	8/25 - 8/25	60.8%	11.7%
	Non-Offered Certificates
X-E	BB-sf/NR/AAA	$17,908,000(14)	N/A	Variable(15)	N/A	N/A	N/A	N/A
X-F	B-sf/NR/AAA	$8,059,000(16)	N/A	Variable(17)	N/A	N/A	N/A	N/A
X-G	NR/NR/AAA	$31,339,406(18)	N/A	Variable(19)	N/A	N/A	N/A	N/A
A-4FL	AAAsf/Aaa(sf)/AAA(20)	$391,844,000 (21)(22)	30.000%	LIBOR plus [ ](23)	9.79	12/24 - 8/25	46.2%	15.4%
A-4FX	AAAsf/Aaa(sf)/AAA	$0(21)(22)	30.000%	(7)	9.79	12/24 - 8/25	46.2%	15.4%
E	BB-sf/NR/BB-	$17,908,000	5.500%	(7)	9.97	8/25 - 8/25	62.4%	11.4%
F	B-sf/NR/B+	$8,059,000	4.375%	(7)	9.97	8/25 - 8/25	63.2%	11.3%
G	NR/NR/NR	$31,339,406	0.000%	(7)	9.97	8/25 - 8/25	66.1%	10.8%
Notes:
(1)	The expected ratings presented are those of Fitch Ratings, Inc. (“Fitch”), Moody’s Investors Service, Inc. (“Moody’s”) and Morningstar Credit Ratings, LLC (“Morningstar”) which the depositor hired to rate the offered certificates. One or more other nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise, to rate or provide market reports and/or published commentary related to the offered certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign or that its reports will not express differing, possibly negative, views of the mortgage loans and/or the offered certificates. The ratings of each class of offered certificates address the likelihood of the timely distribution of interest and, except in the case of the Class X-A and Class X-B certificates, the ultimate distribution of principal due on those classes on or before the Rated Final Distribution Date. See “Risk Factors—Risks Related to the Offered Certificates—Ratings of the Certificates Have Substantial Limitations” and “Ratings” in the free writing prospectus, dated August 3, 2015 (the “Free Writing Prospectus”). Fitch and Moody’s have informed us that the “sf” designation in their ratings represents an identifier for structured finance product ratings.
(2)	The principal balances and notional amounts set forth in the table are approximate. The actual initial principal balances and notional amounts may be larger or smaller depending on the aggregate cut-off date principal balance of the mortgage loans definitively included in the pool of mortgage loans, which aggregate cut-off date principal balance may be as much as 5% larger or smaller than the amount presented in the Free Writing Prospectus.
(3)	The approximate initial credit support with respect to the Class A-1, A-2, A-3, A-4, A-4FL, A-4FX and A-SB Certificates represents the approximate credit enhancement for the Class A-1, A-2, A-3, A-4, A-4FL, A-4FX and A-SB Certificates in the aggregate. The percentage indicated under the column “Approx. Initial Credit Support” with respect to the Class C Certificates and the Class PEX Certificates represents the approximate credit support for the Class C regular interest.
(4)	Weighted Average Lives and Expected Principal Windows are calculated based on an assumed prepayment rate of 0% CPR and the “Structuring Assumptions” described on Annex B to the Free Writing Prospectus.
(5)	The Certificate Principal to Value Ratio for each Class of Certificates (other than the Class A-1, A-2, A-3, A-4, A-4FL, A-4FX, A-SB and PEX Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates (other than the Class PEX Certificates) senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates (other than the Class PEX Certificates). The Certificate Principal to Value Ratios for each of the Class A-1, A-2, A-3, A-4, A-4FL, A-4FX and A-SB Certificates are calculated in the aggregate for those Classes as if they were a single Class and is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans and (b) a fraction, the numerator of which is the total initial aggregate Certificate Balances of such Classes of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates (other than the Class PEX Certificates). The Certificate Principal to Value Ratio of the Class PEX Certificates is equal to the Certificate Principal to Value Ratio of the Class C Certificates. In any event, however, excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.
(6)	The Certificate Principal U/W NOI Debt Yield for each Class of Certificates (other than the Class A-1, A-2, A-3, A-4, A-4FL, A-4FX, A-SB and PEX Certificates) is calculated as the product of (a) the weighted average U/W NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates (other than the Class PEX Certificates) and the denominator of which is the total initial Certificate Balance for such Class of Certificates and all Classes of Principal Balance Certificates (other than the Class PEX Certificates) senior to such Class of Certificates. The Certificate Principal U/W NOI Debt Yield for each of the Class A-1, A-2, A-3, A-4, A-4FL, A-4FX and A-SB Certificates is calculated in the aggregate for those Classes as if they were a single Class and is calculated as the product of (a) the weighted average U/W NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates (other than the Class PEX Certificates) and the denominator of which is the total aggregate initial Certificate Balances for the Class A-1, A-2, A-3, A-4, A-4FL, A-4FX and A-SB Certificates. The Certificate Principal U/W NOI Debt Yield of the Class PEX Certificates is equal to the Certificate Principal U/W NOI Debt Yield for the Class C Certificates. In any event, however, cash flow from each mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3

Wells Fargo Commercial Mortgage Trust 2015-SG1	Certificate Structure

(7)	The pass-through rates for the Class A-1, A-2, A-3, A-4, A-4FX, A-SB, D, E, F and G Certificates and the Class A-4FX, A-S, B and C regular interests in each case will be one of the following: (i) a fixed rate per annum, (ii) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis. The Class PEX Certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the Class PEX Components. The pass-through rate for the Class A-S Certificates, the Class A-S regular interest and the Class PEX Component A-S will, at all times, be the same. The pass-through rate for the Class B Certificates, the Class B regular interest and the Class PEX Component B will, at all times, be the same. The pass-through rate for the Class C Certificates, the Class C regular interest and the Class PEX Component C will, at all times, be the same.
(8)	Represents the maximum initial principal balance of the Class A-4 Certificates that will be issued on the closing date. The aggregate initial principal balance of the Class A-4, A-4FL and A-4FX Certificates will be $391,844,000.
(9)	The Class A-S, B, C and PEX Certificates are “Exchangeable Certificates”. On the closing date, the upper-tier REMIC of the issuing entity will issue the Class A-S, B and C regular interests (each a “regular interest”) which will have outstanding principal balances on the closing date of $41,189,000, $44,771,000 and $33,130,000, respectively. The regular interests will be held in a grantor trust for the benefit of the holders of the Class A-S, B, C and PEX Certificates. The Class A-S, B, C and PEX Certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold those regular interests. Each class of the Class A-S, B and C Certificates will, at all times, represent an undivided beneficial ownership interest in a percentage of the outstanding certificate principal balance of the regular interest with the same alphabetical class designation. The Class PEX Certificates will, at all times, represent an undivided beneficial ownership interest in the remaining percentages of the outstanding certificate principal balances of the Class A-S, B and C regular interests and which portions of those regular interests are referred to in this Term Sheet as the Class PEX Component A-S, Class PEX Component B and Class PEX Component C (collectively, the “Class PEX Components”). Following any exchange of Class A-S, B and C Certificates for Class PEX Certificates or any exchange of Class PEX Certificates for Class A-S, B and C Certificates as described in the Free Writing Prospectus, the percentage interest of the outstanding certificate principal balances of the Class A-S, B and C regular interests that is represented by the Class A-S, B, C and PEX Certificates will be increased or decreased accordingly. The initial certificate principal balance of each of the Class A-S, B and C Certificates shown in the table represents the maximum certificate principal balance of such class without giving effect to any exchange. The initial certificate principal balance of the Class PEX Certificates is equal to the aggregate of the initial certificate principal balance of the Class A-S, B and C Certificates and represents the maximum certificate principal balance of the Class PEX Certificates that could be issued in an exchange. The certificate principal balances of the Class A-S, B and C Certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the certificate principal balance of the Class PEX Certificates issued on the closing date. Distributions and allocations of payments and losses with respect to the Exchangeable Certificates are described in this Term Sheet under “Allocations and Distributions on the Class A-S, B, C and PEX Certificates” and under “Description of the Offered Certificates—Distributions” in the Free Writing Prospectus. The maximum certificate principal balance of the Class PEX Certificates is set forth in the table but is not included in the certificate principal balance of the certificates set forth on the cover page of this Term Sheet or on the top of the cover page of the Free Writing Prospectus.
(10)	The Class X-A Certificates are notional amount certificates. The Notional Amount of the Class X-A Certificates will be equal to the aggregate principal balance of the Class A-1, A-2, A-3, A-4 and A-SB Certificates and the Class A-4FX and A-S regular interests outstanding from time to time (without regard to any exchange of the Class A-S, B and C Certificates for the Class PEX Certificates). The Class X-A Certificates will not be entitled to distributions of principal.
(11)	The pass-through rate for the Class X-A Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, A-2, A-3, A-4 and A-SB Certificates and the Class A-4FX and A-S regular interests for the related distribution date, weighted on the basis of their respective aggregate principal balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(12)	The Class X-B Certificates are notional amount certificates. The Notional Amount of the Class X-B Certificates will be equal to the aggregate principal balance of the Class B and C regular interests outstanding from time to time (without regard to any exchange of the Class A-S, B and C Certificates for the Class PEX Certificates). The Class X-B Certificates will not be entitled to distributions of principal.
(13)	The pass-through rate for the Class X-B Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class B and C regular interests for the related distribution date, weighted on the basis of their respective aggregate principal balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(14)	The Class X-E Certificates are notional amount certificates. The Notional Amount of the Class X-E Certificates will be equal to the principal balance of the Class E Certificates outstanding from time to time. The Class X-E Certificates will not be entitled to distributions of principal.
(15)	The pass-through rate for the Class X-E Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class E Certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(16)	The Class X-F Certificates are notional amount certificates. The Notional Amount of the Class X-F Certificates will be equal to the principal balance of the Class F Certificates outstanding from time to time. The Class X-F Certificates will not be entitled to distributions of principal.
(17)	The pass-through rate for the Class X-F Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class F Certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(18)	The Class X-G Certificates are notional amount certificates. The Notional Amount of the Class X-G Certificates will be equal to the principal balance of the Class G Certificates outstanding from time to time. The Class X-G Certificates will not be entitled to distributions of principal.
(19)	The pass-through rate for the Class X-G Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class G Certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(20)	The ratings assigned to the Class A-4FL Certificates reflect only the receipt of up to the fixed rate of interest at a rate equal to the pass-through rate for the Class A-4FX regular interest. The ratings of Fitch, Moody’s and Morningstar do not address any shortfalls or delays in payment that investors in the Class A-4FL Certificates may experience as a result of the conversion of the pass-through rate on Class A-4FL Certificates from a floating interest rate to a fixed rate following a default under the swap agreement. See “Ratings” in the Private Placement Memorandum.
(21)	The aggregate initial principal balance of the Class A-4, A-4FL and A-4FX Certificates will be $391,844,000. The aggregate principal balance of the Class A-4FL and A-4FX Certificates will at all times equal the principal balance of the Class A-4FX regular interest. The maximum initial principal balance of the Class A-4FL certificates is $391,844,000. The principal balance of the Class A-4FX certificates will initially be $0. The maximum initial principal balance of the Class A-4FX regular interest is $391,844,000.
(22)	The Class A-4FL Certificates will evidence a beneficial interest in a grantor trust that includes the Class A-4FX regular interest and an interest rate swap contract. Under some circumstances, holders of the Class A-4FL Certificates may exchange all or a portion of their certificates for a like principal amount of Class A-4FX Certificates having the same pass-through rate as the Class A-4FX regular interest. The aggregate principal balance of the Class A-4FL Certificates may be adjusted from time to time as a result of such an exchange.
(23)	The pass-through rate applicable to the Class A-4FL Certificates on each distribution date will be a per annum rate equal to LIBOR plus a specified percentage; provided, however, that under certain circumstances (generally involving a default or termination under the related interest rate swap contract), the pass-through rate applicable to the Class A-4FL Certificates may convert to a fixed rate equal to the pass-through rate on the Class A-4FX regular interest. The initial LIBOR rate will be determined two LIBOR business days prior to the Closing Date, and subsequent LIBOR rates for the Class A-4FL Certificates will be determined two LIBOR business days before the start of the related interest accrual period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4

Wells Fargo Commercial Mortgage Trust 2015-SG1	Issue Characteristics

II.          Transaction Highlights

Mortgage Loan Sellers:

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut- off Date Balance	% of Cut-off Date Pool Balance
Société Générale	27	28	$256,004,972	35.7%
Liberty Island Group I LLC	19	20	174,200,455	24.3
Basis Real Estate Capital II, LLC	10	10	80,016,579	11.2
Liberty Island Group I LLC / Société Générale(1)	1	1	69,414,394	9.7
Natixis Real Estate Capital LLC	8	11	68,698,568	9.6
Wells Fargo Bank, National Association	7	7	67,993,438	9.5
Total	72	77	$716,328,406	100.0%

(1)	One mortgage loan, identified on Annex A-1 as the Patrick Henry Mall, was co-originated by Prudential Mortgage Capital Company, LLC and Société Générale and is part of a pari passu loan combination. Liberty Island Group I LLC is holder of the controlling note A-1, which had an original principal balance of $48,100,000. Société Générale is the holder of note A-2 and note A-3 which had original principal balances of $21,400,000 and $26,700,000, respectively. Note A-1 and note A-2 are being contributed to the securitization, while note A-3 is expected to be contributed to one or more future securitizations.

Loan Pool:

Cut-off Date Balance:	$716,328,406
Number of Mortgage Loans:	72
Average Cut-off Date Balance per Mortgage Loan:	$9,949,006
Number of Mortgaged Properties:	77
Average Cut-off Date Balance per Mortgaged Property(1):	$9,302,966
Weighted Average Mortgage Interest Rate:	4.523%
Ten Largest Mortgage Loans as % of Cut-off Date Pool Balance:	40.4%
Weighted Average Original Term to Maturity or ARD (months):	119
Weighted Average Remaining Term to Maturity or ARD (months):	118
Weighted Average Original Amortization Term (months)(2):	352
Weighted Average Remaining Amortization Term (months)(2):	351
Weighted Average Seasoning (months):	1
(1)	Information regarding mortgage loans secured by multiple properties is based on an allocation according to relative appraised values or the allocated loan amounts or property-specific release prices set forth in the related loan documents or such other allocation as the related mortgage loan seller deemed appropriate.
(2)	Excludes any mortgage loan that does not amortize.

Credit Statistics:

Weighted Average U/W Net Cash Flow DSCR(1):	1.66x
Weighted Average U/W Net Operating Income Debt Yield(1):	10.8%
Weighted Average Cut-off Date Loan-to-Value Ratio(1):	66.1%
Weighted Average Balloon or ARD Loan-to-Value Ratio(1):	56.4%
% of Mortgage Loans with Additional Subordinate Debt(2):	3.5%
% of Mortgage Loans with Single Tenants(3):	8.3%

(1)	With respect to the Patrick Henry Mall mortgage loan and the Patriots Park mortgage loan (collectively, the “Pari Passu Mortgage Loans”), each of which is part of a pari passu loan combination, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information takes no account of subordinate debt (whether or not secured by the related mortgaged property), if any, that is allowed under the terms of such mortgage loan. See Annex A-1 and Annex B to the Free Writing Prospectus.
(2)	The percentage figure expressed as “% of Mortgage Loans with Additional Subordinate Debt” is determined as a percentage of cut-off date principal balance and does not take into account future subordinate debt (whether or not secured by the mortgaged property), if any, that may be permitted under the terms of any mortgage loan or the pooling and servicing agreement. See “Description of the Mortgage Pool—Subordinate and/or Other Financing” in the Free Writing Prospectus.
(3)	Excludes mortgage loans that are secured by multiple single tenant properties and includes mortgage loans secured by multiple single tenant properties where each property is occupied by the same tenant or tenants that are affiliates of one another.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5

Wells Fargo Commercial Mortgage Trust 2015-SG1	Issue Characteristics

Loan Structural Features:

Amortization: Based on the Cut-off Date Pool Balance, 88.1% of the mortgage pool (59 mortgage loans) has scheduled amortization, as follows:

45.6% (36 mortgage loans) requires amortization during the entire loan term; and

42.5% (23 mortgage loans) provides for an interest-only period followed by an amortization period.

Interest-Only: Based on the Cut-off Date Pool Balance, 11.9% of the mortgage pool (13 mortgage loans) provides for interest-only payments during the entire loan term. The Weighted Average Cut-off Date Loan-to-Value Ratio and Weighted Average U/W Net Cash Flow DSCR for those mortgage loans are 60.6% and 2.13x, respectively.

Hard Lockboxes: Based on the Cut-off Date Pool Balance, 61.7% of the mortgage pool (36 mortgage loans) has hard lockboxes in place.

Reserves: The mortgage loans require amounts to be escrowed monthly as follows (excluding any mortgage loans with springing provisions):

Real Estate Taxes:	74.7% of the pool
Insurance:	63.6% of the pool
Capital Replacements:	71.2% of the pool
TI/LC:	57.3% of the pool(1)

(1)	The percentage of Cut-off Date Balance for mortgage loans with TI/LC reserves is based on the aggregate principal balance allocable to loans that include retail, office, industrial and mixed use properties.

Call Protection/Defeasance: Based on the Cut-off Date Pool Balance, the mortgage pool had the following call protection and defeasance features:

93.4% of the mortgage pool (67 mortgage loans) features a lockout period, then defeasance only until an open period;

3.8% of the mortgage pool (3 mortgage loans) features a lockout period, then the greater of a prepayment premium or yield maintenance until an open period;

2.2% of the mortgage pool (1 mortgage loan) features a lockout period, then the greater of a prepayment premium or yield maintenance or defeasance, then defeasance, until an open period; and

0.6% of the mortgage pool (1 mortgage loan) features no lockout period, but requires the greater of a prepayment premium or yield maintenance, then the greater of a prepayment premium or yield maintenance or defeasance until an open period.

Please refer to Annex A-1 to the Free Writing Prospectus for further information regarding individual loan call protection.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6

Wells Fargo Commercial Mortgage Trust 2015-SG1	Issue Characteristics

III.        Issue Characteristics

Securities Offered:	$659,022,000 approximate monthly pay, multi-class, commercial mortgage REMIC pass-through certificates consisting of twelve classes (Classes A-1, A-2, A-3, A-4, A-SB, A-S, B, C, D, PEX, X-A and X-B), which are offered pursuant to a registration statement filed with the SEC.

Mortgage Loan Sellers:	Société Générale (“SG”); Liberty Island Group I LLC (“LIG I”); Basis Real Estate Capital II, LLC (“Basis”); Natixis Real Estate Capital LLC (“Natixis”); and Wells Fargo Bank, National Association (“WFB”)

Co-Lead Bookrunning Managers:	Wells Fargo Securities, LLC and SG Americas Securities, LLC

Co-Managers:	Citigroup Global Markets Inc., Morgan Stanley & Co. LLC and Natixis Securities Americas LLC

Rating Agencies:	Fitch Ratings, Inc., Moody’s Investors Service, Inc. and Morningstar Credit Ratings, LLC

Master Servicer:	Wells Fargo Bank, National Association

Special Servicer:	Rialto Capital Advisors, LLC

Certificate Administrator:	Wells Fargo Bank, National Association

Trustee:	Wilmington Trust, National Association

Trust Advisor:	Trimont Real Estate Advisors, Inc.

Initial Majority Subordinate Certificateholder:	RREF II CMBS AIV, LP or another affiliate of Rialto Capital Advisors, LLC

Cut-off Date:	The Cut-off Date with respect to each mortgage loan is the due date for the monthly debt service payment that is due in August 2015 (or, in the case of any mortgage loan that has its first due date in September 2015, the date that would have been its due date in August 2015 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

Expected Closing Date:	On or about August 27, 2015.

Determination Dates:	The 11th day of each month (or if that day is not a business day, the next succeeding business day), commencing in September 2015.

Distribution Dates:	The fourth business day following the Determination Date in each month, commencing in September 2015.

Rated Final Distribution Date:	The Distribution Date in December 2047.

Interest Accrual Period:	With respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

Day Count:	The Offered Certificates will accrue interest on a 30/360 basis.

Minimum Denominations:	$10,000 for each Class of Offered Certificates (other than the Class X-A and X-B Certificates) and $1,000,000 for the Class X-A and X-B Certificates. Investments may also be made in any whole dollar denomination in excess of the applicable minimum denomination.

Clean-up Call:	1%

Delivery:	DTC, Euroclear and Clearstream Banking

ERISA/SMMEA Status:	Each Class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No Class of Offered Certificates will be SMMEA eligible.

Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE FREE WRITING PROSPECTUS.

Bond Analytics Information:	The Certificate Administrator will be authorized to make distribution date settlements, CREFC® reports and certain supplemental reports (other than confidential information) available to certain financial modeling and data provision services, including Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Markit Group Limited, Interactive Data Corp., BlackRock Financial Management, Inc., CMBS.com, Inc. and Thomson Reuters Corporation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7

Wells Fargo Commercial Mortgage Trust 2015-SG1	Characteristics of the Mortgage Pool

IV.          Characteristics of the Mortgage Pool(1)

A.            Ten Largest Mortgage Loans

Mortgage Loan Seller	Mortgage Loan Name	City	State	Number of Mortgage Loans / Mortgaged Properties	Mortgage Loan Cut-off Date Balance ($)	% of Cut-off Date Pool Balance (%)	Property Type	Number of SF or Rooms	Cut-off Date Balance Per SF or Room ($)	Cut-off Date LTV Ratio (%)	Balloon or ARD LTV Ratio (%)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)
LIG I/SG	Patrick Henry Mall(2)	Newport News	VA	1 / 1	$69,414,394	9.7%	Retail	432,401	$222	62.0%	49.9%	1.66x	11.0%
WFB	Boca Park Marketplace	Las Vegas	NV	1 / 1	46,500,000	6.5	Retail	148,095	314	75.0	64.4	1.27	8.3
LIG I	Fifth Third Center	Naples	FL	1 / 1	38,450,000	5.4	Office	160,565	239	67.5	57.8	1.52	9.5
SG	Hilton - Harrisburg	Harrisburg	PA	1 / 1	31,500,000	4.4	Hospitality	341	92,375	63.0	55.1	1.64	13.4
Natixis	Ohio Document Portfolio	Various	OH	1 / 4	19,926,207	2.8	Industrial	569,224	35	74.6	60.4	1.47	10.0
Natixis	DoubleTree DFW	Irving	TX	1 / 1	18,400,000	2.6	Hospitality	282	65,248	72.2	63.6	1.80	13.2
SG	Hilton Garden Inn Green Bay	Green Bay	WI	1 / 1	16,700,000	2.3	Hospitality	125	133,600	63.3	57.9	1.91	13.0
SG	The Fairfax Building	Richmond	VA	1 / 1	16,500,000	2.3	Office	155,335	106	75.0	65.3	1.57	10.5
SG	Landmark Center	Indianapolis	IN	1 / 1	16,125,000	2.3	Office	306,074	53	73.3	64.2	1.62	12.3
SG	Beltramo Office	Menlo Park	CA	1 / 1	16,000,000	2.2	Office	26,927	594	56.3	51.3	1.66	10.2
Top Three Total/Weighted Average				3 / 3	$154,364,394	21.5%				67.3%	56.2%	1.51x	9.8%
Top Five Total/Weighted Average				5 / 8	$205,790,601	28.7%				67.3%	56.5%	1.52x	10.4%
Top Ten Total/Weighted Average				10 / 13	$289,515,601	40.4%				67.6%	57.7%	1.58x	10.8%
Non-Top Ten Total/Weighted Average				62 / 64	$426,812,806	59.6%				65.0%	55.5%	1.71x	10.8%
(1)	With respect to the Pari Passu Mortgage Loans, each of which is part of a pari passu loan combination, Cut-off Date Balance per square foot, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information takes no account of subordinate debt (whether or not secured by the related mortgaged property), if any, that is allowed under the terms of such mortgage loan.
(2)	One mortgage loan, identified on Annex A-1 as the Patrick Henry Mall, was co-originated Prudential Mortgage Capital Company, LLC and Société Générale and is part of a pari passu loan combination. Liberty Island Group I LLC is holder of the controlling note A-1, which had an original principal balance of $48,100,000. Société Générale is the holder of note A-2 and note A-3 which had original principal balances of $21,400,000 and $26,700,000, respectively. Note A-1 and note A-2 are being contributed to the securitization, while note A-3 is expected to be contributed to one or more future securitizations.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8

Wells Fargo Commercial Mortgage Trust 2015-SG1	Characteristics of the Mortgage Pool

B.            Summary of Pari Passu Loan Combinations

Property Name	Mortgage Loan Seller	Related Notes in Loan Group (Original Balance)	Holder of Note	Lead Servicer for the Entire Loan Combination	Current Master Servicer Under Related Securitization Servicing Agreement	Current Special Servicer Under Related Securitization Servicing Agreement
Patrick Henry Mall	LIG I	$48,100,000	WFCM 2015-SG1	Yes	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
	SG	$21,400,000	WFCM 2015-SG1	Yes	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
	SG	$26,700,000	(1)	No	TBD	TBD
Patriots Park	Natixis	$95,000,000	WFCM 2015-NXS1	Yes	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
	Natixis	$90,000,000	WFCM 2015-NXS2	No	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
	Natixis	$26,000,000	COMM 2015-CCRE22	No	Wells Fargo Bank, National Association	LNR Partners, LLC
	Natixis	$4,070,000	WFCM 2015-SG1	No	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
(1)	The related pari passu companion loan (Note A-3) is currently held by SG and is expected to be contributed to one or more future securitizations.

C.            Mortgage Loans with Additional Secured and Mezzanine Financing

Loan No.	Mortgage Loan Seller	Mortgage Loan Name	Mortgage Loan Cut-off Date Balance ($)	% of Cut-off Date Balance (%)	Sub Debt Cut-off Date Balance ($)	Mezzanine Debt Cut-off Date Balance ($)	Total Debt Interest Rate (%)(1)	Mortgage Loan U/W NCF DSCR (x)	Total Debt U/W NCF DSCR (x)	Mortgage Loan Cut- off Date U/W NOI Debt Yield (%)	Total Debt Cut-off Date U/W NOI Debt Yield (%)	Mortgage Loan Cut-off Date LTV Ratio (%)	Total Debt Cut-off Date LTV Ratio (%)
6	Natixis	DoubleTree DFW	$18,400,000	2.6%	NAP	$4,515,000	5.744%	1.80x	1.25x	13.2%	10.6%	72.2%	89.9%
Total/Weighted Average			$18,400,000	2.6%	NAP	$4,515,000	5.744%	1.80x	1.25x	13.2%	10.6%	72.2%	89.9%

(1)	Total Debt Interest Rate for any specified mortgage loan reflects the weighted average of the interest rates on the respective components of the total debt.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9

Wells Fargo Commercial Mortgage Trust 2015-SG1	Characteristics of the Mortgage Pool

D.	Previous Securitization History(1)
Loan No.	Mortgage Loan Seller	Mortgage Loan or Mortgaged Property Name	City	State	Property Type	Mortgage Loan or Mortgaged Property Cut-off Date Balance ($)	% of Cut-off Date Pool Balance (%)	Previous Securitization
2	WFB	Boca Park Marketplace	Las Vegas	NV	Retail	$46,500,000	6.5%	MSC 2005-HQ6
3	LIG I	Fifth Third Center	Naples	FL	Office	38,450,000	5.4	BACM 2006-5
4	SG	Hilton - Harrisburg	Harrisburg	PA	Hospitality	31,500,000	4.4	WFRBS 2012-C10
7	SG	Hilton Garden Inn Green Bay	Green Bay	WI	Hospitality	16,700,000	2.3	BSCMS 2006-PW13
8	SG	The Fairfax Building	Richmond	VA	Office	16,500,000	2.3	GCCFC 2006-GG7
9	SG	Landmark Center	Indianapolis	IN	Office	16,125,000	2.3	JPMCC 2007-C1
11	SG	580 Market	San Francisco	CA	Mixed Use	15,700,000	2.2	RSO 2013-CRE1
13	LIG I	Glendale Plaza	New Castle Hundred	DE	Retail	14,000,000	2.0	BSCMS 2005-PWR8
14	LIG I	Regency Square Apartments	Yuma	AZ	Multifamily	13,334,827	1.9	FNA 2014-M3
17	SG	Skillman Abrams Shopping Center	Dallas	TX	Retail	12,167,953	1.7	GCCFC 2005-GG5
20	SG	Hilton Garden Inn Grand Forks	Grand Forks	ND	Hospitality	10,920,000	1.5	BSCMS 2006-PW14
21	SG	Hilton Garden Inn Appleton/Kimberly	Kimberly	WI	Hospitality	10,855,000	1.5	BSCMS 2006-PW13
22	LIG I	Hampton Inn & Applebee’s, Westampton	Westampton	NJ	Hospitality	10,484,491	1.5	LBUBS 2007-C2
27	Natixis	One Corporate Exchange	Beachwood	OH	Office	8,500,000	1.2	LBUBS 2007-C2
32	WFB	Lohman Plaza	Las Cruces	NM	Retail	7,700,000	1.1	CSFB 2005-C5
42	WFB	San Montego Apartments	El Paso	TX	Multifamily	6,038,217	0.8	GECMC 2005-C3
43	Natixis	1505 Ferguson Lane	Austin	TX	Office	6,000,000	0.8	JPMCC 2010-C2
53	LIG I	Powell Plaza	Powell	OH	Retail	5,073,289	0.7	CSFB 2005-C4
54	SG	Shoppes at Corporate Park	Fort Lauderdale	FL	Retail	4,972,220	0.7	GECMC 2005-C3
58	LIG I	Wilmington Self Storage I	Wilmington	NC	Self Storage	4,350,000	0.6	BACM 2004-6
61	SG	4747 Viewridge	San Diego	CA	Office	3,900,000	0.5	JPMCC 2006-CB15
63	SG	Your Extra Attic Suwanee	Sugar Hill	GA	Self Storage	3,496,361	0.5	BACM 2005-3
64	SG	Your Extra Attic John’s Creek	Cumming	GA	Self Storage	3,237,371	0.5	BACM 2005-3
66	WFB	La Mirada Apartments	El Paso	TX	Multifamily	2,827,700	0.4	GECMC 2005-C3
68	SG	Atria	San Diego	CA	Retail	2,640,000	0.4	CSFB 2005-C6
71	WFB	Villas del Valle Apartments	El Paso	TX	Multifamily	1,720,646	0.2	MLMT 2005-CIP1
	Total					$313,693,075	43.8%

(1)	The table above represents the most recent securitization with respect to the mortgaged property securing the related mortgage loan, based on information provided by the related borrower or obtained through searches of a third-party database. While the above mortgage loans may have been securitized multiple times in prior transactions, mortgage loans are only listed in the above chart if the mortgage loan in this securitization paid off a mortgage loan in another securitization. The information has not otherwise been confirmed by the mortgage loan sellers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10

Wells Fargo Commercial Mortgage Trust 2015-SG1	Characteristics of the Mortgage Pool

E.	Mortgage Loans with Scheduled Balloon Payments and Related Classes

Class A-2(1)
Loan No.	Mortgage Loan Seller	Mortgage Loan Name	State	Property Type	Mortgage Loan Cut-off Date Balance ($)	% of Cut-off Date Pool Balance (%)	Mortgage Loan Balance at Maturity ($)	% of Class A-2 Certificate Principal Balance (%)(2)	SF	Loan per SF ($)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	Cut-off Date LTV Ratio (%)	Balloon or ARD LTV Ratio (%)	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
55	SG	4800 211th Street	IL	Retail	$4,600,000	0.6%	$4,221,551	23.6%	11,904	$386	1.69x	10.9%	74.8%	68.6%	0	60
60	Natixis	Patriots Park	VA	Office	$4,070,000	0.6	$4,070,000	22.7	723,667	$297	2.18	8.2	66.8	66.8	50	50
Total/Weighted Average					$8,670,000	1.2%	$8,291,551	46.3%			1.92x	9.6%	71.0%	67.8%	23	55
(1)	The table above presents the mortgage loan(s) whose balloon payments would be applied to pay down the principal balance of the Class A-2 Certificates, assuming a 0% CPR and applying the “Structuring Assumptions” described in the Free Writing Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments prior to maturity (or, in the case of an ARD loan, its anticipated repayment date), defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date (or, in the case of an ARD loan, its anticipated repayment date). Each Class of Certificates, including the Class A-2 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information takes no account of subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Free Writing Prospectus.

(2)	Reflects the percentage equal to the Mortgage Loan Balance at Maturity divided by the initial Class A-2 Certificate Principal Balance.

Class A-3(1)
Loan No.	Mortgage Loan Seller	Mortgage Loan Name	State	Property Type	Mortgage Loan Cut-off Date Balance ($)	% of Cut-off Date Pool Balance (%)	Mortgage Loan Balance at Maturity ($)	% of Class A-3 Certificate Principal Balance (%)(2)	SF	Loan per SF ($)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	Cut-off Date LTV Ratio (%)	Balloon or ARD LTV Ratio (%)	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
34	LIG I	1025 Virginia Ave	GA	Office	$7,540,000	1.1%	$6,605,195	100.1%	78,151	$96	1.74x	12.1%	56.9%	49.9%	0	84
Total/Weighted Average					$7,540,000	1.1%	$6,605,195	100.1%			1.74x	12.1%	56.9%	49.9%	0	84

(1)	The table above presents the mortgage loan(s) whose balloon payments would be applied to pay down the principal balance of the Class A-3 Certificates, assuming a 0% CPR and applying the “Structuring Assumptions” described in the Free Writing Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments prior to maturity (or, in the case of an ARD loan, its anticipated repayment date), defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date (or, in the case of an ARD loan, its anticipated repayment date). Each Class of Certificates, including the Class A-3 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information takes no account of subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Free Writing Prospectus.

(2)	Reflects the percentage equal to the Mortgage Loan Balance at Maturity divided by the initial Class A-3 Certificate Principal Balance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11

Wells Fargo Commercial Mortgage Trust 2015-SG1	Characteristics of the Mortgage Pool

F.	Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Cut-off Date Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon or ARD LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)	Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
Retail	23	$250,021,224	34.9%	66.1%	56.4%	1.61x	10.1%	9.3%	4.437%
Anchored	8	112,073,742	15.6	70.3	59.5	1.43	9.5	8.7	4.494
Regional Mall	1	69,414,394	9.7	62.0	49.9	1.66	11.0	9.9	4.352
Unanchored	8	35,940,726	5.0	66.3	58.3	1.72	10.7	10.1	4.583
Single Tenant	5	29,877,362	4.2	58.7	57.0	2.08	9.7	9.2	4.233
Shadow Anchored	1	2,715,000	0.4	75.0	65.7	1.44	9.7	8.8	4.540
Hospitality	16	166,870,175	23.3	64.8	53.6	1.75	13.2	11.3	4.765
Limited Service	11	90,831,096	12.7	65.2	52.5	1.72	12.8	11.5	4.821
Full Service	4	63,039,079	8.8	63.1	54.5	1.73	13.7	10.8	4.730
Extended Stay	1	13,000,000	1.8	69.5	56.3	1.99	13.5	12.2	4.540
Office	13	136,265,000	19.0	67.4	59.4	1.64	10.3	9.5	4.466
Suburban	8	102,650,000	14.3	67.2	59.4	1.66	10.0	9.4	4.433
CBD	1	16,125,000	2.3	73.3	64.2	1.62	12.3	9.8	4.490
Medical	3	9,950,000	1.4	67.9	59.9	1.47	9.7	9.2	4.723
Single Tenant	1	7,540,000	1.1	56.9	49.9	1.74	12.1	10.6	4.530
Multifamily	9	65,471,390	9.1	70.1	57.2	1.45	9.6	9.0	4.647
Garden	9	65,471,390	9.1	70.1	57.2	1.45	9.6	9.0	4.647
Self Storage	8	48,624,411	6.8	59.2	50.7	1.90	10.8	10.5	4.303
Self Storage	8	48,624,411	6.8	59.2	50.7	1.90	10.8	10.5	4.303
Industrial	5	21,676,207	3.0	73.2	59.1	1.50	10.7	9.4	4.621
Warehouse	4	19,926,207	2.8	74.6	60.4	1.47	10.0	9.0	4.497
Flex	1	1,750,000	0.2	57.6	44.6	1.84	18.5	14.3	6.031
Mixed Use	2	21,050,000	2.9	63.7	63.7	1.88	8.4	7.9	4.102
Office/Retail	2	21,050,000	2.9	63.7	63.7	1.88	8.4	7.9	4.102
Other	1	6,350,000	0.9	62.3	62.3	1.55	6.7	6.7	4.220
Leased Fee	1	6,350,000	0.9	62.3	62.3	1.55	6.7	6.7	4.220
Total/Weighted Average:	77	$716,328,406	100.0%	66.1%	56.4%	1.66x	10.8%	9.8%	4.523%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate). With respect to the Pari Passu Mortgage Loans, each of which is part of a pari passu loan combination, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information takes no account of subordinate debt (whether or not secured by the related mortgaged property) that is allowed under the terms of such mortgage loan. See Annex A-1 to the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12

Wells Fargo Commercial Mortgage Trust 2015-SG1	Characteristics of the Mortgage Pool

G.	Geographic Distribution(1)(2)

Location	Number of Mortgaged Properties	Aggregate Cut- off Date Balance ($)	% of Cut-off Date Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon or ARD LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)	Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
Virginia	4	$98,034,394	13.7%	64.9%	53.7%	1.66x	10.8%	9.7%	4.344%
Texas	8	70,918,951	9.9	69.7	57.4	1.52	10.5	9.3	4.615
California	8	67,266,244	9.4	59.1	55.2	1.93	9.9	9.5	4.181
Northern	4	45,676,244	6.4	57.9	54.8	1.93	9.9	9.5	4.134
Southern	4	21,590,000	3.0	61.7	56.1	1.92	10.0	9.5	4.282
Georgia	10	64,198,733	9.0	64.3	52.0	1.63	11.5	10.5	4.835
Florida	5	63,212,824	8.8	66.5	55.4	1.53	9.8	9.5	4.537
Nevada	3	53,721,631	7.5	74.0	64.1	1.35	8.6	8.1	4.670
Ohio	9	50,113,861	7.0	71.0	56.9	1.59	11.0	9.8	4.588
Other(4)	30	248,861,769	34.7	65.0	57.1	1.74	11.6	10.3	4.530
Total/Weighted Average	77	$716,328,406	100.0%	66.1%	56.4%	1.66x	10.8%	9.8%	4.523%

(1)	The mortgaged properties are located in 28 states.

(2)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate). With respect to the Pari Passu Mortgage Loans, each of which is part of a pari passu loan combination, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information takes no account of subordinate debt (whether or not secured by the related mortgaged property), if any, that is allowed under the terms of such mortgage loan. See Annex A-1 to the Free Writing Prospectus.

(3)	For purposes of determining whether a mortgaged property is in Northern California or Southern California, Northern California includes areas with zip codes above 93600 and Southern California includes areas with zip codes of 93600 and below.

(4)	Includes 21 other states.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13

Wells Fargo Commercial Mortgage Trust 2015-SG1	Characteristics of the Mortgage Pool

H.       Characteristics of the Mortgage Pool(1)

CUT-OFF DATE BALANCE
Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
1,300,000 - 2,000,000	4	$6,677,521	0.9%
2,000,001 - 3,000,000	4	11,179,331	1.6
3,000,001 - 4,000,000	4	14,486,094	2.0
4,000,001 - 5,000,000	7	31,067,220	4.3
5,000,001 - 6,000,000	11	59,728,668	8.3
6,000,001 - 7,000,000	8	51,997,296	7.3
7,000,001 - 8,000,000	5	38,880,604	5.4
8,000,001 - 9,000,000	4	33,589,365	4.7
9,000,001 - 10,000,000	3	28,394,435	4.0
10,000,001 - 15,000,000	11	135,112,271	18.9
15,000,001 - 20,000,000	7	119,351,207	16.7
30,000,001 - 50,000,000	3	116,450,000	16.3
50,000,001 – 69,414,394	1	69,414,394	9.7
Total:	72	$716,328,406	100.0%
Average:	$9,949,006

UNDERWRITTEN NOI DEBT SERVICE COVERAGE RATIO
Range of U/W NOI DSCRs (x)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
1.27 - 1.30	1	$6,000,000	0.8%
1.31 - 1.40	1	46,500,000	6.5
1.41 - 1.50	7	60,838,217	8.5
1.51 - 1.60	13	105,997,246	14.8
1.61 - 1.70	7	56,415,561	7.9
1.71 - 1.80	13	114,217,794	15.9
1.81 - 1.90	5	98,814,394	13.8
1.91 - 2.00	2	13,202,500	1.8
2.01 - 2.25	13	148,866,244	20.8
2.26 - 2.50	6	35,957,371	5.0
2.51 - 2.75	2	12,289,079	1.7
2.76 – 2.97	2	17,230,000	2.4
Total:	72	$716,328,406	100.0%
Weighted Average:	1.82x

UNDERWRITTEN NCF DEBT SERVICE COVERAGE RATIO
Range of U/W NCF DSCRs (x)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
1.25 - 1.30	3	$58,538,217	8.2%
1.31 - 1.40	6	50,943,289	7.1
1.41 - 1.50	17	121,000,817	16.9
1.51 - 1.60	10	110,933,259	15.5
1.61 - 1.70	13	194,992,630	27.2
1.71 - 1.80	3	31,602,500	4.4
1.81 - 1.90	2	15,750,000	2.2
1.91 - 2.00	4	41,076,244	5.7
2.01 - 2.25	10	60,786,450	8.5
2.26 - 2.75	3	22,705,000	3.2
2.76 – 2.91	1	8,000,000	1.1
Total:	72	$716,328,406	100.0%
Weighted Average:	1.66x
LOAN PURPOSE
Loan Purpose	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
Refinance	48	$536,418,832	74.9%
Acquisition	24	179,909,575	25.1
Total:	72	$716,328,406	100.0%

MORTGAGE RATE
Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
3.658 - 3.750	1	$4,070,000	0.6%
3.751 - 4.000	2	22,125,000	3.1
4.001 - 4.250	11	91,478,464	12.8
4.251 - 4.500	23	265,739,500	37.1
4.501 - 4.750	21	230,514,241	32.2
4.751 - 5.000	7	60,060,997	8.4
5.001 - 5.250	3	22,865,205	3.2
5.251 - 5.500	2	11,525,000	1.6
5.501 - 6.031	2	7,950,000	1.1
Total:	72	$716,328,406	100.0%
Weighted Average:	4.523%

UNDERWRITTEN NOI DEBT YIELD
Range of U/W NOI Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
6.7 - 8.0	2	$22,050,000	3.1%
8.1 - 9.0	7	83,320,000	11.6
9.1 - 10.0	22	182,961,025	25.5
10.1 - 11.0	14	174,406,092	24.3
11.1 - 12.0	9	69,603,235	9.7
12.1 - 13.0	8	70,531,635	9.8
13.1 - 14.0	8	104,767,341	14.6
14.1 – 18.5	2	8,689,079	1.2
Total:	72	$716,328,406	100.0%
Weighted Average:	10.8%

UNDERWRITTEN NCF DEBT YIELD
Range of U/W NCF Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
6.7 - 8.0	5	$78,450,000	11.0%
8.1 - 9.0	20	146,462,912	20.4
9.1 - 10.0	20	270,699,205	37.8
10.1 - 11.0	15	121,083,626	16.9
11.1 - 12.0	3	30,676,244	4.3
12.1 - 13.0	6	57,029,969	8.0
13.1 - 14.0	1	3,237,371	0.5
14.1 – 14.6	2	8,689,079	1.2
Total:	72	$716,328,406	100.0%
Weighted Average:	9.8%

(1)    With respect to the Pari Passu Mortgage Loans, each of which is part of a pari passu loan combination, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information takes no account of subordinate debt (whether or not secured by the related mortgaged property), if any, that is allowed under the terms of such mortgage loan. See Annex A-1 to the Free Writing Prospectus. Prepayment provisions for each mortgage loan reflects the entire life of the loan (from origination to maturity or ARD).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

14

Wells Fargo Commercial Mortgage Trust 2015-SG1	Characteristics of the Mortgage Pool

ORIGINAL TERM TO MATURITY OR ARD
Original Terms to Maturity or ARD (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
60	2	$8,670,000	1.2%
84	1	7,540,000	1.1
120	69	700,118,406	97.7
Total:	72	$716,328,406	100.0%
Weighted Average:	119 months
REMAINING TERM TO MATURITY OR ARD
Range of Remaining Terms to Maturity or ARD (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
50 - 60	2	$8,670,000	1.2%
61 - 84	1	7,540,000	1.1
85 - 120	69	700,118,406	97.7
Total:	72	$716,328,406	100.0%
Weighted Average:	118 months
ORIGINAL AMORTIZATION TERM(2)
Range of Original Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
Non-Amortizing	13	$85,490,000	11.9%
240	2	16,854,969	2.4
241 - 300	9	51,484,852	7.2
301 - 360	48	562,498,585	78.5
Total:	72	$716,328,406	100.0%
Weighted Average(3):	352 months

(2)   The original amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

(3)   Excludes the non-amortizing mortgage loans.

REMAINING AMORTIZATION TERM(4)
Range of Remaining Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
Non-Amortizing	13	$85,490,000	11.9%
236 - 240	2	16,854,969	2.4
241 - 300	9	51,484,852	7.2
301 - 360	48	562,498,585	78.5
Total:	72	$716,328,406	100.0%
Weighted Average(5):	351 months

(4)   The remaining amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

(5)   Excludes the non-amortizing mortgage loans.

LOCKBOXES
Type of Lockbox	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
Hard/Springing Cash Management	32	$363,764,379	50.8%
Springing (Without Established Account)	20	156,485,457	21.8
None	13	88,731,244	12.4
Hard/Upfront Cash Management	4	78,262,500	10.9
Soft/Springing Cash Management	3	29,084,827	4.1
Total:	72	$716,328,406	100.0%
PREPAYMENT PROVISION SUMMARY
Prepayment Provision	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
Lockout/Defeasance/Open	67	$668,908,406	93.4%
Lockout/GTR YM or 1%/ Open	3	27,350,000	3.8
Lockout/GTR YM or 1% or Defeasance/Defeasance/ Open	1	16,000,000	2.2
GTR YM or 1% / GTR YM or 1% or Defeasance / Open	1	4,070,000	0.6
Total:	72	$716,328,406	100.0%
CUT-OFF DATE LOAN-TO-VALUE RATIO
Range of Cut-off Date LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
44.5 - 50.0	2	$10,176,450	1.4%
50.1 - 55.0	5	32,601,244	4.6
55.1 - 60.0	10	57,273,581	8.0
60.1 - 65.0	19	239,662,698	33.5
65.1 - 70.0	21	208,619,443	29.1
70.1 - 75.0	14	160,994,990	22.5
75.1 – 81.4	1	7,000,000	1.0
Total:	72	$716,328,406	100.0%
Weighted Average	66.1%

BALLOON OR ARD LOAN-TO-VALUE RATIO
Range of Balloon LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
36.7 - 40.0	2	$10,176,450	1.4%
40.1 - 45.0	7	39,249,794	5.5
45.1 - 50.0	3	82,079,394	11.5
50.1 - 55.0	16	127,654,767	17.8
55.1 - 60.0	22	236,693,648	33.0
60.1 - 65.0	17	185,589,353	25.9
65.1 – 68.6	5	34,885,000	4.9
Total:	72	$716,328,406	100.0%
Weighted Average	56.4%

AMORTIZATION TYPE
Type of Amortization	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
Amortizing Balloon	36	$326,434,031	45.6%
Interest-only, Amortizing Balloon	22	299,954,375	41.9
Interest-only, Balloon	12	81,420,000	11.4
Interest-only, Amortizing ARD	1	4,450,000	0.6
Interest-only, ARD	1	4,070,000	0.6
Total:	72	$716,328,406	100.0%
ORIGINAL TERM OF INTEREST-ONLY PERIOD FOR PARTIAL IO LOANS
Range of IO Term (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
12	1	$6,400,000	0.9%
24	6	117,426,875	16.4
36	7	99,802,500	13.9
60	9	80,775,000	11.3
Total:	23	$304,404,375	42.5%
Weighted Average	37 months
SEASONING
Seasoning (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
0	26	$271,381,579	37.9%
1	16	228,022,422	31.8
2	14	113,809,517	15.9
3	10	53,916,089	7.5
4	1	8,914,365	1.2
7	3	31,764,435	4.4
8	1	4,450,000	0.6
10	1	4,070,000	0.6
Total:	72	$716,328,406	100.0%
Weighted Average	1 month

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

15

Wells Fargo Commercial Mortgage Trust 2015-SG1	Certain Terms and Conditions

V.            Certain Terms and Conditions

Interest Entitlements:	The interest entitlement of each Class of Offered Certificates on each Distribution Date generally will be the interest accrued during the related Interest Accrual Period on the related Certificate Principal Balance or Notional Amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that Class for such Distribution Date as described below. If prepayment interest shortfalls arise from voluntary prepayments (without Special Servicer consent) on particular non-specially serviced mortgage loans during any collection period, the Master Servicer is required to make a compensating interest payment to offset those shortfalls, generally up to an amount equal to the portion of its master servicing fees that accrue at one basis point per annum. The remaining amount of prepayment interest shortfalls will be allocated to reduce the interest entitlement on all Classes of Certificates (other than the Class X-A, X-B, X-E, X-F and X-G Certificates), pro rata, based on their respective amounts of accrued interest for the related Distribution Date (except with respect to the allocation among the Class A-S, B, C and PEX Certificates as described below under “Allocations and Distributions on the Class A-S, B, C and PEX Certificates”). If a Class receives less than the entirety of its interest entitlement on any Distribution Date, then the shortfall, excluding any shortfall due to prepayment interest shortfalls, will be added to its interest entitlement for the next succeeding Distribution Date. Interest entitlements on the Class E and D Certificates and the Class C and B regular interests, in that order, may be reduced by certain Trust Advisor expenses (subject to the discussion below under “Allocations and Distributions on the Class A-S, B, C and PEX Certificates”).
Principal Distribution Amount:	The Principal Distribution Amount for each Distribution Date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon that are reimbursed to the Master Servicer, the Special Servicer or the Trustee during the related collection period. Non-recoverable advances and interest thereon are reimbursable from principal collections and advances before reimbursement from other amounts. The Principal Distribution Amount may also be reduced, with a corresponding loss, to the Class E and D Certificates and the Class C, B and A-S regular interests, then to the Class A-1, A-2, A-3, A-4 and A-SB Certificates and Class A-4FX regular interest (with any losses on the Class A-1, A-2, A-3, A-4 and A-SB Certificates and Class A-4FX regular interest allocated pro rata according to their respective Certificate Principal Balances immediately prior to that Distribution Date), in that order, in connection with certain Trust Advisor expenses to the extent that interest entitlements on the Class B and C regular interests and the Class D and E Certificates are insufficient to absorb the effect of the expense on any particular Distribution Date. For a discussion on the allocation of amounts distributable in respect of the Class A-S, B and C regular interests, see “Allocations and Distributions on the Class A-S, B, C and PEX Certificates” below.
Distributions:	On each Distribution Date, funds available for distribution from the mortgage loans, net of specified trust fees, expenses and reimbursements will generally be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):
1. Class A-1, A-2, A-3, A-4, A-SB, X-A, X-B, X-E, X-F and X-G Certificates and Class A-4FX regular interest: To interest on the Class A-1, A-2, A-3, A-4, A-SB, X-A, X-B, X-E, X-F and X-G Certificates and the Class A-4FX regular interest, pro rata, according to their respective interest entitlements.
2. Class A-1, A-2, A-3, A-4 and A-SB Certificates and Class A-4FX regular interest: To principal on the Class A-1, A-2, A-3, A-4 and A-SB Certificates and the Class A-4FX regular interest in the following amounts and order of priority: (i) first, to principal on the Class A-SB Certificates, in an amount up to the Principal Distribution Amount for such Distribution Date until their Certificate Principal Balance is reduced to the Class A-SB Planned Principal Balance for such Distribution Date; (ii) second, to principal on the Class A-1 Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (iii) third, to principal on the Class A-2 Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (iv) fourth, to principal on the Class A-3 Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (v) fifth, on a pro rata basis, to principal on the Class A-4 Certificates and the Class A-4FX regular interest until their respective Certificate Principal Balances are reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; and (vi) sixth, to principal on the Class A-SB Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date. However, if the Certificate Principal Balance of each and every Class of Principal Balance Certificates, other than the Class A-1, A-2, A-3, A-4 and A-SB Certificates and the Class A-4FX regular interest, has been

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

16

Wells Fargo Commercial Mortgage Trust 2015-SG1	Certain Terms and Conditions

       reduced to zero as a result of the allocation of Mortgage Loan losses and expenses and any of the Class A-1, A-2, A-3, A-4 and A-SB Certificates and Class A-4FX regular interest remains outstanding, then the Principal Distribution Amount will be distributed on the Class A-1, A-2, A-3, A-4 and A-SB Certificates and the Class A-4FX regular interest, pro rata, based on their respective outstanding Certificate Principal Balances, until their Certificate Principal Balances have been reduced to zero.

3.    Class A-1, A-2, A-3, A-4 and A-SB Certificates and Class A-4FX regular interest: To reimburse the holders of the Class A-1, A-2, A-3, A-4 and A-SB Certificates and the Class A-4FX regular interest, pro rata, for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated in reduction of the Certificate Principal Balances of such Classes.

4.    Class A-S regular interest: To make distributions on the Class A-S regular interest as follows: (a) first, to interest on the Class A-S regular interest in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-4 and A-SB Certificates and the Class A-4FX regular interest), to principal on the Class A-S regular interest until its principal balance is reduced to zero; and (c) next, to reimburse the holders of the Class A-S regular interest for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated to that Class in reduction of its principal balance.

5.    Class B regular interest: To make distributions on the Class B regular interest as follows: (a) first, to interest on the Class B regular interest in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-4 and A-SB Certificates and the Class A-4FX and A-S regular interests), to principal on the Class B regular interest until its principal balance is reduced to zero; and (c) next, to reimburse the holders of the Class B regular interest for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated to that Class in reduction of its principal balance.

6.    Class C regular interest: To make distributions on the Class C regular interest as follows: (a) first, to interest on the Class C regular interest in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-4 and A-SB Certificates and the Class A-4FX, A-S and B regular interests), to principal on the Class C regular interest until its principal balance is reduced to zero; and (c) next, to reimburse the holders of the Class C regular interest for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated to that Class in reduction of its principal balance.

7.    Class D Certificates:  To make distributions on the Class D Certificates as follows:  (a) first, to interest on the Class D Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-4 and A-SB Certificates and the Class A-4FX, A-S, B and C regular interests), to principal on the Class D Certificates until its principal balance is reduced to zero; and (c) next, to reimburse the holders of the Class D Certificates for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated to that Class in reduction of its principal balance.

8.    After the Class A-1, A-2, A-3, A-4 and A-SB Certificates, the Class A-4FX, A-S, B and C regular interests and the Class D Certificates are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest, principal and loss reimbursement amounts (other than certain Trust Advisor expenses) on the Class E, F and G Certificates sequentially in that order in a manner analogous to the Class D Certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

17

Wells Fargo Commercial Mortgage Trust 2015-SG1	Certain Terms and Conditions

Allocations and Distributions on the Class A-S, B, C and PEX Certificates:

On the closing date, the upper-tier REMIC of the issuing entity will issue the Class A-S, Class B and Class C regular interests (each a “regular interest”) which will have outstanding principal balances on the closing date of $41,189,000, $44,771,000 and $33,130,000, respectively. The regular interests will be held in a grantor trust for the benefit of the holders of the Class A-S, B, C and PEX Certificates. The Class A-S, B, C and PEX Certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold those regular interests. Each class of the Class A-S, B and C Certificates will, at all times, represent an undivided beneficial ownership interest in a percentage of the outstanding principal balance of the regular interest with the same alphabetical class designation. The Class PEX Certificates will, at all times, represent an undivided beneficial ownership interest in the remaining percentages of the outstanding principal balances of the Class A-S, B and C regular interests and which percentage interests are referred to in this Term Sheet as the “Class PEX Component A-S”, “Class PEX Component B” and “Class PEX Component C”, respectively (collectively, the “Class PEX Components”).

Interest, principal, prepayment premiums, yield maintenance charges and voting rights that are allocated to the Class A-S, B or C regular interest will be distributed or allocated, as applicable, as between the Class A-S, B or C Certificates, as applicable, on the one hand, and Class PEX Component A-S, Class PEX Component B or Class PEX Component C, as applicable (and correspondingly, the Class PEX Certificates), on the other hand, pro rata, based on their respective percentage interests in the Class A-S, Class B or Class C regular interest, as applicable. In addition, any losses (including, without limitation, as a result of Trust Advisor expenses) that are allocated to the Class A-S, Class B or Class C regular interest will correspondingly be allocated as between the Class A-S, B or C Certificates, as applicable, on the one hand, and Class PEX Component A-S, Class PEX Component B or Class PEX Component C, as applicable (and correspondingly, the Class PEX Certificates), on the other hand, pro rata, based on their respective percentage interests in the Class A-S, Class B or Class C regular interest, as applicable. For a complete description of the allocations and distributions with respect to the Class A-S regular interest, the Class B regular interest and the Class C regular interest (and correspondingly the Class A-S, B, C and PEX Certificates and the Class PEX Component A-S, Class PEX Component B and Class PEX Component C), see “Description of the Offered Certificates” in the Free Writing Prospectus. See “Material Federal Income Tax Consequences” in the Free Writing Prospectus for a discussion of the tax treatment of the Exchangeable Certificates.

Exchanging Certificates through Combination and Recombination:	If you own Class A-S, B and C Certificates, you will be able to exchange them for a proportionate interest in the Class PEX Certificates, and vice versa, as described in the Free Writing Prospectus. You can exchange your Exchangeable Certificates by notifying the Certificate Administrator. If Exchangeable Certificates are outstanding and held by certificateholders, those certificates will receive principal and interest that would otherwise have been payable on the same proportion of certificates exchanged therefor if those certificates were outstanding and held by certificateholders. Any such allocations of principal and interest between classes of Exchangeable Certificates will have no effect on the principal or interest entitlements of any other class of certificates. The Free Writing Prospectus describes the available combinations of Exchangeable Certificates eligible for exchange.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

18

Wells Fargo Commercial Mortgage Trust 2015-SG1	Certain Terms and Conditions

Allocation of Yield Maintenance and Prepayment Premiums:	If any yield maintenance charge or prepayment premium is collected during any particular collection period with respect to any mortgage loan, then on the distribution date corresponding to that collection period, the certificate administrator will pay that yield maintenance charge or prepayment premium (net of liquidation fees payable therefrom) in the following manner: (1) to each of the Class A-1, A-2, A-3, A-4, A-SB and D Certificates and Class A-4FX, A-S, B and C regular interests, the product of (a) such yield maintenance charge or prepayment premium, (b) the related Base Interest Fraction (as defined in the Free Writing Prospectus) for such class or regular interest, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class or regular interest for that distribution date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates (other than the Class A-4FX and A-4FL Certificates and the Exchangeable Certificates) and the Class A-4FX, A-S, B and C regular interests for that distribution date, and (2) to the Class X-A Certificates, the excess, if any, of (a) the product of (i) such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, A-2, A-3, A-4, A-SB Certificates and Class A-4FX and A-S regular interests for that distribution date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates (other than the Class A-4FX and A-4FL Certificates and the Exchangeable Certificates) and the Class A-4FX, A-S, B and C regular interests for that distribution date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-1, A-2, A-3, A-4, A-SB Certificates and Class A-4FX and A-S regular interests as described above, and (3) to the Class X-B Certificates, any remaining such yield maintenance charge or prepayment premium not distributed as described above. No prepayment premiums or yield maintenance charges will be distributed to the holders of the Class X-E, X-F, X-G, E, F, G, V or R Certificates. For a description of when prepayment premiums and yield maintenance charges are generally required on the mortgage loans, see Annex A-1 to the Free Writing Prospectus. See also “Risk Factors—Prepayments and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield” in the prospectus attached to the Free Writing Prospectus. Prepayment premiums and yield maintenance charges will be distributed on each Distribution Date only to the extent they are actually received on the mortgage loans as of the related Determination Date.
Realized Losses:

The Certificate Principal Balances of the Class A-1, A-2, A-3, A-4, A-SB, D, E, F and G Certificates, and the Class A-4FX, A-S, B and C regular interests will be reduced without distribution on any Distribution Date as a write-off to the extent of any losses realized on the mortgage loans allocated to such Class or regular interest on such Distribution Date. Such losses (other than certain Trust Advisor expenses) will be applied in the following order, in each case until the related Certificate Principal Balance is reduced to zero: first, to Class G; second, to Class F; third, to Class E; fourth, to Class D; fifth, to the Class C regular interest; sixth, to the Class B regular interest; seventh, to the Class A-S regular interest; and, finally, pro rata, to Classes A-1, A-2, A-3, A-4 and A-SB Certificates and the Class A-4FX regular interest based on their outstanding Certificate Principal Balances. Certain Trust Advisor expenses (if not absorbed by reductions of interest entitlements on the Class E and D Certificates and the Class C and B regular interests) will be applied as write-offs in a similar manner, except that such write-offs will be applied only to the Class E and D Certificates, the Class C, B and A-S regular interests, and the Class A-1, A-2, A-3, A-4 and A-SB Certificates and the Class A-4FX regular interest (with any write-offs on the Class A-1, A-2, A-3, A-4 and A-SB Certificates and the Class A-4FX regular interest to be allocated pro rata according to their respective Certificate Principal Balances immediately prior to that Distribution Date), in that order. Any realized losses allocated to the Class A-S, B and C regular interests will, in turn, be allocated to the Class A-S, B, C and PEX Certificates as described above in “Allocations and Distributions on the Class A-S, B, C and PEX Certificates”.

The notional amount of the Class X-A Certificates will be reduced by the amount of all losses that are allocated to the Class A-1, A-2, A-3, A-4 or A-SB Certificates or the Class A-4FX or A-S regular interests as write-offs in reduction of their Certificate Principal Balances. The notional amount of the Class X-B Certificates will be reduced by the amount of all losses that are allocated to the Class B and C regular interests as write-offs in reduction of their Certificate Principal Balances. The notional amount of the Class X-E Certificates will be reduced by the amount of all losses that are allocated to the Class E Certificates as write-offs in reduction of its Certificate Principal Balance. The notional amount of the Class X-F Certificates will be reduced by the amount of all losses that are allocated to the Class F Certificates as write-offs in reduction of its Certificate Principal Balance. The notional amount of the Class X-G Certificates will be reduced by the amount of all losses that are allocated to the Class G Certificates as write-offs in reduction of its Certificate Principal Balance.

Debt Service Advances:	The Master Servicer or, if the Master Servicer fails to do so, the Trustee, will be obligated to advance delinquent debt service payments (other than balloon payments and default interest) and assumed debt service payments on the mortgage loans (including each pari passu mortgage loan but not its related pari passu companion loans), except to the extent any such advance is deemed non-recoverable from collections on the related mortgage loan. In addition, if an Appraisal

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

19

Wells Fargo Commercial Mortgage Trust 2015-SG1	Certain Terms and Conditions

Reduction Amount exists for a given mortgage loan, the interest portion of any debt service advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Certificates in reverse alphabetical order of their Class designations (except that interest payments on the Class A-1, A-2, A-3, A-4, A-SB, X-A, X-B, X-E, X-F and X-G Certificates and the Class A-4FX regular interest would be affected on a pari passu basis).
Servicing Advances:

The Master Servicer or, if the Master Servicer fails to do so, the Trustee, will be obligated to make servicing advances with respect to each mortgage loan it services, including the payment of delinquent property taxes, insurance premiums and ground rent, except to the extent that those advances are deemed non-recoverable from collections on the related mortgage loan. The Master Servicer will have the primary obligation to make any servicing advances with respect to the Patrick Henry Mall loan combination. The master servicer under the WFCM 2015-NXS1 securitization will have the primary obligation to make any servicing advances with respect to the Patriots Park loan combination.

Appraisal Reduction Amounts:

An Appraisal Reduction Amount generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Free Writing Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan.

A mortgage loan will cease to be a required appraisal loan when the same has ceased to be a specially serviced mortgage loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such mortgage loan to be a required appraisal loan.

Appraisal Reduction Amounts will affect the amount of debt service advances on the related mortgage loan. Appraisal Reduction Amounts will also be taken into account in the determination of the identity of the Class whose majority constitutes the “majority subordinate certificateholder” and is entitled to appoint the subordinate class representative.

Clean-Up Call and Exchange Termination:

On each Distribution Date occurring after the aggregate unpaid principal balance of the mortgage loans is reduced below 1% of the initial aggregate principal balance of the mortgage loans as of the Cut-off Date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and the trust’s interest in all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Free Writing Prospectus. Exercise of the option will terminate the trust and retire the then-outstanding certificates.

If the aggregate Certificate Principal Balances of each of the Class A-1, A-2, A-3, A-4, A-SB, PEX and D Certificates and the Class A-4FX, A-S, B and C regular interests have been reduced to zero, the trust may also be terminated in connection with an exchange of all the then-outstanding certificates, for the mortgage loans and REO properties then remaining in the issuing entity, but all of the holders of those Classes of outstanding certificates would have to voluntarily participate in the exchange.

Liquidation Loan Waterfall:

Following the liquidation of any loan or property, the net liquidation proceeds generally will be applied (after reimbursement of advances and certain trust fund expenses), first, as a recovery of accrued interest, other than delinquent interest that was not advanced as a result of Appraisal Reduction Amounts, second, as a recovery of principal until all principal has been recovered, and then as a recovery of delinquent interest that was not advanced as a result of Appraisal Reduction Amounts. Please see “Description of the Offered Certificates—Distributions—Application of Mortgage Loan Collections” in the Free Writing Prospectus.

Majority Subordinate Certificateholder and Subordinate Class Representative:	A subordinate class representative may be appointed by the “majority subordinate certificate-holder”, which will be the holder(s) of a majority of: (a) during a “subordinate control period”, the most subordinate class among the Class F and G Certificates that has a Certificate Principal Balance, as notionally reduced by any Appraisal Reduction Amounts allocable to that class, that is at least equal to 25% of its total initial principal balance and (b) during a “collective consultation period”, the most subordinate class among the Class F and G Certificates that has a total principal balance, without regard to Appraisal Reduction Amounts, that is at least equal to 25% of its initial Certificate Principal Balance. The majority subordinate certificateholder will have a continuing right to appoint, remove or replace the subordinate class representative in its sole discretion. This right may be exercised at any time and from time to time. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative” in the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

20

Wells Fargo Commercial Mortgage Trust 2015-SG1	Certain Terms and Conditions

Control and Consultation:

The rights of various parties to replace the Special Servicer and approve or consult with respect to major actions of the Special Servicer will vary according to defined periods. A “subordinate control period” will exist as long as the Class F Certificates have a Certificate Principal Balance, net of any Appraisal Reduction Amounts allocable to that class, that is not less than 25% of the initial principal balance of that class (unless a senior consultation period is deemed to occur generally or with respect to a particular mortgage loan, pursuant to clause (ii) of the definition of “senior consultation period”). In general, during a subordinate control period, (i) the subordinate class representative will be entitled to grant or withhold approval of asset status reports prepared, and material servicing actions proposed, by the Special Servicer, and (ii) the majority subordinate certificateholder, or the subordinate class representative on its behalf, will be entitled to terminate and replace the Special Servicer with or without cause, and appoint itself or another person as the successor special servicer (other than with respect to the Patriots Park loan combination). It will be a condition to such appointment that Fitch, Moody’s and Morningstar confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of certificates. A “collective consultation period” will exist as long as the Class F Certificates have a Certificate Principal Balance that both (i) as notionally reduced by any Appraisal Reduction Amounts allocable to that class, is less than 25% of its initial principal balance and (ii) without regard to any Appraisal Reduction Amounts allocable to that class, is 25% or more of its initial Certificate Principal Balance (unless a senior consultation period is deemed to occur generally or with respect to a particular mortgage loan, pursuant to clause (ii) of the definition of “senior consultation period”). In general, during a collective consultation period, the Special Servicer will be required to consult with the Trust Advisor (in addition to the subordinate class representative, during a collective consultation period) in connection with asset status reports and material special servicing actions. A “senior consultation period” will exist as long as either (i) the Class F certificates have an aggregate principal balance, without regard to any Appraisal Reduction Amounts allocable to that class, that is less than 25% of its initial principal balance or (ii) during such time as the Class F certificates are the most subordinate class of control-eligible certificates that have a then outstanding principal balance, net of Appraisal Reduction Amounts, at least equal to 25% of its initial principal balance, the then-majority subordinate certificateholder has irrevocably waived its right to appoint a subordinate class representative and to exercise any of the rights of the majority subordinate certificateholder or cause the exercise of the rights of the subordinate class representative and such rights have not been reinstated to a successor majority subordinate certificateholder as set forth in the pooling and servicing agreement. In general, during a senior consultation period, the Special Servicer must seek to consult with the Trust Advisor in connection with asset status reports and material special servicing actions, and, in general, no subordinate class representative will be recognized or have any right to terminate the Special Servicer or approve, direct or consult with respect to servicing matters. With respect to the Patrick Henry Mall loan combination, the rights of the subordinate class representative described above will be subject to the consultation rights of the holder of the related pari passu companion loan described under “Loan Combinations” below.

Notwithstanding any contrary description set forth above, with respect to the Patrick Henry Mall mortgage loan, (a) the holder of the pari passu companion loan in the related loan combination (including any subordinate class representative or special servicer under any securitization of such pari passu companion loan) will have consultation rights with respect to asset status reports and material special servicing actions involving the related loan combination, as provided for in the related intercreditor agreement and as described in the Free Writing Prospectus, and those rights will be in addition to the rights of the subordinate class representative in this transaction described above; and (b) the existence of a subordinate control period, collective consultation period or senior consultation period under the WFCM 2015-SG1 pooling and servicing agreement will not limit the consultation rights of the holder of the related pari passu companion loan.

Notwithstanding any contrary description set forth above, with respect to the Patriots Park mortgage loan, in general the related loan combination will be serviced under the WFCM 2015-NXS1 pooling and servicing agreement which grants to the related subordinate class representative control rights that include the right to approve or disapprove various material servicing actions involving the related loan combination but the subordinate class representative for this securitization will nonetheless have the right to be consulted on a non-binding basis with respect to such actions. For purposes of the servicing of the Patriots Park loan combination, the occurrence and continuance of a collective consultation period or senior consultation period with respect to the subordinate class representative under this securitization will not limit the control or other rights of the subordinate class representative under the WFCM 2015-NXS1 securitization, but any collective consultation period or senior consultation period under the WFCM 2015-NXS1 securitization will operate to prevent the exercise of the consultation rights of the subordinate class representative. In general, loan combination control rights also include the right, in certain circumstances, to direct the replacement of the applicable special servicer for the related loan combination only.

Notwithstanding any contrary description set forth above, in the event that, with respect to any

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

21

Wells Fargo Commercial Mortgage Trust 2015-SG1	Certain Terms and Conditions

mortgage loan, the majority subordinate certificateholder or the subordinate class representative is a borrower, a manager of a related mortgaged property, an affiliate of any borrower or manager of a related mortgaged property, or an agent, principal, partner, member, joint venturer, limited partner, employee, representative, director, trustee, advisor or investor in or of a borrower, a manager of the related mortgaged property or an affiliate of any borrower, the majority subordinate certificateholder and the subordinate class representative will have no right to receive asset status reports, to grant or withhold approval of, or consult with respect to, asset status reports prepared, and material servicing actions proposed, by the Special Servicer, with respect to such mortgage loan.

Replacement of Special Servicer by General Vote of Certificateholders:	During any “collective consultation period” or “senior consultation period”, the Special Servicer may be terminated and replaced upon the affirmative direction of certificate owners holding not less than 75% of the appraisal-reduced voting rights of all certificates, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all certificates. The certificateholders who initiate a vote on a termination and replacement of the Special Servicer without cause must cause Fitch, Moody’s and Morningstar to confirm the then-current ratings of the certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement.
Appraisal Remedy:

Solely for purposes of determining whether a “subordinate control period” is in effect, whenever the Special Servicer obtains an appraisal or updated appraisal under the pooling and servicing agreement, the subordinate class representative, with respect to the mortgage loans serviced by the Special Servicer will have the right (at its expense) to direct the Special Servicer to hire a qualified appraiser to prepare a second appraisal of the mortgaged property. The Special Servicer must thereafter determine whether, based on its assessment of such second appraisal, any recalculation of the Appraisal Reduction Amount is warranted. The Appraisal Reduction Amount, whether based on the first or the second appraisal, will become effective following the second appraisal, except that the Appraisal Reduction Amount based on the first appraisal shall become effective if the subordinate class representative declines to demand a second appraisal within a specified number of business days, or if a second appraisal is not received within 90 days after the direction of the subordinate class representative. In addition, for the same purposes, if there is a material change in the mortgaged property securing any mortgage loan for which an Appraisal Reduction Amount has been calculated, the majority certificateholder of the Class F or G Certificates or other designated certificateholders will be entitled (at its expense) to present an additional appraisal to the Special Servicer, which will generally be required to recalculate the Appraisal Reduction Amount based upon such additional appraisal. This latter right may not be exercised more frequently than once in any 12-month period for each mortgage loan for which an Appraisal Reduction Amount was calculated and can only be exercised during a subordinate control period or a collective consultation period as further described in the Free Writing Prospectus.

Sale of Defaulted Assets:

There will be no “fair value” purchase option. Instead, the pooling and servicing agreement will authorize the Special Servicer to sell defaulted mortgage loans serviced by the Special Servicer to the highest bidder in a manner generally similar to sales of REO properties. The sale of a defaulted loan (other than the Patriots Park mortgage loan) for less than par plus accrued interest and certain other fees and expenses owed on the loan will be subject to consent or consultation rights of the subordinate class representative and/or Trust Advisor and, in the case of the Patrick Henry Mall mortgage loan, consultation rights of the holder of the related pari passu companion loan, as described in the Free Writing Prospectus.

In the case of the Patriots Park mortgage loan, pursuant to the related intercreditor agreement and the WFCM 2015-NXS1 pooling and servicing agreement, the WFCM 2015-NXS1 special servicer may offer to sell to any person (or may offer to purchase) for cash the related loan combination during such time as the related pari passu companion loan constitutes a defaulted mortgage loan under the WFCM 2015-NXS1 pooling and servicing agreement, and, in connection with any such sale, the WFCM 2015-NXS1 special servicer is required to sell both the applicable mortgage loan and the related pari passu companion loan as a whole loan. The subordinate class representative for this securitization will have consultation rights as the holder of an interest in the related pari passu mortgage loan, as described in the Free Writing Prospectus

“As-Is” Appraisals:

Appraisals must be conducted on an “as-is” basis, and must be no more than 9 months old, for purposes of determining Appraisal Reduction Amounts, market value in connection with REO sales, etc. Required appraisals may consist of updates of prior appraisals. Internal valuations by the Special Servicer are permitted if the principal balance of a mortgage loan is less than $2,000,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

22

Wells Fargo Commercial Mortgage Trust 2015-SG1	Certain Terms and Conditions

Trust Advisor:

The Trust Advisor will perform certain review duties that will generally include a limited annual review of and report regarding the Special Servicer to the Certificate Administrator.  The review and report generally will be based on: (a) during a collective consultation period or senior consultation period, any asset status reports and additional information delivered to the Trust Advisor by the Special Servicer with respect to any mortgage loan serviced by the Special Servicer, and/or (b) during a senior consultation period, in addition to the applicable information described above, a meeting with the Special Servicer to conduct a limited review of the Special Servicer’s operational practices on a platform-level basis in light of the servicing standard. In addition, during any collective consultation period or senior consultation period, the Special Servicer must seek to consult with the Trust Advisor (in addition to the subordinate class representative during a collective consultation period) in connection with material special servicing actions with respect to specially serviced mortgage loans serviced by the Special Servicer. Furthermore, under certain circumstances, but only during a senior consultation period, the Trust Advisor may recommend the replacement of the Special Servicer, in which case the Certificate Administrator will deliver notice of such recommendation to the certificateholders, and certificateholders with specified percentages of the voting rights may direct the replacement of the Special Servicer at their expense.

The Trust Advisor may be removed and replaced without cause upon the affirmative direction of certificates owners holding not less than 75% of the appraisal-reduced voting rights of all certificates, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all certificates. The certificateholders who initiate a vote on a termination and replacement of the Trust Advisor without cause must cause Fitch, Moody’s and Morningstar to confirm the then-current ratings of the certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement. During any “subordinate control period”, the proposed replacement trust advisor will be subject to the subordinate class representative’s consent (such consent not to be unreasonably withheld). If a proposed termination and replacement of the Trust Advisor is not consummated within 180 days following the initial request of the certificateholders who requested a vote, the proposed termination and replacement shall have no further force or effect. The Trust Advisor generally may be discharged from its duties if and when the Class A-1, A-2, A-3, A-4, A-4FL, A-4FX, A-SB, A-S, B, C, PEX, D, and E Certificates are retired.

Certain Fee Offsets:	If a workout fee is earned by the Special Servicer following a loan default with respect to any mortgage loan that it services, then certain limitations will apply to the collection and retention of a modification fee from the borrower. The modification fee generally must not exceed 1% of the principal balance of the loan as modified. In addition, if the loan re-defaults within a specified period of months and other conditions are satisfied, any subsequent workout or liquidation fee on that loan must be reduced by a portion of the previously-collected modification fee. Furthermore, workout fees, liquidation fees and modification fees collected with respect to any workout, liquidation and/or partial liquidation of a mortgage loan or loan combination that is serviced by the Special Servicer will be subject to an aggregate cap equal to the greater of (i) $1,000,000 and (ii) 1.00% of the stated principal balance of the subject mortgage loan or loan combination.
Deal Website:	The Certificate Administrator will be required to maintain a deal website which will include, among other items: (a) summaries of asset status reports prepared by the Special Servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Free Writing Prospectus, (e) the “Investor Q&A Forum” and (f) a voluntary “Investor Registry”. Investors may access the deal website following execution of a certification and confidentiality agreement.
Initial Majority Subordinate Certificateholder:	It is expected that RREF II CMBS AIV, LP or another affiliate of Rialto Capital Advisors, LLC will be the initial majority subordinate certificateholder.
Loan Combinations:

Each of the mortgaged properties identified on Annex A-1 to the Free Writing Prospectus as Patrick Henry Mall and Patriots Park, secures both a mortgage loan to be included in the trust fund and one or more other mortgage loans that will not be included in the trust fund, which will be pari passu in right of payment with the trust mortgage loan. The Patrick Henry Mall loan combination will be principally serviced under the pooling and servicing agreement. The Patriots Park loan combination will be principally serviced under the pooling and servicing agreement for the WFCM 2015-NXS1 securitization.

As of the closing date, the pari passu companion loans in such loan combinations will be held by the parties identified above under “IV. Characteristics of the Mortgage Pool—B. Summary of Pari Passu Loan Combinations”.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

23

(THIS PAGE INTENTIONALLY LEFT BLANK)

24

PATRICK HENRY MALL

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

25

PATRICK HENRY MALL

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26

PATRICK HENRY MALL

Richmond 50 miles
64
Yorktown Naval Weapons Station
Busch Gardens
60
17
Gloucester Point
York River
Chesapeake Bay
238
Yorktown
Lackey
Colonial National Historic Park
JAMES CITY COUNTY
AMTRAK
Newport News Golf Club at Deer Run
105
Newport News Park
17
YORK COUNTY
Poquoson River
G.W. Mem. Hwy
60
173
North Newport News
Newport News/ Williamsburg Intl. Airport
Felker Army Air Field
143
Newport Crossings Shopping Ctr.
Kiln Creek Golf Course
Victory Blvd
171
Poquoson
Fort Eustis Military Reservation
Victory Crossing Shopping Ctr.
134
Hampton Hwy
172
Back River
NASA Langley Research Center
Langley Air Force Base
Patrick Henry Mall
12300 Jefferson Avenue
Newport News, VA 23602
Warwick Blvd
64
Riverview Farm Park
City Ctr. at Oyster Point
Port Warwick
17
Central Newport News
The Hamptons Golf Course
Christopher Newport Univ.
Riverside Hospital
Jefferson Ave
AMTRAK
Sandy Bottom Nature Park
James River Country Club
Hampton
James River
The Mariners' Museum
Todds Ln
Peninsula Town Ctr.
W. Mercury Blvd
258
Hampton Roads Convention Ctr.
60
60
Newmarket Plaza
258
Hampton Coliseum
64
17
351
Fort Monroe National Monument
664
Hampton University
NEWPORT NEWS AMTRAK
Victoria Blvd
ISLE OF WIGHT COUNTY
Newport News
17
Hampton Roads Beltway
258
HAMPTON ROADS BRIDGE TUNNEL
James River Bridge
26th St
60
16th St
Norfolk Intl. Airport 12 miles
Monitor-Merrimac Overlook
Victory Arch
Hampton Roads
Norfolk Naval Air Station
Bartlett
337
Monitor-Merrimac Bridge-Tunnel
17
NORFOLK
Tidewater Community College
Craney Island US Naval Reservation
Cedar Point Golf Club
664
Suffolk
Old Dominion University
WEST VIRGINIA
BALTIMORE
WASHINGTON DC
MARYLAND
Chesapeake Bay
VIRGINIA
RICHMOND
Newport News
Hampton
NORFOLK
VIRGINIA BEACH
Portsmouth
Chesapeake
Atlantic Ocean
NORTH CAROLINA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

27

No. 1 – Patrick Henry Mall

Loan Information	Property Information
Mortgage Loan Seller:	Liberty Island Group I LLC / Société Générale	Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/Morningstar):	NR/NR/NR	Property Type:	Retail
Original Principal Balance(1):	$69,500,000	Specific Property Type:	Regional Mall
Cut-off Date Principal Balance(1):	$69,414,394	Location:	Newport News, VA
% of Initial Pool Balance:	9.7%	Size:	432,401 SF
Loan Purpose:	Refinance	Cut-off Date Principal Balance Per SF(1):	$222.20
Borrower Name:	PR Patrick Henry LLC	Year Built/Renovated:	1988/2005
Sponsor:	PREIT Associates, L.P.	Title Vesting:	Fee
Mortgage Rate:	4.352%	Property Manager:	Self-managed
Note Date:	June 30, 2015	3rd Most Recent Occupancy (As of):	97.8% (12/31/2012)
Anticipated Repayment Date:	NAP	2nd Most Recent Occupancy (As of):	96.5% (12/31/2013)
Maturity Date:	July 5, 2025	Most Recent Occupancy (As of):	97.4% (12/31/2014)
IO Period:	None	Current Occupancy (As of):	91.1% (4/30/2015)
Loan Term (Original):	120 months
Seasoning:	1 month	Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon	3rd Most Recent NOI (As of):	$10,666,262 (12/31/2013)
Interest Accrual Method:	Actual/360	2nd Most Recent NOI (As of):	$11,139,912 (12/31/2014)
Call Protection:	L(25),D(91),O(4)	Most Recent NOI (As of):	$11,123,707 (TTM 4/30/2015)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(1):	Yes	U/W Revenues:	$16,870,516
Additional Debt Type(1):	Pari Passu	U/W Expenses:	$6,342,794
U/W NOI:	$10,527,722
U/W NCF:	$9,524,644
U/W NOI DSCR(1):	1.83x
U/W NCF DSCR(1):	1.66x
Escrows and Reserves(2):	U/W NOI Debt Yield(1):	11.0%
U/W NCF Debt Yield(1):	9.9%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$155,000,000
Taxes	$0	Springing	NAP	As-Is Appraisal Valuation Date:	April 24, 2015
Insurance	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	62.0%
Replacement Reserves	$0	Springing	NAP	LTV Ratio at Maturity or ARD(1):	49.9%

(1)	The Patrick Henry Mall Loan Combination, totaling $96,200,000, is comprised of three pari passu notes (Note A-1, Note A-2, and Note A-3). Notes A-1 and A-2 had a combined original principal balance of $69,500,000, have a combined outstanding principal balance as of the Cut-Off Date of $69,414,394 and will be contributed to the WFCM 2015-SG1 Trust. Note A-3 had an original principal balance of $26,700,000, is currently held by Société Générale and is expected to be contributed to a future trust or trusts. All statistical financial information related to the balances per SF, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Patrick Henry Mall Loan Combination.
(2)	See “Escrows” section.

The Mortgage Loan. The mortgage loan is part of a loan combination (the “Patrick Henry Mall Loan Combination”) that is evidenced by three promissory notes that are secured by a first mortgage encumbering a regional mall located in Newport News, Virginia (the “Patrick Henry Mall Property”). The Patrick Henry Mall Loan Combination was co-originated on June 30, 2015 by Prudential Mortgage Capital Company and Société Générale. The Patrick Henry Mall Loan Combination had an original principal balance of $96,200,000, has an outstanding principal balance as of the Cut-off Date of $96,081,507 and accrues interest at an interest rate of 4.352% per annum. The Patrick Henry Mall Loan Combination had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule. The Patrick Henry Mall Loan Combination matures on July 5, 2025.

Note A-1 and Note A-2, which will be contributed to the WFCM 2015-SG1 securitization, had an aggregate original principal balance of $69,500,000, have an aggregate outstanding balance as of the Cut-Off Date of $69,414,394 and collectively represent the controlling interest in the Patrick Henry Mall Loan Combination. Note A-3 (the “Patrick Henry Mall Companion Loan”), which is currently held by Société Générale and is expected to be contributed to a future trust or trusts, had an aggregate original principal balance of $26,700,000 and represents a non-controlling interest in the Patrick Henry Mall Loan Combination. See “Description of the Mortgage Pool—Loan Combinations—The Patrick Henry Mall Loan Combination” and “Servicing of the Mortgage Loans and Administration of the Trust Fund” in the Free Writing Prospectus. The lender provides no assurances that Note A-3 will not be split further.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

28

PATRICK HENRY MALL

Following the lockout period, the borrower has the right to defease the Patrick Henry Mall Loan Combination in whole, but not in part, on any date before April 5, 2025. In addition, the Patrick Henry Mall Loan Combination is prepayable without penalty on or after April 5, 2025.

Sources and Uses

Sources			Uses
Original loan combination amount	$96,200,000	100.0%	Loan payoff(1)	$85,025,854	88.4%
			Closing costs	1,028,993	1.1
			Return of equity	10,145,153	10.5
Total Sources	$96,200,000	100.0%	Total Uses	$96,200,000	100.0%
(1)	The Patrick Henry Mall Loan Combination is refinancing an existing Prudential balance sheet loan.

The Property. The Patrick Henry Mall Property is a single-story regional mall located in Newport News, Virginia, approximately 65.8 miles southeast of Richmond, Virginia. The Patrick Henry Mall Property contains approximately 716,558 square feet of retail space, of which 432,401 square feet (the “Patrick Henry Mall Mortgaged Property”) serve as collateral for the Patrick Henry Mall Loan Combination. Built in 1988, the Patrick Henry Mall Property is comprised of two buildings situated on a 46.8-acre parcel. The Patrick Henry Mall Property is anchored by Dillard’s (not part of the collateral), Macy’s (not part of the collateral), Dick’s Sporting Goods, and J.C. Penney along with a variety of national retailers such as Forever 21, Old Navy Clothing Co., Victoria’s Secret, Express, Pandora, and Foot Locker. The Patrick Henry Mall Property underwent a $28.9 million renovation in 2005, which included $20.6 million in structural expansions, along with $5.5 million in tenant improvements. Based on the original acquisition price of $104.9 million along with the 2005 renovation and other capital improvements, the borrower will have 30.3% cash equity ahead of the Patrick Henry Mall Loan Combination based on a total cost basis of $137.8 million. As of March 31, 2015, tenants occupying 10,000 square feet or less had trailing 12-month in-line sales of $405 per square foot with an average occupancy cost of 14.5%. The Patrick Henry Mall Property contains 3,243 surface parking spaces, resulting in a parking ratio of 4.5 spaces per 1,000 square feet of rentable area. As of April 30, 2015, the Patrick Henry Mall Mortgaged Property was 91.1% occupied by 102 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

29

PATRICK HENRY MALL

The following table presents certain information relating to the tenancy at the Patrick Henry Mall Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date

Anchor Tenants – Not Part of Collateral
Dillard’s(4)	BBB-/Baa3/BBB-	144,157	ANCHOR OWNED – NOT PART OF COLLATERAL
Macy’s	BBB+/Baa2/BBB+	140,000	ANCHOR OWNED – NOT PART OF COLLATERAL

Anchor Tenant - Collateral
Dick’s Sporting Goods	NR/NR/NR	50,250	11.6%	$12.44	$625,000	6.2%	NAV	NAV	1/31/2022(5)
J.C. Penney	CCC/Caa1/CCC+	85,212	19.7%	$5.50	$468,666	4.6%	$138	4.9%	10/31/2020(6)
Total Anchor Tenants - Collateral		135,462	31.3%	$8.07	$1,093,666	10.8%

Major Tenants - Collateral
Forever 21	NR/NR/NR	21,017	4.9%	$17.67	$371,370	3.7%	$142	12.5%	10/31/2022
Old Navy Clothing Co.	BBB-/Baa3/BBB-	16,741	3.9%	$20.25	$339,005	3.3%	$294	6.9%	2/28/2017
Bailey’s Pub & Grille	NR/NR/NR	8,265	1.9%	$25.85	$213,642	2.1%	NAV	NAV	1/31/2021
Red Robin	NR/NR/NR	7,854	1.8%	$15.41	$121,030	1.2%	NAV	NAV	12/31/2020
Total Major Tenants - Collateral		53,877	12.5%	$19.40	$1,045,048	10.3%

Non-Major Tenants - Collateral		204,672	47.3%	$39.03	$7,987,907	78.9%

Occupied Collateral Total		394,011	91.1%	$25.70	$10,126,621	100.0%

Vacant Space		38,390	8.9%

Collateral Total		432,401	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through July 2016, totaling $118,986.
(3)	Some tenants at the Patrick Henry Mall Property are not required to report sales and in such cases, Sales PSF and Occupancy Costs are not available. Sales PSF and Occupancy Cost are for the trailing 12-month period ending March 31, 2015.
(4)	Dillard’s owns their store and parcel, and does not make rental payments, however, they do contribute common area maintenance payments.
(5)	Dick’s Sporting Goods has three, five-year renewal options.
(6)	J.C. Penney has six, five-year renewal options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30

PATRICK HENRY MALL

The following table presents certain information relating to the historical sales and occupancy costs at the Patrick Henry Mall Mortgaged Property:

Historical Sales (PSF) and Occupancy Costs(1)(2)(3)

Tenant Name	2011	2012	2013	2014	TTM 3/31/2015	TTM 3/31/2015 Occupancy Cost
J.C. Penney	$190	$185	$185	$138	$138	5.3%
Forever 21	$280(4)	$111(4)	$149	$141	$142	12.2%
Old Navy Clothing Company	$294	$313	$309	$298	$294	6.9%
Express	$253	$223	$229	$213	$216	21.9%
The Gap	$198	$200	$193	$156	$149	11.7%
Charlotte Russe	$149	$145	$156	$170	$174	11.7%
Victoria’s Secret	$500	$491	$545	$571	$582	8.2%
The Shoe Department	$157	$167	$168	$163	$165	18.2%
New York & Company	$245	$242	$242	$243	$247	23.8%
Finish Line	$358	$412	$410	$435	$434	15.2%
Bath & Body Works	$581	$600	$628	$627	$639	7.9%
Champs Sports	$267	$340	$455	$478	$464	14.5%
Cotton On	$50(5)	$198	$211	$218	$214	20.1%
LensCrafters	$544	$524	$530	$518	$511	12.3%
Fye	$214	$181	$220	$216	$215	8.0%
DTLR	$601	$522	$548	$485	$519	12.2%
Foot Locker	$509	$536	$413	$560	$592	11.1%

Total In-Line (<10 000 square feet)	$382	$389	$392	$386	$405	14.5%
Total In-Line Occupancy Costs	14.5%	14.4%	14.4%	15.0%	14.5%
(1)	Historical Sales (PSF) and Occupancy Costs were provided by the borrower.
(2)	Historical Sales (PSF) are based on lease net rentable square footage during each given period as some tenants listed may have expanded or reduced their lease net rentable square footage during such given period.
(3)	The Historical Sales and Occupancy Costs reflect those tenants who reported sales during the given periods.
(4)	Forever 21 expanded from 6,722 square feet to 21,017 square feet in 2012.
(5)	Represents partial year sales due to Cotton On’s lease beginning in September 2011.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

31

PATRICK HENRY MALL

The following table presents certain information relating to the lease rollover schedule at the Patrick Henry Mall Mortgaged Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	3	2,544	0.6%	2,544	0.6%	$229,219	$90.10
2015	5	9,958	2.3%	12,502	2.9%	$416,430	$41.82
2016	17	54,526	12.6%	67,028	15.5%	$1,983,389	$36.38
2017	20	51,565	11.9%	118,593	27.4%	$1,612,806	$31.28
2018	12	20,396	4.7%	138,989	32.1%	$940,902	$46.13
2019	14	22,647	5.2%	161,636	37.4%	$957,771	$42.29
2020	10	106,325	24.6%	267,961	62.0%	$1,149,372	$10.81
2021	4	18,109	4.2%	286,070	66.2%	$552,991	$30.54
2022	7	81,967	19.0%	368,037	85.1%	$1,558,908	$19.02
2023	2	2,146	0.5%	370,183	85.6%	$99,117	$46.19
2024	7	20,614	4.8%	390,797	90.4%	$560,150	$27.17
2025	1	3,214	0.7%	394,011	91.1%	$65,566	$20.40
Thereafter	0	0	0.0%	394,011	91.1%	$0	$0.00
Vacant	0	38,390	8.9%	432,401	100.0%	$0	$0.00
Total/Weighted Average	102	432,401	100.0%			$10,126,621	$25.70
(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Patrick Henry Mall Mortgaged Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	4/30/2015(2)

97.8%(3)	96.5%(3)	97.4%(3)	91.1%(3)
(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.
(3)	The Patrick Henry Mall Property’s historical occupancy (inclusive of Macy’s and Dillard’s; not part of the collateral) was 98.7% for 2012, 97.9% for 2013, and 98.4% for 2014. The current occupancy inclusive of non-owned anchors is 94.6%.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Patrick Henry Mall Mortgaged Property:

Cash Flow Analysis

	2013	2014	TTM 4/30/2015	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$9,835,155	$10,081,712	$10,124,465	$10,126,621(1)	60.0%	$23.42
Grossed Up Vacant Space	0	0	0	1,557,166	9.2	3.60
Percentage Rent	498,222	459,048	494,219	361,568	2.1	0.84
Total Reimbursables	4,428,697	4,896,837	4,928,111	5,063,246	30.0	11.71
Other Income	1,526,971	1,451,412	1,402,693	1,402,693	8.3	3.24
Less Vacancy & Credit Loss	(47,685)	(61,223)	(83,611)	(1,640,777)(2)	(9.7)	(3.79)
Effective Gross Income	$16,241,360	$16,827,786	$16,865,877	$16,870,516	100.0%	$39.02

Total Operating Expenses	$5,575,097	$5,687,874	$5,742,170	$6,342,794	37.6%	$14.67

Net Operating Income	$10,666,262	$11,139,912	$11,123,707	$10,527,722	62.4%	$24.35
TI/LC	0	0	0	709,328	4.2	1.64
Capital Expenditures	0	0	0	293,750	1.7	0.68
Net Cash Flow	$10,666,262	$11,139,912	$11,123,707	$9,524,644	56.5%	$22.03

NOI DSCR(3)	1.86x	1.94x	1.94x	1.83x
NCF DSCR(3)	1.86x	1.94x	1.94x	1.66x
NOI DY(3)	11.1%	11.6%	11.6%	11.0%
NCF DY(3)	11.1%	11.6%	11.6%	9.9%
(1)	U/W base Rent includes contractual rent steps through July 2016, totaling $118,986.
(2)	The underwritten economic vacancy is 13.3%. The Patrick Henry Mall Mortgaged Property was 91.1% physically occupied as of April 30, 2015.
(3)	The debt service coverage ratios and debt yields are based on the Patrick Henry Mall Loan Combination.

Appraisal. As of the appraisal valuation date of April 24, 2015, the Patrick Henry Mall Mortgaged Property had an “as-is” appraised value of $155,000,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

32

PATRICK HENRY MALL

Environmental Matters. According to the Phase I environmental site assessment dated May 8, 2015, there was no evidence of any recognized environmental conditions at the Patrick Henry Mall Mortgaged Property.

Market Overview and Competition. The Patrick Henry Mall Property is located in Newport News, Virginia and is part of the Virginia Beach-Norfolk-Newport News metropolitan statistical area that is also referred to as Hampton Roads. As of 2014, Newport News was the fifth most populous city in Virginia with many local residents working in the government sector (including those employed by Newport News Shipbuilding, a joint U.S. Air Force – U.S. Army installation at Joint Base Langley–Eustis along with other military bases and suppliers). Newport News also serves as a junction between railroads from Richmond, Virginia and the Atlantic Ocean with the Newport News Marine Terminals located at the east end of the city. The city’s economy is very connected to the military and the location on the harbor and along James River facilitates a large boating industry, taking advantage of several miles of waterfront. As of 2015, the estimated population within a one-, three-, and five-mile radius of the Patrick Henry Mall Property was 10,917, 81,325 and 171,329, respectively. The estimated average household income within the same radii was $56,008, $57,027 and $60,369, respectively.

According to a third-party market research report, the Patrick Henry Mall Property is located within the Newport News/Hampton retail submarket of the Norfolk/Hampton Roads retail market. As of the first quarter of 2015, the submarket reported a total retail inventory of 5.1 million square feet with a 9.9% vacancy rate and average asking rents of $13.09 per square foot, on a triple-net basis.

The following table presents certain information relating to comparable retail properties for the Patrick Henry Mall Property:

Competitive Set(1)

	Patrick Henry Mall (Subject)	Peninsula Town Center	MacArthur Center	The Gallery at Military Circle	Chesapeake Square
Location	Newport News, VA	Hampton, VA	Norfolk, VA	Norfolk, VA	Chesapeake, VA
Distance from Subject	--	7.6 miles	21.6 miles	23.6 miles	20.5 miles
Property Type	Regional Mall	Lifestyle Center	Super Regional Mall	Super Regional Mall	Super Regional Mall
Year Built/Renovated	1988/2005	2010/NAV	1999/NAV	1969/1999	1989/1999
Anchors	Dillard’s, Macy’s, J.C. Penney, Dick’s Sporting Goods	JC Penney, Macy’s, Cinema	Dillard’s, Nordstrom	Macy’s, Cinema	JC Penney, Macy’s, Sears, Target, Burlington Coat Factory
Total GLA	432,401 SF	736,027 SF	936,273 SF	1,016,656 SF	792,428 SF
Total Occupancy	91%	97%	96%	81%	87%
(1)	Information obtained from the appraisal and underwritten rent roll.

The Borrower. The borrower is PR Patrick Henry LLC, a Delaware limited liability company and single purpose entity with two independent directors controlled by the principals of PREIT Associates, L.P. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Patrick Henry Mall Loan Combination. PREIT Associates, L.P. is the guarantor of certain nonrecourse carveouts under the Patrick Henry Mall Loan Combination.

The Sponsor. The sponsor is PREIT Associates, L.P., an entity that is owned/controlled (97%) by PREIT (Pennsylvania Real Estate Investment Trust), which acts as the general partner, and 3% by other minority limited partners. PREIT, a Pennsylvania business trust, is a publicly traded real estate investment trust that was established in 1960 and is primarily engaged in the ownership, management, leasing, acquisition, redevelopment, development and disposition of shopping malls. As of December 31, 2014, the company owned interests in 42 retail properties, 32 of which are operating shopping malls.

Escrows. The loan documents do not require monthly escrows for real estate taxes, insurance and capital expenditures as long as (i) no event of default has occurred and is continuing, and (ii) the Patrick Henry Mall Loan Combination amortizing debt service coverage ratio is greater than 1.25x. Upon the occurrence of either clause (i) or (ii) above, the borrower will be required to make monthly deposits: (i) for the payment of real estate taxes, in an amount equal to one-twelfth of the annual amount of such taxes; (ii) for the payment of insurance premiums, in an amount equal to one-twelfth of the amount of the annual premiums due and payable; and (iii) for replacement reserves, an amount equal to $24,500 per month.

Lockbox and Cash Management. The Patrick Henry Mall Loan Combination requires a lender-controlled lockbox account, which is already in place, and that the borrower directs tenants to pay their rents directly into such lockbox account. The loan documents also require that all rents received by the borrower or property manager be deposited into the lockbox account within two business days of receipt. Prior to a Cash Management Period (as defined below), all funds are required to be distributed to the borrower. During a Cash Management Period, all excess funds are swept to a lender controlled cash management account.

A “Cash Management Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; or (ii) the Patrick Henry Mall Loan Combination debt service coverage ratio falling below 1.25x. A Cash Management Period will expire with regard to clause (i), upon the cure of such event of default; and with regard to clause (ii), upon the date that the Patrick Henry Mall Loan Combination debt service coverage ratio is equal to or greater than 1.25x for two consecutive calendar quarters.

Property Management. The Patrick Henry Mall Property is managed by an affiliate of the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

33

PATRICK HENRY MALL

Assumption. The borrower has the right to transfer the Patrick Henry Mall Mortgaged Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to the following: (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration the transferee’s experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, Moody’s and Morningstar that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-SG1 Certificates and similar confirmations from each rating agency rating securities backed by the Patrick Henry Mall Companion Loan. Additionally, under the terms of the Patrick Henry Mall Loan Combination documents, the transferee is required to assume the borrower’s obligations and the execution of any required assignments or new financing statements as a condition to transfer.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Patrick Henry Mall Mortgaged Property. The loan documents also require business interruption insurance covering a period not less than 24 months and then a 180-day extended period of indemnity.

Windstorm Insurance. The loan documents require windstorm insurance covering the full replacement cost of the Patrick Henry Mall Mortgaged Property. At the time of loan closing, the Patrick Henry Mall Mortgaged Property had insurance for windstorms.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

34

(THIS PAGE INTENTIONALLY LEFT BLANK)

35

(THIS PAGE INTENTIONALLY LEFT BLANK)

36

BOCA PARK MARKETPLACE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

37

BOCA PARK MARKETPLACE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

38

BOCA PARK MARKETPLACE

Boca Park Marketplace
8800, 8700, 8704, 8740, 8820 West Charleston Boulevard;
1000 South Rampart Boulevard
Las Vegas, NV 89117
SPRING MTNS.
Red Rock Canyon Natl. Conservation Area
NORTH LAS VEGAS
LAS VEGAS
Summerlin
South Summerlin
Spring Valley
Enterprise
CLARK COUNTY
LAS VEGAS STRIP
Ann Rd
Lone Mountain Rd
Craig Rd
Alexander Rd
Gowan Rd
Cheyenne Ave
Carey Ave
Lake Mead Blvd
Vegas Dr
Washington Ave
Alta Dr
Alta Drive
Charleston Blvd
Oakey Blvd
Sahara Ave
Desert Inn Rd
Spring Mtn. Rd
Twain Ave
Flamingo Rd
Tropicana Ave
Hacienda Ave
Russell Rd
Sunset Rd
Warm Springs Rd
Robindale Rd
Windmill Ln
Blue Diamond Rd
Bruce Woodbury Beltway
Summerlin Pkwy
Cliff Shadows Pkwy
Fort Apache Rd
Fort Apache Blvd
Durango Dr
Buffalo Dr
Tenaya Way
Rainbow Blvd
Jones Blvd
Decatur Blvd
Valley View Blvd
Las Vegas Frwy
Rancho Dr
Town Center Dr
Desert Foothills Dr
Queensridge
Valley Dr
Allen Ln
Simmons St
Clayton St
Centennial Gateway
Decatur 215 Shopping Ctr.
Painted Desert Country Club
Los Prados Country Club
Rancho Sierra Shopping Ctr.
Palm Valley Golf Course
Mountain View Hospital
Cheyenne Commons
North Las Vegas Airport
Best in the West
Eagle Crest Golf Course
Trails Village Center
TPC at Summerlin
Charlie Kellogg and Joe Zaher Sports Complex
Summerlin Hospital
Angel Park Golf Club
JW Marriott Las Vegas Resort and Spa
The Suncoast Hotel and Casino
Tivoli Village
Badlands Golf Club
Summerlin Gateway Shopping Ctr.
Las Vegas Golf Club
Meadows Mall
JW Marriott Las V
Valley Medical Center Hospital
University Medical Ctr.
Red Rock Hotel
Downtown Summerlin
Peccole Ranch
Village Square
Canyon Gate Country Club
College of Southern Nevada
Westland Fair
Sahara Pavilion
Red Rock Country Club
Circus Circus
Fashion Show Mall
The Forum Shops at Caesars
Rio
Bellagio
City Center
MGM Grand
New York New York
Excalibur
Luxor
McCarran Intl. Airport
Town Square Las Vegas
Grand Flamingo Center
Siena Golf Club
Spring Valley Town Center
Spanish Trail Country Club
Rhodes Ranch Country Club
Las Vegas Premium Outlets South
95
215
599
595
574
147
159
593
604
15
NORTH LAS VEGAS
LAS VEGAS
Summerlin
Spring Valley
Winchester
Sunrise Manor
Paradise
Enterprise
HENDERSON

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

39

No. 2 – Boca Park Marketplace

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$46,500,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$46,500,000			Location:	Las Vegas, NV
% of Initial Pool Balance:	6.5%			Size:	148,095 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$313.99
Borrower Name:	Boca Park Marketplace Syndications Group, LLC			Year Built/Renovated:	2000/NAP
Sponsor:	Triple Five Investment, Ltd.			Title Vesting:	Fee
Mortgage Rate:	4.680%			Property Manager:	Self-managed
Note Date:	July 21, 2015			3rd Most Recent Occupancy (As of):	100.0% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	100.0% (12/31/2013)
Maturity Date:	August 11, 2025			Most Recent Occupancy (As of):	100.0% (12/31/2014)
IO Period:	24 months			Current Occupancy (As of):	95.6% (6/25/2015)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$3,567,101 (TTM 7/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$3,541,324 (TTM 7/31/2014)
Call Protection:	L(24),D(89),O(7)			Most Recent NOI (As of):	$3,550,444 (TTM 2/28/2015)
Lockbox Type:	Hard/Upfront Cash Management
Additional Debt:	No
Additional Debt Type:	NAP			U/W Revenues:	$5,142,618
				U/W Expenses:	$1,281,110
Escrows and Reserves(1):				U/W NOI:	$3,861,508
				U/W NCF:	$3,676,387
Type:	Initial	Monthly	Cap (If Any)	U/W NOI DSCR:	1.34x
Taxes	$69,231	$23,077	NAP	U/W NCF DSCR:	1.27x
Insurance	$0	Springing	NAP	U/W NOI Debt Yield:	8.3%
Replacement Reserves	$0	$3,085	NAP	U/W NCF Debt Yield:	7.9%
TI/LC Reserve	$0	$16,044	NAP	As-Is Appraised Value:	$62,000,000
Immediate Repairs	$7,849	$0	NAP	As-Is Appraisal Valuation Date:	April 21, 2015
Ross Reserve	$4,000,000(2)	Springing	NAP	Cut-off Date LTV Ratio:	75.0%
Outstanding TI/LC Reserve	$86,883	$0	NAP	LTV Ratio at Maturity or ARD:	64.4%

(1)   See “Escrows” section.

(2)   The Ross Reserve will be held as additional collateral for the Boca Park Marketplace Mortgage Loan until the co-tenancy requirements are amended. See “Escrows Section”

The Mortgage Loan. The mortgage loan (the “Boca Park Marketplace Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering an anchored retail center located in Las Vegas, Nevada (the “Boca Park Marketplace Property”). The Boca Park Marketplace Mortgage Loan was originated on July 21, 2015 by Wells Fargo Bank, National Association. The Boca Park Marketplace Mortgage Loan had an original principal balance of $46,500,000, has an outstanding principal balance as of the Cut-off Date of $46,500,000 and accrues interest at an interest rate of 4.680% per annum. The Boca Park Marketplace Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments for the first 24 payments following origination, and thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Boca Park Marketplace Mortgage Loan matures on August 11, 2025.

Following the lockout period, the borrower has the right to defease the Boca Park Marketplace Mortgage Loan in whole, but not in part, on any date before February 11, 2025. In addition, the Boca Park Marketplace Mortgage Loan is prepayable without penalty on or after February 11, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

40

BOCA PARK MARKETPLACE

Sources and Uses

Sources			Uses
Original loan amount	$46,500,000	100.0%	Loan payoff(1)	$37,933,032	81.6%
			Reserves	4,163,963	9.0
			Closing costs	417,382	0.9
			Return of equity	3,985,623	8.6
Total Sources	$46,500,000	100.0%	Total Uses	$46,500,000	100.0%

(1)	The Boca Park Marketplace Property was previously securitized in the MSC 2005-HQ6 transaction.

The Property. The Boca Park Marketplace Property comprises a single-story anchored retail center totaling 148,095 square feet of rentable area and located in Las Vegas, Nevada. Built between 2000 and 2003, the Boca Park Marketplace Property is situated on a 23.3 acre site and is located within the larger Boca Park Shopping Center, which includes over 755,000 square feet. The Boca Park Marketplace Property is anchored by Ross Dress for Less (“Ross”) and shadow anchored by Target (Greatland concept), OfficeMax and Haggen Food & Pharmacy (none of the shadow anchors are part of the collateral). Other major tenants at the Boca Park Marketplace Property include Tilly’s, Lamps Plus, Jason’s Deli and Vitamin Shop. The Boca Park Marketplace Property contains 750 surface parking spaces, resulting in a parking ratio of 5.1 spaces per 1,000 square feet of rentable area. The Boca Park Marketplace Property has maintained an average occupancy of 95.5% since 2005, and as of June 25, 2015, the Boca Park Marketplace Property was 95.6% occupied by 37 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

41

BOCA PARK MARKETPLACE

The following table presents certain information relating to the tenancy at the Boca Park Marketplace Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date
Anchor Tenants – Not Part of Collateral
Target	A-/A2/A	146,800	ANCHOR OWNED – NOT PART OF THE COLLATERAL
OfficeMax	NR/B3/NR	79,283	ANCHOR OWNED – NOT PART OF THE COLLATERAL
Haggen Food & Pharmacy	NR/NR/NR	62,977	ANCHOR OWNED – NOT PART OF THE COLLATERAL

Anchor Tenant – Collateral
Ross Dress for Less	NR/A3/A-	30,644	20.7%	$16.75	$513,179	13.1%	$380(4)	4.9%(4)	1/31/2017(5)(6)
Total Anchor Tenant – Collateral		30,644	20.7%	$16.75	$513,179	13.1%

Major Tenants – Collateral
Tilly’s	NR/NR/NR	8,000	5.4%	$36.24	$289,920	7.4%	$349	12.0%	9/30/2019
Lamps Plus	NR/NR/NR	11,100	7.5%	$24.48	$271,728	6.9%	NAV	NAV	1/31/2017
Three Angry Wives(7)	NR/NR/NR	4,212	2.8%	$47.24	$198,993	5.1%	$391	14.0%	9/30/2018
Jason’s Deli	NR/NR/NR	5,200	3.5%	$37.14	$193,137	4.9%	NAV	NAV	9/30/2021
Vitamin Shop	NR/NR/NR	3,831	2.6%	$50.00	$191,550	4.9%	NAV	NAV	4/30/2018
The Melting Pot	NR/NR/NR	5,262	3.6%	$33.77	$177,698	4.5%	NAV	NAV	9/30/2019
Total Major Tenants – Collateral		37,605	25.4%	$35.18	$1,323,026	33.7%

Non-Major Tenants – Collateral(8)		73,275	49.5%	$28.55	$2,091,781	53.3%

Occupied Collateral Total		141,524	95.6%	$27.75	$3,927,986	100.0%

Vacant Space		6,571	4.4%

Collateral Total		148,095	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent bumps through June 2016, totaling $58,188.
(3)	Sales PSF and Occupancy Costs are for the trailing 12-month period ending December 31, 2014.
(4)	Sales PSF square foot and Occupancy Cost for Ross Dress for Less are for trailing 12-month period ending January 31, 2014.
(5)	There is currently a co-tenancy violation under the Ross lease; however, the tenant has currently not elected to pay the substitute rent (2.0% of gross sales) and if the breach exists for more than 180 days, Ross may terminate its lease. The co-tenancy clause was breached on June 11, 2015. The lender required a $4.0 million reserve related to the co-tenancy violation. See the “Escrows” section. The borrower and Ross have a written agreement that, subject to formal documentation, Haggen Food & Pharmacy is a satisfactory replacement tenant for Vons and that the related co-tenancy violation is no longer extant.
(6)	Ross has three, five-year renewal options.
(7)	Three Angry Wives is involved in an on-going litigation with the borrower relating to an alleged breach of an exclusive use provision under the Three Angry Wives lease. See “Description of the Mortgage Pool – Litigation Considerations” section in the Free Writing Prospectus.
(8)	Non-Major Tenants includes two antennae leases to T-Mobile and Cingular Wireless which have no attributed square footage.

The following table presents certain information relating to the historical sales and occupancy costs at the Boca Park Marketplace Property:

Historical Sales (PSF) and Occupancy Costs(1)(2)

Tenant Name	2012	2013	2014	2014 Occupancy Cost
Ross Dress for Less	$404	$360	$380(3)	4.9%(3)
Tilly’s	$378	$374	$349	12.0%
Three Angry Wives	$432	$414	$391	14.0%

(1)	Historical Sales (PSF) and Occupancy Costs were provided by the borrower.
(2)	Sales and Occupancy Costs are for the trailing 12-month period ending December 31, 2014.
(3)	2014 sales and Occupancy Cost for Ross are for the trailing 12-month period ending January 31, 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

42

BOCA PARK MARKETPLACE

The following table presents certain information relating to the lease rollover schedule at the Boca Park Marketplace Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	1	0	0.0%	0	0.0%	$25,620	$0.00(4)
2015	2	6,853	4.6%	6,853	4.6%	$185,256	$27.03
2016	8	17,031	11.5%	23,884	16.1%	$508,930	$29.88
2017	7	57,867	39.1%	81,751	55.2%	$1,209,479	$20.90
2018	7	14,166	9.6%	95,917	64.8%	$611,362	$43.16(5)
2019	4	15,982	10.8%	111,899	75.6%	$560,354	$35.06
2020	4	13,650	9.2%	125,549	84.8%	$341,746	$25.04
2021	2	7,600	5.1%	133,149	89.9%	$269,457	$35.45
2022	1	2,280	1.5%	135,429	91.4%	$63,407	$27.81
2023	0	0	0.0%	135,429	91.4%	$0	$0.00
2024	1	6,095	4.1%	141,524	95.6%	$152,375	$25.00
2025	0	0	0.0%	141,524	95.6%	$0	$0.00
Thereafter	0	0	0.0%	141,524	95.6%	$0	$0.00
Vacant	0	6,571	4.4%	148,095	100.0%	$0	$0.00
Total/Weighted Average	37	148,095	100.0%			$3,927,986	$27.75

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Annual U/W Base Rent PSF excludes vacant space.
(4)	MTM includes an antenna lease with T-Mobile which has no attributed square footage.
(5)	2018 includes an antenna lease with Cingular Wireless which has no attributed square footage. The Annual U/W Base Rent PSF excluding the Cingular Wireless rent is $40.88.

The following table presents historical occupancy percentages at the Boca Park Marketplace Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	6/25/2015(2)

100.0%	100.0%	100.0%	95.6%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

43

BOCA PARK MARKETPLACE

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Boca Park Marketplace Property:

Cash Flow Analysis

	TTM 7/31/2013	TTM 7/31/2014	TTM 2/28/2015	U/W	% of Effective Gross Income	U/W $ per SF
Base Rent	$3,955,064	$3,935,035	$3,907,494	$3,927,986(1)	76.4%	$26.52
Grossed Up Vacant Space	0	0	0	176,775	3.4	1.19
Percentage Rent	78,704	90,657	53,444	83,920	1.6	0.57
Total Reimbursables	1,001,889	1,051,513	1,070,288	1,098,156	21.4	7.42
Other Income	35,773	24,839	24,840	32,556	0.6	0.22
Less Vacancy & Credit Loss	(293,909)	(296,614)	(266,469)	(176,775)(2)	(3.4)	(1.19)
Effective Gross Income	$4,777,521	$4,805,430	$4,789,597	$5,142,618	100.0%	$34.73

Total Operating Expenses	$1,210,420	$1,264,106	$1,239,153	$1,281,110	24.9%	$8.65

Net Operating Income	$3,567,101	$3,541,324	$3,550,444	$3,861,508	75.1%	$26.07
TI/LC	0	0	0	148,097	2.9	1.00
Capital Expenditures	0	0	0	37,024	0.7	0.25
Net Cash Flow	$3,567,101	$3,541,324	$3,550,444	$3,676,387	71.5%	$24.82

NOI DSCR	1.24x	1.23x	1.23x	1.34x
NCF DSCR	1.24x	1.23x	1.23x	1.27x
NOI DY	7.7%	7.6%	7.6%	8.3%
NCF DY	7.7%	7.6%	7.6%	7.9%

(1)	U/W Base Rent includes contractual rent bumps through June 2016, totaling $58,188.
(2)	The underwritten economic vacancy is 4.3%. The Boca Park Marketplace Property was 95.6% physically occupied as of June 25, 2015.

Appraisal. As of the appraisal valuation date of April 21, 2015, the Boca Park Marketplace Property had an “as-is” appraised value of $62,000,000.

Environmental Matters. According to the Phase I environmental assessment dated April 21, 2015, there was no evidence of any recognized environmental conditions at the Boca Park Marketplace Property.

Market Overview and Competition. The Boca Park Marketplace Property is located at the northeast corner of South Rampart Boulevard and West Charleston Boulevard, approximately 8.0 miles west of the Las Vegas central business district and approximately 16.2 miles northwest of the McCarran International Airport. The Boca Park Marketplace Property is located on the eastern edge of Summerlin, a 22,500-acre master-planned community including 150 neighborhood and village parks, nine golf courses, shopping centers, medical and cultural facilities, business parks and 26 public and private schools. According to a third party research report, in 2014 Summerlin was voted one of the “Best Place to Live in America” and is among the most affluent communities in Nevada with an average household income of $128,000. Development of Summerlin is ongoing, with 19 of 31 total villages complete or under development, and once complete, the population of Summerlin is expected to be approximately 220,000 residents. The western region of Las Vegas is comprised of numerous master-planned communities and golf courses in addition to Summerlin. The master-planned communities located within five miles of the Boca Park Marketplace Property include the Red Rock Country Club, Canyon Gate Country Club, Tournament Players Club at The Canyons, Queensridge, and Peccole Ranch. The Boca Park Marketplace Property’s intersection represents a central retail and entertainment center for western Las Vegas with the immediate vicinity encompassing an established and growing commercial hub. Prominent developments surrounding the Boca Marketplace Property include the Suncoast Hotel and Casino, JW Marriott Las Vegas Resort and Spa, Tivoli Village, and the Red Rock Resort and Casino. Even though the predominant land use within close proximity to The Boca Park Marketplace Property is single-family housing, there are several new subdivisions presently under development with most of the new construction located within Summerlin and several nearby luxury apartment complexes. The 2014 estimated population within a one-, three- and five-mile radius of the Boca Park Marketplace Property was 15,977, 159,622 and 406,766, respectively, and the estimated average household income within the same radii was $92,791, $84,347 and $77,639, respectively.

The Boca Park Marketplace Property is located in the Northwest retail submarket, which is the largest retail submarket within the Las Vegas market, comprising 32.4% of the total retail inventory. According to the appraisal, a total of 288,000 square feet of retail space was constructed between 2010 and 2014 within the submarket, which equates to 60.4% of the total new construction for the Las Vegas retail market, with an additional 267,000 square feet of new space planned for the submarket over the next 5 years. As of year-end 2014, the submarket reported a total inventory of approximately 9.6 million square feet with an 11.3% vacancy and average asking rent of $21.04 per square foot on a triple-net basis. The appraiser concluded to a blended market rent for a variety of tenant spaces and, overall, in-place rents at the Boca Park Marketplace Property are considered to be approximately 1.3% below market rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44

BOCA PARK MARKETPLACE

The following table presents certain information relating to some comparable retail properties for the Boca Park Marketplace Property:

Competitive Set(1)

	Boca Park Marketplace (Subject)	Crossroads Commons	Rampart Commons	Peccole Plaza	Hualapai Commons	Downtown Summerlin
Location	Las Vegas, NV	Las Vegas, NV	Las Vegas, NV	Las Vegas, NV	Las Vegas, NV	Las Vegas, NV
Distance from Subject	--	0.2 miles	0.3 miles	0.8 miles	1.2 miles	3.4 miles
Property Type	Community Center	Community Center	Specialty Center	Community Center	Community Center	Super-Regional Center
Year Built/Renovated	2000/NAP	1999/NAP	1999/NAP	1996/NAP	1999/NAP	2014/NAP
Anchor Tenants	Target (shadow), Haggen Food & Pharmacy (shadow), OfficeMax (shadow), Ross Dress For Less	Barnes & Noble, Pier 1 Imports, Sports Chalet, Whole Foods	Pottery Barn, Williams Sonoma, Banana Republic, Ann Taylor Loft	Kohl’s Walgreens, Guitar Center	Smith’s Food, Home Depot, PetSmart	Macy’s, Dillard’s, Regal, Sports Authority, Nordstrom Rack
Total GLA	148,095 SF	161,243 SF	81,200 SF	165,666 SF	262,351 SF	1,600,000 SF
Total Occupancy	96%	98%	100%	98%	98%	85%

(1)	Information obtained from the appraisal and underwritten rent roll.

The Borrower. The borrower is Boca Park Marketplace Syndications Group, LLC, a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Boca Park Marketplace Mortgage Loan. Triple Five Investment, Ltd. serves as the guarantors of certain nonrecourse carveouts under the Boca Park Marketplace Mortgage Loan.

The Sponsor. The sponsor is Triple Five Investment, Ltd., a subsidiary of Triple Five Worldwide (“Triple Five”), a multinational diversified conglomerate, development and finance corporation with offices in major U.S., Canadian and global cities. Triple Five has developed, owns and operates the world’s first, second and third largest tourism, retail and entertainment complexes of its kind: West Edmonton Mall in Canada, Mall of America in Minnesota and American Dream in New York. The sponsor was involved in numerous defaults, foreclosures, bankruptcies and deed in lieus. See “Default History, Bankruptcy Issues and Other Proceedings“ in the Free Writing Prospectus.

Escrows. The loan documents provide for upfront reserves of $69,231 for real estate taxes, $7,849 for immediate repairs and $86,883 for outstanding tenant improvements and leasing commissions related to Pinot’s Palette ($45,000), Petland ($22,451) and F45 Training ($19,432). Ongoing monthly reserves are required in an amount equal to $23,077 for real estate taxes, $3,085 for replacement reserves and $16,044 for tenant improvements and leasing commissions. The loan documents do not require monthly escrows for insurance provided (i) no event of default has occurred and is continuing; (ii) the Boca Park Marketplace Property is insured via an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of the policies and timely proof of payment of the insurance premiums.

Under the Ross lease, if Target, Vons, OfficeMax (non-collateral anchors) or less than 60% of the in-line net rentable area are not open for business, Ross is eligible to pay substitute rent equal to the lesser of (a) base rent or (b) 2.0% of gross sales (collectively, the “Co-tenancy Requirements”). If Ross continues to pay substitute rent for 180 days, the tenant has the option to terminate its lease with 30 days’ notice. The Ross lease currently does not permit a replacement tenant for any of the named non-collateral anchors to satisfy the Co-tenancy Requirements. As part of the recent merger between AB Acquisitions and Safeway (which owns Vons), 130 store were required to be divested. As a result, the Vons at the Boca Park Marketplace Property was sold and rebranded as a Haggen Food & Pharmacy which is a violation of the Co-tenancy Requirements and entitles Ross to pay substitute rent. The borrower and Ross have a written agreement that, subject to formal documentation, Haggen Food & Pharmacy is a satisfactory replacement tenant for Vons and that the related co-tenancy violation is no longer extant.

The loan documents also provide for an upfront reserve of $4,000,000 (the “Ross Reserve”) related to the Co-tenancy Requirements under the Ross lease. The Ross Reserve will be held as additional collateral for the Boca Park Marketplace Mortgage Loan until Ross is no longer paying substitute rent and the borrower delivers evidence satisfactory to lender that the Ross lease has been amended to reflect (x) that the failure of Vons to remain open is not a violation of the Co-tenancy Requirements and (y) the Co-tenancy Requirements permit the substitution of Haggen Food & Pharmacy in place of Vons. Following the release of the Ross Reserve, if Ross were to reduce its rent as a result of the violation of the amended Co-tenancy Requirements, monthly deposits equal to $41,667 are required for 12 months.

Lockbox and Cash Management. The Boca Park Marketplace Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower or property manager directs tenants to pay their rents directly into such lockbox account. The loan documents also require that all rents received by the borrower or property manager be deposited into the lockbox account within two business days of receipt. Prior to the occurrence of a Cash Trap Event Period (as defined below), all excess cash flow is distributed to the borrower. During a Cash Trap Event Period, all cash flow is swept to the lender-controlled cash management account.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the amortizing debt service coverage ratio falling below 1.10x at the end of any calendar month; or (iii) the commencement of a Lease Sweep Period (as defined below). A Cash Trap Event Period will expire with regard to clause (i), upon the cure of such event of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45

BOCA PARK MARKETPLACE

default; with regard to clause (ii), upon the date that the amortizing debt service coverage ratio is equal to or greater than 1.15x for two consecutive calendar quarters; and with regard to clause (iii), upon the termination of such Lease Sweep Period.

A “Lease Sweep Period” will commence upon the earlier of (a)(i) 12 months prior to the Ross lease expiration or (ii) Ross failing to provide notice of its lease renewal by July 31, 2016; (b) Ross terminating its lease; or (c) Ross filing bankruptcy or similar insolvency proceeding. The Lease Sweep Period will end upon the first to occur of the following: (x) Ross exercising its five-year extension option for all of its space; (y) the entire Ross space being leased to one or more tenants acceptable to the lender and the lender determining funds accumulated in the lease sweep sub-account are sufficient to cover leasing expenses and rent abatement periods under such acceptable leases; or (z) Ross extending its lease for its entire space on a lease acceptable to the lender and the lender determining funds accumulated in the lease sweep sub-account are sufficient to cover leasing expenses and rent abatement periods in connection with such extension.

Property Management. The Boca Park Marketplace Property is managed by an affiliate of the borrower.

Assumption. The borrower has a two-time right to transfer the Boca Park Marketplace Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to the following: (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration the transferee’s experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, Moody’s and Morningstar that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-SG1 Certificates.

Free Release. The borrower is permitted to release two unimproved parcels in connections with the expansion or other development of the Boca Park Marketplace Property, subject to certain conditions including, but not limited to, (i) no event of default has occurred and is continuing; (ii) the borrower delivered evidence satisfactory to the lender that the release parcel is not necessary for operation of the remaining property as a retail shopping center and may be readily separated without a material diminution in value of the remaining property; (iii) if requested by the lender, rating agency confirmation from Fitch, Moody’s and Morningstar that the release will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-SG1 Certificates; and (iv) the borrower delivers to the lender an opinion of counsel that the WFCM 2015-SG1 trust will not fail to maintain its status as a REMIC Trust as a result of the related release.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Boca Park Marketplace Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46

(THIS PAGE INTENTIONALLY LEFT BLANK)

47

(THIS PAGE INTENTIONALLY LEFT BLANK)

48

FIFTH THIRD CENTER

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

49

FIFTH THIRD CENTER

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

50

FIFTH THIRD CENTER

Southwest Florida Intl. Airport 9 miles
Estero
Corkscrew Rd
41
75
Open Space
West Bay Country Club
Coconut Point
Estero Bay
Pelicans Nest Country Club
Strike Ln
Lovers Key State Park
Bonita Bay Club
Tamiami Trail
Old 41 Rd
LEE COUNTY
Hickory Blvd
W Terry St
Bonita Springs
Bonita Beach Rd SE
41
Old 41 Rd
Naples-Ft. Myers Greyhound Track
Livingston Rd
Barefoot Beach St. Preserve
Quail Creek Country Club
The Club at Twineagles
Fifth Third Center
999 Vanderbilt Beach Road
Naples, FL 34108
Vanderbilt Dr
Tamiami Trail
North Collier Hospital
Bonita Bay East
Immokalee Rd
Immokalee Rd
Naples Park
75
31
951
Vanderbilt Country Club
Old Florida Golf Club
Gulf of Mexico
Vanderbilt Beach Rd
Pelican Bay
Goodlette-Frank Rd
Livingston Rd
Vineyards
The Vineyards of Naples
Collier Blvd
Golden Gate Blvd
41
Waterside Shops at Pelican Bay
Pine Ridge Rd
Southwest FL Holocaust Museum
Pine Ridge Crossing
Carillon Place
THE EVERGLADES
Green Blvd
COLLIER COUNTY
NAPLES
Airport Pulling Rd
Wyndemere Country Club
Golden Gate
FBI Naples Field Office
Naples Zoo at Caribbean Gardens
Golden Gate Pkwy
Coastland Center
Conservancy of Southwest Florida
75
Fort Lauderdale 93 miles
Downtown Naples
Everglades Pkwy
75
84
Naples Municipal Airport
Radio Rd
Berkshire Commons
NCH Downtown Naples Hospital
84
Naples National Golf Club
Picayune Strand State Forest
Davis Blvd
Collier Blvd
Naples City Hall
Tamiami Trail
East Naples
Naples Town Centre
South Naples
951
Florida Sports Park
41
Naples Botanical Garden
Edison State College-Collier Campus
Miami 106 miles
Physicians Reg. Medical Ctr.
TAMPA
Lakeland
Palm Bay
ST. PETERSBURG
Brandon
FLORIDA
Atlantic Ocean
Bradenton
Sarasota
Port St. Lucie
Port Charlotte
Lake Okeechobee
WEST PALM BEACH
Cape Coral
Ft. Myers
THE EVERGLADES
Boca Raton
Naples
Coral Springs
Gulf of Mexico
Everglades Pkwy
FT. LAUDERDALE
MIAMI BEACH
Hialeah
MIAMI
EVERGLADES NATIONAL PARK
Homestead

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

51

No. 3 – Fifth Third Center

Loan Information				Property Information
Mortgage Loan Seller:	Liberty Island Group I LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$38,450,000			Specific Property Type:	Suburban
Cut-off Date Principal Balance:	$38,450,000			Location:	Naples, FL
% of Initial Pool Balance:	5.4%			Size:	160,565 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$239.47
Borrower Name:	Southern Holdings 3, LLC			Year Built/Renovated:	2002/NAP
Sponsor:	OV Realty Holdings LLC			Title Vesting:	Fee
Mortgage Rate:	4.620%			Property Manager:	Crawford Management Group, LLC
Note Date:	July 31, 2015			3rd Most Recent Occupancy (As of):	100.0% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	99.6% (12/31/2013)
Maturity Date:	August 1, 2025			Most Recent Occupancy (As of):	99.6% (12/31/2014)
IO Period:	24 months			Current Occupancy (As of)(2):	87.0% (5/31/2015)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$4,208,704 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$4,307,577 (12/31/2014)
Call Protection:	L(24),D(92),O(4)			Most Recent NOI (As of):	$4,447,573 (TTM 5/31/2015)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	No
Additional Debt Type:	NAP
				U/W Revenues:	$5,181,868
				U/W Expenses:	$1,542,921
				U/W NOI:	$3,638,948
Escrows and Reserves(1):				U/W NCF:	$3,598,806
				U/W NOI DSCR:	1.53x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR:	1.52x
Taxes	$0	$0	NAP	U/W NOI Debt Yield:	9.5%
Insurance	$0	$0	NAP	U/W NCF Debt Yield:	9.4%
Replacement Reserves	$0	$0	NAP	As-Is Appraised Value:	$57,000,000
First Major Tenant Lease Letter of Credit	$3,500,000	$0	NAP	As-Is Appraisal Valuation Date:	June 24, 2015
Trak America Letter of Credit	$3,450,000	$0	NAP	Cut-off Date LTV Ratio:	67.5%
TI/LC Letter of Credit	$400,000	$0	NAP	LTV Ratio at Maturity or ARD:	57.8%

(1)	See “Escrows” section.
(2)	See “Historical Occupancy” section. The Fifth Third Center Property was 96.0% physically occupied as of May 31, 2015 and was considered 87.0% occupied for underwriting purposes, as Hertz (14,470 square feet; 9.0% of net rentable area) has given notice that they plan to vacate when their lease expires on December 31, 2015, and the space was underwritten as vacant. Trak America (12,914 square feet; 8.0% of net rentable area) has also given notice that they plan to vacate when their lease expires on November 30, 2015, which would reduce occupancy to 79.0%. There is an upfront letter of credit of $3.45 million related to Trak America’s space.

The Mortgage Loan. The mortgage loan (the “Fifth Third Center Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a suburban office building located in Naples, Florida (the “Fifth Third Center Property”). The Fifth Third Center Mortgage Loan was originated on July 31, 2015 by Prudential Mortgage Capital Company. The Fifth Third Center Mortgage Loan had an original principal balance of $38,450,000, has an outstanding principal balance as of the Cut-off Date of $38,450,000 and accrues interest at an interest rate of 4.620% per annum. The Fifth Third Center Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments for the first 24 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Fifth Third Center Mortgage Loan matures on August 1, 2025.

Following the lockout period, the borrower has the right to defease the Fifth Third Center Mortgage Loan in whole, but not in part, on any date before May 1, 2025. In addition, the Fifth Third Center Mortgage Loan is prepayable without penalty on or after May 1, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

52

FIFTH THIRD CENTER

Sources and Uses

Sources			Uses
Original loan amount	$38,450,000	100.0%	Loan payoff(1)	$38,011,218	98.8%
Sponsor’s new cash contribution	15,434	0.0	Closing costs	454,216	1.2

Total Sources	$38,465,434	100.0%	Total Uses	$38,465,434	100.0%

(1)	The Fifth Third Center Property was previously securitized in the BACM 2006-5 transaction.

The Property. The Fifth Third Center Property is an eight-story, 160,565 square foot class A office building located in Naples, Florida. Constructed in 2002, the Fifth Third Center Property is situated on a 2.5-acre parcel and is primarily occupied by one tenant, Fifth Third Bank of Ohio (“Fifth Third”), which leases approximately 64.9% of the net rentable area. Building at the Fifth Third Center Property includes 20,071 square foot floor plates, a ground floor bank retail branch and an attached parking garage. The Fifth Third Center Property is also within close proximity to The Mercato, which offers a variety of restaurants and entertainment options including upscale retailers and a 12-screen cinema. Hertz Corporation (40,477 square feet; 25.2% of net rentable area) and Naples Executive Suites (13,780 square feet; 8.6% of net rentable area) sublease their spaces from Fifth Third. Hertz directly leases an additional 14,470 square feet (9.0% of net rentable area) that was underwritten as vacant given that the tenant will vacate this space at the Fifth Third Center Property upon their lease expiration on December 31, 2015. Trak America (12,914 square feet; 8.0% of net rentable area) has also given notice that they will vacate the Fifth Third Center Property when their lease expires on November 30, 2015. However, there is an upfront letter of credit for Trak America (see “Escrows” section). Historical occupancy has been consistent at the Fifth Third Center Property, never falling below 94.0% since 2009. Based on the original acquisition price of $49.9 million along with subsequent capital improvements, the borrower will have approximately 23.6% cash equity ahead of the Fifth Third Center Mortgage Loan (based on a total cost basis of $50.3 million). The Fifth Third Center Property contains 507 parking spaces, resulting in a parking ratio of 3.2 spaces per 1,000 square feet of rentable area. As of May 31, 2015, the Fifth Third Center Property was 96.0% occupied and considered 87.0% occupied for underwriting purposes.

The following table presents certain information relating to the tenancy at the Fifth Third Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Fifth Third Bank of Ohio(3)	A/Baa1/BBB+	104,208	64.9%	$28.99	$3,020,657	78.7%	2/28/2021(4)(5)
Trak America	NR/NR/NR	12,914	8.0%	$20.82	$268,894	7.0%	11/30/2015
Farmer & Associates	NR/NR/NR	4,539	2.8%	$25.00	$113,475	3.0%	5/31/2016
Moors & Cabot	NR/NR/NR	3,996	2.5%	$28.71	$114,725	3.0%	7/31/2025
Simpson Strong Tie	NR/NR/NR	3,898	2.4%	$24.93	$97,182	2.5%	12/31/2016

Total Major Tenants		129,555	80.7%	$27.90	$3,614,932	94.2%

Non-Major Tenants		10,177	6.3%	$22.03	$224,208	5.8%

Occupied Collateral Total		139,732	87.0%	$27.48	$3,839,140	100.0%

Vacant Space		20,833	13.0%

Collateral Total		160,565	100.0%

(1)	Certain ratings are those of the parent company, which guarantee the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through February 2016, totaling $17,896.

(3)	Fifth Third subleases 54,357 square feet of its space (33.9% of net rentable area) to two tenants under the following terms: (i) Hertz Corporation – 40,477 square feet (25.2% of net rentable area); $1,457,172 annual base rent ($36.00 annual sublease rent PSF) through September 30, 2015; (ii) Naples Executive Suites – 13,780 square feet (8.6% of net rentable area); $236,418 annual sublease rent ($17.16 annual base rent PSF) through April 30, 2016. Both spaces subleased to Naples Executive Suites and Hertz were underwritten based on the current in-place rent for Fifth Third of $25.79 per square foot triple-net.

(4)	Fifth Third has four, five-year lease renewal options remaining on each of its leases.

(5)	Fifth Third has multiple leases at the Fifth Third Center Property that expire on February 28, 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

53

FIFTH THIRD CENTER

The following table presents certain information relating to the lease rollover schedule at the Fifth Third Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	1	12,914	8.0%	12,914	8.0%	$268,894	$20.82
2016	2	8,437	5.3%	21,351	13.3%	$210,657	$24.97
2017	1	1,009	0.6%	22,360	13.9%	$24,416	$24.20
2018	1	3,548	2.2%	25,908	16.1%	$75,659	$21.32
2019	0	0	0.0%	25,908	16.1%	$0	$0.00
2020	1	2,300	1.4%	28,208	17.6%	$39,600	$17.22
2021	7	104,208	64.9%	132,416	82.5%	$3,020,657	$28.99
2022	0	0	0.0%	132,416	82.5%	$0	$0.00
2023	1	3,320	2.1%	135,736	84.5%	$84,533	$25.46
2024	0	0	0.0%	135,736	84.5%	$0	$0.00
2025	1	3,996	2.5%	139,732	87.0%	$114,725	$28.71
Thereafter	0	0	0.0%	139,732	87.0%	$0	$0.00
Vacant	0	20,833	13.0%	160,565	100.0%	$0	$0.00
Total/Weighted Average	15	160,565	100.0%			$3,839,140	$27.48

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Fifth Third Center Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	5/31/2015(2)(3)

100.0%	99.6%	99.6%	87.0%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

(3)	Current occupancy is 96.0% as of May 31, 2015, however Hertz (14,470 square feet; 9.0% of net rentable area) has given notice that they will vacate when their lease expires in December 2015 and were considered vacant for underwriting purposes. The Fifth Third Center Property was considered 87.0% occupied for underwriting purposes. Trak America (12,914 square feet; 8.0% of net rentable area) has also given notice that they will vacate when their lease expires on November 30, 2015, which would reduce occupancy to 79.0%. There is an upfront letter of credit of $3.45 million for this tenant (see “Escrows” section).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

54

FIFTH THIRD CENTER

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Fifth Third Center Property:

Cash Flow Analysis

	2013	2014	TTM 5/31/2015	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$4,060,937	$4,270,396	$4,384,208	$3,638,948(1)	70.2%	$22.66
Grossed Up Vacant Space	0	0	0	721,017	13.9	4.49
Total Reimbursables	1,607,465	1,642,599	1,645,842	1,542,921	29.8	9.61
Other Income	78,407	0	3,538	0	0.0	0.00
Less Vacancy & Credit Loss	0	0	0	(721,017)(2)	(13.9)	(4.49)
Effective Gross Income	$5,746,809	$5,912,995	$6,033,587	$5,181,868	100.0%	$32.27

Total Operating Expenses	$1,538,105	$1,605,418	$1,586,014	$1,542,921	29.8%	$9.61

Net Operating Income	$4,208,704	$4,307,577	$4,447,573	$3,638,948	70.2%	$22.66
TI/LC	0	0	0	0(3)	0.0(3)	0.00(3)
Capital Expenditures	0	0	0	40,141	0.8	0.25
Net Cash Flow	$4,208,704	$4,307,577	$4,447,573	$3,598,806	69.4%	$22.41

NOI DSCR	1.78x	1.82x	1.88x	1.53x
NCF DSCR	1.78x	1.82x	1.88x	1.52x
NOI DY	10.9%	11.2%	11.6%	9.5%
NCF DY	10.9%	11.2%	11.6%	9.4%

(1)	U/W Base Rent includes contractual rent steps through February 2016, totaling $17,896.

(2)	The underwritten economic vacancy is 12.2%. The Fifth Third Center Property was 96.0% physically occupied as of May 31, 2015, but was considered 87.0% occupied for underwriting purposes as Hertz (14,470 square feet; 9.0% of net rentable area) has given notice that they will vacate when their lease expires on December 31, 2015. Trak America (12,914 square feet; 8.0% of net rentable area) has also given notice that they will vacate when their lease expires on November 30, 2015, which would reduce occupancy to 79.0%. Assuming Trak America is excluded from the underwriting, U/W NOI DSCR, U/W NCF DSCR, U/W NOI DY, and U/W NCF DY would be 1.42x, 1.40x, 8.8% and 8.7%, respectively. There is an upfront letter of credit of $3.45 million for Trak America (see “Escrows” section).

(3)	Underwritten TI/LC costs reflect $203,809 with a deduction of $203,809 applied for the $3.9 million in letters of credit held by the lender at closing for future tenant improvement and leasing commission costs.

Appraisal. As of the appraisal valuation date of June 24, 2015, the Fifth Third Center Property had an “as-is” appraised value of $57,000,000.

Environmental Matters. According to the Phase I environmental site assessment dated July 1, 2015, there was no evidence of any recognized environmental conditions at the Fifth Third Center Property.

Market Overview and Competition. The Fifth Third Center Property is located in Naples, Florida and is part of the Southwest Florida combined statistical area. Naples is located in Collier County along the west side of the Interstate 75 corridor, which runs north and south and connects the Fifth Third Center Property to Lee County and Charlotte County. The region’s major competitive advantage, its beaches and attractive off-shore islands, remain a demand generator for the area. Southwest Florida is served by several major highways, including U.S. Route 41 and Interstate 75, both of which connect the area to Tampa and Fort Lauderdale/Miami. Southwest Florida International Airport is located approximately 25 miles north of the Fifth Third Center Property and served 7.9 million passengers in 2014, offering flights throughout North America and internationally to Canada and Germany. Southwest Florida’s largest employers are national and multinational corporations such as Wal-Mart, Marriott and Publix Supermarkets, covering a wide range of industries. According to a third-party market research report, office users continued to move into spaces of higher quality located in Naples. As of 2015, the estimated population within a one-, three-, and five-mile radius of the Fifth Third Center Property was 5,924, 49,555 and 103,897, respectively. The estimated average household income within the same one-, three- and five-mile radii was $66,397, $64,480 and $64,204, respectively.

According to a third-party market research report, the Fifth Third Center Property is located within the North Naples office submarket of the Southwest Florida office market. As of the second quarter of 2015, the submarket reported a total office inventory of 5.0 million square feet with a 9.6% vacancy rate and average asking rents of $22.29 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

55

FIFTH THIRD CENTER

The following table presents certain information relating to comparable office properties for the Fifth Third Center Property:

Competitive Set(1)

	Fifth Third Center (Subject)	Wells Fargo Building	American Momentum Center at Pelican Bay	SunTrust Building	Regions Bank Building	Northern Trust Building
Location	Naples, FL	Naples, FL	Naples, FL	Naples, FL	Naples, FL	Naples, FL
Distance from Subject	--	0.1 miles	0.3 miles	2.5 miles	3.1 miles	4.0 miles
Property Type	Office	Office	Office	Office	Office	Office
Year Built/Renovated	2002/NAP	2009/NAV	2010/NAV	1983/NAV	1997/NAV	1990/NAV
Stories	8	3	5	7	4	4
Total GLA	160,565 SF	54,000 SF	40,606 SF	67,564 SF	50,730 SF	86,392 SF
Total Occupancy	87%	100%	80%	88%	100%	99%

(1)	Information obtained from the appraisal.

The Borrower. The borrower is Southern Holdings 3, LLC, a Delaware limited liability company and single purpose entity with one independent director. OV Realty Holdings LLC is the guarantor of certain nonrecourse carveouts under the Fifth Third Center Mortgage Loan.

The Sponsor. The sponsor is OV Realty Holdings LLC, an affiliate of Olympus Ventures LLC. Olympus Ventures LLC is a private equity firm based in Minneapolis, Minnesota that was founded by Richard Schulze (the founder, largest stockholder and chairman emeritus of Best Buy). Olympus Ventures has been a principal investor in over $1 billion of commercial real estate and real estate partnerships throughout the United States.

Escrows. Major Tenant Lease Letters of Credit: Per the loan documents, the borrower shall deliver three separate letters of credit totaling $5,750,000 (the aggregate, “Final Letters of Credit”). At closing, the borrower delivered a $3,500,000 letter of credit with the other two letters of credit (each $1,125,000) to be posted after closing, with one posted on or before March 1, 2019, and the other posted on or before March 1, 2020. So long as no default has occurred and at least 85% of the space at Fifth Third Center not currently leased to Fifth Third Bank is leased to tenants that are in occupancy and open for business, if all or any portion of Fifth Third Bank’s leased space is re-leased at market rents for a minimum term of five years, the Final Letters of Credit will be reduced by $55.18 per square foot of space that has been re-leased, but not below $1,750,000 (“re-leased space” may consist of any combination of (i) space with respect to which Fifth Third Bank extended/renewed their lease, and (ii) space directly leased to a new tenant, which may be a current subtenant under the Fifth Third Bank lease).

No portion will be deemed to be “re-leased space” unless the tenant of such space is in occupancy, open for business, and paying full contractual rent without remaining right of offset, abatement, or credit, and unless the tenant has delivered an estoppel and subordination, non-disturbance and attornment agreement (if requested by the lender). Any reduction in the Final Letters of Credit shall only occur in increments reflecting a cumulative increase of at least 15,000 square feet of “re-leased space”. Any reduction in the Final Letters of Credit will first result in a reduction of the third letter of credit posted, then of the second letter of credit, and finally of the first letter of credit. If the required amount of any component of the Final Letters of Credit is reduced prior to any time a letter of credit is required to be posted, the borrower may deliver a letter of credit in the lower required amount. If the required amount of any component of the Final Letters of Credit is reduced subsequent to the delivery of a letter of credit, the lender shall, upon request, surrender such letter of credit in exchange for a replacement letter of credit in the lower required amount (or for an endorsement reducing the amount of the letter of credit to the lower required amount). Notwithstanding the amount of “re-leased space”, the Final Letters of Credit shall not be reduced below $1,750,000.00 unless and until (i) all the space currently subject to the Fifth Third Bank lease constitutes “re-leased space” and has been leased in accordance with requirements of the loan agreement at market rents for a term extending at least through August 1, 2027 and (ii) if any portion of the “re-leased space” is leased to Fifth Third Bank, Fifth Third Bank shall have a credit rating of at least BBB from Standard & Poor’s and at least Baa2 from Moody’s.

Trak America Letter of Credit: The borrower was required to post a $3,450,000 letter of credit at closing in relation to Trak America’s lease expiration in November 2015. As the Trak America space is re-leased, at a market rent and for a minimum term of 60 months, the percentage of space re-leased will be deducted from the Trak America letter of credit by an amount equal to $267.15 per square foot. If the space is not fully re-leased by March 1, 2018, the lender reserves the right to use the Trak America letter of credit to pay down the loan balance, with the borrower being responsible for any associated yield maintenance costs.

Leasing Reserve: The borrower was required to post an evergreen letter of credit at closing in the amount of $400,000 to be maintained throughout the term of the loan for tenant improvements and leasing commissions.

Lockbox and Cash Management. The Fifth Third Center Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower directs tenants to deposit their rents directly into such lockbox account. The loan documents also require that all rents received by the borrower or property manager are deposited into the lockbox account within one business day of receipt. Prior to a Cash Management Period (as defined below), all excess cash flow is distributed to borrower. During a Cash Management Period, all excess cash flow is swept to a lender controlled cash management account.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

56

FIFTH THIRD CENTER

A “Cash Management Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the amortizing debt service coverage ratio falling below 1.15x; (iii) the failure of 55.0% or more of the Fifth Third Center Property net rentable square footage leased to Fifth Third remaining in occupancy and open for business for more than five consecutive business days; or (iv) Fifth Third voluntarily or involuntarily files for bankruptcy. A Cash Management Period will expire with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), upon the date that the amortizing debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters; with regard to clause (iii), the Fifth Third Center Property space leased to Fifth Third that has gone dark has been fully re-leased at market rent, for a term of no less than five years to a tenant or multiple tenants approved by the lender, and such tenant(s) are in occupancy and paying rent; or with regard to clause (iv), Fifth Third emerges from bankruptcy and affirms the lease.

Property Management. The Fifth Third Center Property is managed by Crawford Management Group, LLC.

Assumption. The borrower has the right to transfer the Fifth Third Center Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to the following: (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration the transferee’s experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, Moody’s and Morningstar that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-SG1 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Fifth Third Center Property. The loan documents also require business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event.

Windstorm Insurance. The loan documents require windstorm insurance covering the full replacement cost of the Fifth Third Center Property during the loan term. At the time of closing, the Fifth Third Center Property had insurance coverage for windstorms.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

57

HILTON - HARRISBURG

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

58

HILTON - HARRISBURG

HARRISBURG
Downtown
Hilton - Harrisburg
1 North 2nd Street
Harrisburg, PA 17101
G.N. Wade Bridge
McCormicks Island
Susquehanna River
Enola
Wormleysburg
Camp Hill
Lemoyne
Lower Allen
New Cumberland
Colonial Park
Progress
Penbrook
Paxtang
Steelton
DAUPHIN COUNTY
CUMBERLAND COUNTY
YORK COUNTY
Capital Beltway
Elmerton Ave
Division St
Maclay St
Herr St
State St
Market St
Berryhill St
Derry St
Paxton St
S. Harrisburg St
Union Deposit Rd
Walnut St
S. Progress Ave
Devonshire Rd
Colonial Rd
Crums Mill Rd
Progress Ave
Crooked Hill Rd
Valley St
Enola Rd
Center St
Poplar Church Rd
Harvey Taylor Bridge
Market St Bridge
J. Harris Bridge
Bridge St
Carlisle Rd
Gettysburg Rd
S. 19th St
S. Cameron St
Orchard Dr
Front St
N. 16th St
N. Front St
N. 4th St
N. 3rd St
N. 7th St
AMTRAK
HARRISBURG AMTRAK
Harrisburg Area Community College
Pennsylvania Farm Show Complex & Expo Center
The PA Natl. Fire Museum
Susquehanna Art Museum
Broad St Market
State Capitol Complex
Strawberry Square
Whitaker Center
Market Square
Metro Bank Park
City Island
PinnacleHealth Harrisburg Hospital
Natl. Civil War Museum
The Shoppes at Susquehanna Marketplace
Colonial Park Mall
PinnacleHealth Comm. Gen. Osteopathic Hospital
Union Square Shopping Center
The Point Shopping Center
Harrisburg Mall
Holy Spirit Hospital
West Shore Country Club
Camp Hill Shopping Center
Dauphin Highlands Golf Course
Capitol City Airport
New Cumberland Army Depot
Pennsylvania Turnpike
Susquehanna Expwy
Old York Rd
Philadelphia 100 miles
Harrisburg Intl. Airport 4 miles
Baltimore, MD 70 miles
81
22
322
11
15
944
230
83
283
441
581
76
CANADA
BUFFALO
Lake Erie
Erie
Jamestown
NEW YORK
Ithaca
Elmira
Binghamton
Cortland
Geneva
Hornell
Smethport
Mansfield
Towanda
Meadville
Franklin
Ridgway
Wilkes Barre
Scranton
Carbondale
DuBois
Williamsport
Hazleton
PENNSYLVANIA
State College
Allentown
Bethlehem
PITTSBURGH
Altoona
Harrisburg
Hershey
Reading
Trenton
Johnstown
Carlisle
Lancaster
PHILADELPHIA
Chambersburg
York
Wilmington
Uniontown
Hagerstown
Newark
Morgantown
MARYLAND
NEW JERSEY
WV
Aurora
Frederick
BALTIMORE
DE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

59

No. 4 – Hilton - Harrisburg

Loan Information				Property Information
Mortgage Loan Seller:		Société Générale		Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/ Moody’s/Morningstar):		NR/NR/NR		Property Type:	Hospitality
Original Principal Balance:		$31,500,000		Specific Property Type:	Full Service
Cut-off Date Principal Balance:		$31,500,000		Location:	Harrisburg, PA
% of Initial Pool Balance:		4.4%		Size:	341 rooms
Loan Purpose:		Refinance		Cut-off Date Principal Balance Per Room:	$92,375
Borrower Name:		2012 Harrisburg Investment LLC		Year Built/Renovated:	1990/2015
Sponsor:		Tae Woo Park		Title Vesting:	Fee
Mortgage Rate:		4.421%		Property Manager:	Greenwood Hospitality Management, LLC
Note Date:		June 4, 2015		3rd Most Recent Occupancy (As of):	62.8% (12/31/2012)
Anticipated Repayment Date:		NAP		2nd Most Recent Occupancy (As of):	64.8% (12/31/2013)
Maturity Date:		July 1, 2025		Most Recent Occupancy (As of):	64.2% (12/31/2014)
IO Period:		36 months		Current Occupancy (As of):	65.1% (5/31/2015)
Loan Term (Original):		120 months
Seasoning:		1 month		Underwriting and Financial Information:
Amortization Term (Original):		360 months
Loan Amortization Type:		Interest-only, Amortizing Balloon		3rd Most Recent NOI (As of):	$3,776,870 (12/31/2013)
Interest Accrual Method:		Actual/360		2nd Most Recent NOI (As of):	$3,536,590 (12/31/2014)
Call Protection:		L(25),D(91),O(4)		Most Recent NOI (As of):	$4,132,489 (TTM 6/30/2015)
Lockbox Type:		Springing (Without Established Account)
Additional Debt(1):		Yes
Additional Debt Type(1):		Future Mezzanine
				U/W Revenues:	$21,807,381
				U/W Expenses:	$17,601,327
				U/W NOI:	$4,206,054
				U/W NCF:	$3,115,685
Escrows and Reserves(2):				U/W NOI DSCR:	2.22x
				U/W NCF DSCR:	1.64x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	13.4%
Taxes	$258,795	$63,237	NAP	U/W NCF Debt Yield:	9.9%
Insurance	$82,592	$7,508	NAP	As-Is Appraised Value:	$50,000,000
FF&E Reserve	$0	Springing	NAP	As-Is Appraisal Valuation Date:	May 5, 2015
PIP Reserve	$1,500,000	$0	NAP	Cut-off Date LTV Ratio:	63.0%
Seasonality Reserve	$0	Springing	$350,000	LTV Ratio at Maturity or ARD:	55.1%

(1)	See “Subordinate and Mezzanine Indebtedness” section.
(2)	See “Escrows” section.

The Mortgage Loan. The mortgage loan (the “Hilton - Harrisburg Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the fee interest in a full service hotel located in Harrisburg, Pennsylvania (the “Hilton - Harrisburg Property”). The Hilton - Harrisburg Mortgage Loan was originated on June 4, 2015 by Société Générale. The Hilton - Harrisburg Mortgage Loan had an original principal balance of $31,500,000, has an outstanding principal balance as of the Cut-off Date of $31,500,000 and accrues interest at an interest rate of 4.421% per annum. The Hilton - Harrisburg Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the first 36 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Hilton - Harrisburg Mortgage Loan matures on July 1, 2025.

Following the lockout period, the borrower has the right to defease the Hilton - Harrisburg Mortgage Loan in whole, but not in part, on any date before April 1, 2025. In addition, the Hilton - Harrisburg Mortgage Loan is prepayable without penalty on or after April 1, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

60

HILTON - HARRISBURG

Sources and Uses

Sources			Uses
Original loan amount	$31,500,000	100.0%	Loan payoff(1)	$16,712,851	53.1%
			Reserves	1,913,707	6.1
			Closing costs	546,188	1.7
			Return of equity	12,327,254	39.1
Total Sources	$31,500,000	100.0%	Total Uses	$31,500,000	100.0%

(1)	The Hilton – Harrisburg Property was previously securitized in the WFRBS 2012-C10 transaction.

The Property. The Hilton - Harrisburg Property is a 15-story, 341-room full service hotel located in the central business district of Harrisburg, Pennsylvania. The Hilton - Harrisburg Property is situated in the center of downtown Harrisburg and two blocks southeast of the Pennsylvania State Capitol building. Additionally, the Hilton - Harrisburg Property is the only full service hotel in downtown Harrisburg. The Hilton - Harrisburg Property was built in 1990 and was renovated between 2014 and 2015. The Hilton - Harrisburg Property comprises 341 guestrooms, including 154 king guestrooms, 172 double/double guestrooms and 15 suites. Amenities at the Hilton - Harrisburg Property include two restaurants, a bar, gift shop, indoor pool, fitness center, and 13 conference rooms/ballrooms totaling 25,344 square feet. The Hilton – Harrisburg Property has a use agreement with the Harrisburg Parking Authority for 400 spaces (1.17 per room) in the adjacent and connected Walnut Street garage. According to the sponsor, over $8.7 million has been invested in the Hilton – Harrisburg Property since acquisition in 2012. An additional $0.8 million of renovations are planned according to the sponsor. The Hilton - Harrisburg Property is currently undergoing a renovation in conjunction with a $9.5 million property improvement plan (“PIP”). So far, the PIP has included upgrades to the furniture, fixtures, guestrooms, bathrooms, lounges, conference rooms/ballrooms, two restaurants and the bar. The remaining $0.8 million budgeted for improvements (for which a $1.5 million upfront PIP reserve was taken) is to be spent on upgrades to the lobby, fitness center and swimming pool, which are expected to be completed in mid-2016. The Hilton - Harrisburg Property is subject to a franchise agreement that expires in June 2027.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Hilton - Harrisburg Property:

Cash Flow Analysis

	2013	2014	TTM 6/30/2015	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	64.8%	64.2%	65.1%	65.1%
ADR	$151.39	$153.42	$157.00	$157.00
RevPAR	$98.16	$98.48	$102.18	$102.18

Total Revenue	$20,878,931	$20,172,463	$21,807,381	$21,807,381	100.0%	$63,951
Total Department Expenses	9,242,705	8,369,779	9,177,413	9,177,413	42.1	26,913
Gross Operating Profit	$11,636,226	$11,802,684	$12,629,968	$12,629,968	57.9%	$37,038

Total Undistributed Expenses	6,547,445	6,926,699	7,057,967	7,212,128	33.1	21,150
Profit Before Fixed Charges	$5,088,781	$4,875,985	$5,572,001	$5,417,840	24.8%	$15,888

Total Fixed Charges	1,311,911	1,339,395	1,439,512	1,211,786	5.6	3,554

Net Operating Income	$3,776,870	$3,536,590	$4,132,489	$4,206,054	19.3%	$12,334
FF&E	0	0	0	1,090,369	5.0	3,198
Net Cash Flow	$3,776,870	$3,536,590	$4,132,489	$3,115,685	14.3%	$9,137

NOI DSCR	1.99x	1.86x	2.18x	2.22x
NCF DSCR	1.99x	1.86x	2.18x	1.64x
NOI DY	12.0%	11.2%	13.1%	13.4%
NCF DY	12.0%	11.2%	13.1%	9.9%

Appraisal. As of the appraisal valuation date of May 5, 2015, the Hilton - Harrisburg Property had an “as-is” appraised value of $50,000,000 and an “as-stabilized” value of $53,100,000 as of June 1, 2017, which assumes the Hilton - Harrisburg Property will achieve a stabilized occupancy of 68.0% and RevPAR of $106.

Environmental Matters. According to the Phase I environmental site assessment dated May 5, 2015, there was no evidence of any recognized environmental conditions at the Hilton - Harrisburg Property.

Market Overview and Competition. The Hilton - Harrisburg Property is situated in the center of downtown Harrisburg and two blocks from the Pennsylvania State Capitol building. Located on the east bank of the Susquehanna River, approximately 100 miles northwest of Philadelphia and 200 miles east of Pittsburgh, Harrisburg is the ninth largest city in Pennsylvania and is the state capital. The Hilton - Harrisburg Property is connected via an indoor walkway to the Whitaker Center for Science and the Arts, which features a performance theater, digital IMAX cinema and science center. The Pennsylvania State Government is the largest employer in Harrisburg. The federal government also has a presence in Harrisburg, represented by, among others, the Department of Environmental Services and the Department of Agriculture. The second largest employer, located approximately 12 miles east of the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

61

HILTON - HARRISBURG

Hilton - Harrisburg Property, is the Penn State Milton S. Hershey Medical Center, a 491-bed teaching hospital, reflecting the importance of healthcare to the local economy. The third and fourth largest employers are Hershey Entertainment & Resorts Company and the Hershey Company, both of which are headquartered in Hershey, approximately 13 miles east of Harrisburg. Moreover, many national and local corporations, many of whom represent the hotel’s top accounts, maintain offices in the Harrisburg market, including Deloitte, Rite Aid, Accenture, Alvarez and Marsal, CherryRoad Technologies, PriceWaterhouseCoopers, KPMG, Harsco Corporation, and McKinsey & Company. Harrisburg also hosts a number of events including the Pennsylvania Farm Show, which is the largest free indoor agriculture exposition in the United States and has been held in Harrisburg every January since 1917, and the Great American Outdoor Show that occurs each February. According to the appraisal, demand segmentation at the Hilton - Harrisburg Property is as follows: Corporate/Commercial (45.0%), Group (35.0%) and Leisure/Tourism (20.0%).

The following table presents certain information relating to the Hilton - Harrisburg Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Hilton - Harrisburg			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
5/31/2015 TTM	63.7%	$130.23	$82.90	65.4%	$153.38	$100.30	102.7%	117.8%	121.0%
5/31/2014 TTM	62.0%	$130.79	$81.06	65.8%	$151.03	$99.33	106.1%	115.5%	122.5%
5/31/2013 TTM	60.1%	$127.82	$76.87	62.7%	$146.66	$91.91	104.2%	114.7%	119.6%

(1)	Information obtained from a third-party hospitality report dated June 14, 2015. The competitive set includes the following hotels: Crowne Plaza Harrisburg Hershey, Clarion Hotel & Conference Center Harrisburg West, Best Western Premier, Sheraton Hotel Harrisburg Hershey, Hershey Lodge, Holiday Inn Harrisburg East Airport, and Radisson Hotel Harrisburg.

The Borrower. The borrower is 2012 Harrisburg Investment LLC, a Delaware limited liability company and a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Hilton - Harrisburg Mortgage Loan. Tae Woo Park is the guarantor of certain nonrecourse carveouts under the Hilton - Harrisburg Mortgage Loan.

The Sponsor. The sponsor is Tae Woo Park. Mr. Park has more than 30 years of real estate experience owning and managing various properties. Mr. Park has an ownership interest in 17 real estate properties including five hotels totaling over 1,250 rooms.

Escrows. The loan documents provide for upfront escrows in the amount of $258,795 for real estate taxes, $82,592 for insurance, and $1,500,000 for a PIP reserve. The loan documents provide for monthly escrows of $63,237 for real estate taxes and $7,508 for insurance.

Prior to August 2017, ongoing monthly FF&E reserves are not required as long as no event of default has occurred and is continuing. Commencing August 2017, ongoing monthly FF&E reserves are required in an amount equal to one-twelfth of 1.0% of operating income for the prior fiscal year. Commencing August 2018, ongoing monthly FF&E reserves are required in an amount equal to one-twelfth of 3.0% of operating income for the prior fiscal year. Commencing August 2019, ongoing monthly FF&E reserves are required in an amount equal to one-twelfth of 4.0% of operating income for the prior fiscal year.

If the amortizing debt service coverage ratio on a trailing 12-month basis (“DSCR”) falls below 1.30x, the lender will sweep all excess cash flow until the balance in the Seasonality Reserve account is equal to $350,000 by October 1st of such calendar year (November 1st in 2015). For so long as the amortizing DSCR is at or above 1.30x and less than 2.00x, the borrower is required to deposit into the Seasonality Reserve account an amount sufficient to cause the balance of the account to equal $350,000 by October 1st of such calendar year (November 1st in 2015). Such amounts in the Seasonality Reserve can be used by the lender for debt service payments during the months of December, January and February to the extent necessary; and if the amortizing DSCR is at or above 1.30x, any excess cash flow remaining in the account after February of such calendar year will be applied toward the payment of the debt service, monthly tax, insurance, and FF&E escrows due on the payment dates in the succeeding months of March and April. If the amortizing DSCR as calculated over two consecutive calendar quarters is greater than or equal to 2.00x, the Seasonality Reserve requirements will terminate and the remaining funds in the account will be returned to the borrower.

Lockbox and Cash Management. Upon the occurrence of a Cash Management Period (as defined below), the borrower will be required to establish a lender-controlled lockbox account and the borrower and property manager will be required to direct tenants to deposit all rents directly into such lockbox account, and direct all credit card providers to deposit all revenues received into the lockbox account. During a Cash Management Period, all excess funds on deposit in the lockbox account are swept to a lender-controlled cash flow sub-account on each business day.

A “Cash Management Period” will commence upon (i) the occurrence and continuance of an event of default, (ii) the amortizing debt service coverage ratio falling below 1.15x as of the last day of any calendar quarter or (iii) the maturity date of July 1, 2025. A Cash Management Period will expire upon: (a) with respect to clause (i), the event of default being cured and no other event of default has occurred and is continuing, (b) with respect to clause (ii), the amortizing debt service coverage ratio being at least 1.15x for two consecutive calendar quarters, and (c) with respect to clause (iii), the payoff of the Hilton - Harrisburg Mortgage Loan in full.

Property Management. The Hilton - Harrisburg Property is managed by Greenwood Hospitality Management, LLC.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

62

HILTON - HARRISBURG

Assumption. The borrower has the right to transfer the Hilton - Harrisburg Property provided that certain conditions are satisfied, including but not limited to (i) no event of default has occurred and is continuing; (ii) the lender reasonably determines that the proposed transferee complies with single purpose bankruptcy remote entity requirements and the transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) the lender has received confirmation from Fitch, Moody’s and Morningstar that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-SG1 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. At any time following three months from the settlement of the Series 2015-SG1 Certificates and solely in conjunction with a permitted transfer and assumption (as further defined in the loan agreement), the transferee borrower has the right to incur mezzanine financing with a maturity date no earlier than the maturity date of the Hilton - Harrisburg Mortgage Loan from an approved mezzanine lender (as outlined in the loan documents) subject to the satisfaction of certain conditions including but not limited to (i) no event of default has occurred and is continuing; (ii) the execution of an intercreditor agreement in form and substance acceptable to the lender and each of Fitch, Moody’s, and Morningstar; (iii) the combined loan-to-value ratio is not greater than 70.0%; (iv) the combined DSCR (based on a 30-year amortization period) is greater than 1.55x; and (iv) receipt of rating agency confirmations from Fitch, Moody’s, and Morningstar that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-SG1 Certificates.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Hilton - Harrisburg Property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

63

OHIO DOCUMENT PORTFOLIO

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

64

OHIO DOCUMENT PORTFOLIO

Lake Erie
Euclid
Wickliffe
Willoughby
Richmond Heights
Mayfield
South Euclid
Gates Mills
East Cleveland
Downtown
Cleveland Heights
Chesterland
Westlake
Lakewood
CLEVELAND
Hunting Valley
Fairview Park
Shaker Heights
Garfield Heights
Warrensville Heights
Moreland Hills
Chagrin Falls
North Olmsted
Brook Park
Maple Heights
Bedford Heights
Bainbridge
Bedford
Solon
Parma
Independence
Middleburg Heights
Columbia Station
North Royalton
Brecksville
Macedonia
Twinsburg
Aurora
Strongsville
Boston Heights
Brunswick
Hudson
Streetsboro
Richfield
Cuyahoga Valley Natl. Park
Stow
Medina
Montrose
Cuyahoga Falls
Kent
Fairlawn
AKRON
Tallmadge

Hamilton
Liberty
Lebanon
Mason
West Chester
Fairfield
Deerfield Township
Landen
Maineville
Forest Park
Springdale
Sharonville
Glendale
Loveland
New Burlington
Evendale
Montgomery
Mount Healthy
Lockland
Blue Ash
Wyoming
Reading
Finneytown
Kenwood
Amberley
College Hill
The Village of Indian Hill
Mulberry
Mt. Repose
CINCINNATI
Milford
Day Heights
Norwood
Madisonville
Hyde Park
Fairfax
Walnut Hills
Mt. Lookout
Summerside
Downtown
Turpin Hills

Dublin
Riverlea
Hilliard
Upper Arlington
University District
COLUMBUS
West Frwy
Grandview Heights
Short North
Lake Darby
North Hilltop
Downtown
Franklintown
Lincoln Village
Hilltop
South Hilltop
Brewery District
Southwest Columbus

Ohio Document Portfolio	
1 1 Andrews Circle	Brecksville, OH
2 690 Crescentville	West Chester, OH
3 2500 Charter	Columbus, OH
4 2612 Walcutt	Hilliard, OH

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

65

No. 5 – Ohio Document Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Natixis Real Estate Capital LLC			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Industrial
Original Principal Balance:	$19,950,000			Specific Property Type:	Warehouse
Cut-off Date Principal Balance:	$19,926,207			Location:	Various – See Table
% of Initial Pool Balance:	2.8%			Size:	569,224 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF:	$35.01
Borrower Name:	DP LXI, LLC			Year Built/Renovated:	Various – See Table
Sponsors:	James A. Diamond; William E. Diamond			Title Vesting:	Fee
Mortgage Rate:	4.4970%			Property Manager:	Self-managed
Note Date:	July 10, 2015			3rd Most Recent Occupancy(2):	NAV
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy(2):	NAV
Maturity Date:	July 10, 2025			Most Recent Occupancy (As of)(2):	100.0% (12/31/2014)
IO Period:	NAP			Current Occupancy (As of):	100.0% (5/22/2015)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI(2):	NAV
Interest Accrual Method:	Actual/360			2nd Most Recent NOI(2):	NAV
Call Protection:	L(25),D(91),O(4)			Most Recent NOI(2):	NAV
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$3,668,684
				U/W Expenses:	$1,680,702
				U/W NOI:	$1,987,982
				U/W NCF:	$1,783,873
Escrows and Reserves(1):				U/W NOI DSCR:	1.64x
				U/W NCF DSCR:	1.47x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	10.0%
Taxes	$0	$43,132	NAP	U/W NCF Debt Yield:	9.0%
Insurance	$32,940	$2,995	NAP	As-Is Appraised Value:	$26,710,000
Replacement Reserve	$0	$5,150	$123,605	As-Is Appraisal Valuation Date(3):	Various
TI/LC Reserve	$0	$11,859	(1)	Cut-off Date LTV Ratio:	74.6%
Deferred Maintenance	$3,750	NAP	NAP	LTV Ratio at Maturity or ARD:	60.4%

(1)	See “Escrows” section.

(2)	Historical occupancies and financials were not available as the borrower recently acquired the Ohio Document Portfolio Properties and such information was not provided by the previous owner. According to the leases the Ohio Document Portfolio Properties were 100.0% occupied as of December 31, 2014.

(3)	See “Appraisal” section.

The Mortgage Loan. The mortgage loan (the “Ohio Document Portfolio Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a portfolio of industrial properties located in Ohio (the “Ohio Document Portfolio Properties”). The Ohio Document Portfolio Mortgage Loan was originated on July 10, 2015 by Natixis Real Estate Capital LLC. The Ohio Document Portfolio Mortgage Loan had an original principal balance of $19,950,000, has an outstanding principal balance as of the Cut-off Date of $19,926,207 and accrues interest at an interest rate of 4.4970% per annum. The Ohio Document Portfolio Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule. The Ohio Document Portfolio Mortgage Loan matures on July 10, 2025.

Following the lockout period, the borrower has the right to defease the Ohio Document Portfolio Mortgage Loan in whole or in part, on any date before April 10, 2025. In addition, the Ohio Document Portfolio Mortgage Loan is prepayable without penalty on or after April 10, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

66

OHIO DOCUMENT PORTFOLIO

Sources and Uses

Sources			Uses
Original loan amount	$19,950,000	74.1%	Purchase price	$26,600,000	98.9%
Sponsor’s new cash contribution	6,956,976	25.9	Closing costs	270,286	1.0
			Reserves	36,690	0.1
Total Sources	$26,906,976	100.0%	Total Uses	$26,906,976	100.0%

The Properties. The Ohio Document Portfolio Properties are comprised of the fee interest in a portfolio of four industrial warehouse properties totaling 569,224 square feet and located throughout Ohio. The Ohio Document Portfolio Properties range in size from 40,940 square feet to 244,016 square feet and the building clear heights range from 24 feet to 50 feet. Built between 1988 and 2004, the Ohio Document Portfolio Properties are 100% leased by two tenants, Retrievex Inc. and Andrews Moving and Storage of Columbus Inc. Retrievex Inc. was acquired by Access Information Management (“Access CIG, LLC”) in 2012. Access CIG, LLC is the largest privately held records and information management (“RIM”) services provider in the United States. All Retrievex Inc. leases are guaranteed by its parent Access CIG, LLC (rated B3/B by Moody’s/S&P). Andrews Moving and Storage of Columbus Inc. is a privately-owned company that provides residential and commercial relocation and logistics solutions to a variety of customers and companies worldwide.

The following are brief summaries of the four properties comprising the Ohio Document Portfolio Properties:

1 Andrews Circle

The 1 Andrews Circle property consists of two, one-story class B warehouse buildings situated on an 18.6-acre parcel located in Brecksville, Ohio, approximately 17.7 miles from Cleveland. Constructed in 1991, the property contains 216,728 square feet of net rentable area, which includes 14,468 square feet (6.7% of net rentable area) of finished office space, a clear height of 36 to 40 feet in the warehouse area, ten dock doors and four grade-level, drive-in doors. The 1 Andrews Circle property features 147 parking spaces, resulting in a parking ratio of 0.7 spaces per 1,000 square feet of rentable area. As of May 22, 2015, the 1 Andrews Circle property was 100.0% leased by Retrievex Inc.

690 Crescentville Road

The 690 Crescentville Road property consists of two, one-story class B warehouse buildings situated on a 10.4-acre parcel located in West Chester, Ohio, approximately 19.2 miles from Cincinnati. Constructed in 1988, the property contains 244,016 square feet of net rentable area, which includes approximately 14,593 square feet (6.0% of net rentable area) of finished office space, a clear height of 24 to 50 feet in the warehouse areas, nine dock doors and five grade level drive-in doors. The South building contains a partial mezzanine in the warehouse area and the eastern portions of the North building contain a multi-level storage area separated by grated steel flooring. The 690 Crescentville Road property features 137 parking spaces, resulting in a parking ratio of 0.6 spaces per 1,000 square feet of rentable area. As of May 22, 2015, the 690 Crescentville Road property was 100.0% leased by Retrievex Inc.

2500 Charter Street

The 2500 Charter Street property is a one-story, class B warehouse building situated on a 6.0-acre parcel located in Columbus, Ohio. Constructed in 1990, the Property contains a total of 67,540 square foot of net rentable area, which includes approximately 7,025 square foot (10.4% of net rentable area) of finished office space, a clear height of 36 feet in the warehouse area, eight dock doors and one grade level drive-in door. The 2500 Charter Street property features 81 parking spaces, resulting in a parking ratio of 1.2 spaces per 1,000 square feet of rentable area. As of May 22, 2015, the 2500 Charter Street property was 100.0% leased by two tenants: Andrews Moving and Storage of Columbus Inc. (42,000 square feet; 62.2% of net rentable area) and Retrievex Inc. (25,540 square feet; 37.8% of net rentable area).

2612 Walcutt Road

The 2612 Walcutt Road property is a one-story Class B warehouse building situated on a 5.0-acre parcel located in Hilliard, Ohio, approximately 10.9 miles from Columbus. Constructed in 2004, the property contains 40,940 square feet of net rentable area, including approximately 430 square feet (1.1% of net rentable area) of finished office space, a clear height of 40 feet in the warehouse area, two dock doors and one grade level drive-in door. The 2612 Walcutt Road property features 25 parking spaces, resulting in a parking ratio of 0.6 spaces per 1,000 square feet of rentable area. As of May 22, 2015, the 2612 Walcutt Road property was 100.0% leased by Retrievex Inc.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

67

OHIO DOCUMENT PORTFOLIO

The following table presents certain information relating to the Ohio Document Portfolio Properties:

Property Name – Location	Allocated Cut- off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value
1 Andrews Circle – Brecksville, OH	$8,900,024	44.7%	100.0%	1991/NAP	216,728	$11,930,000
690 Crescentville Road – West Chester, OH	7,945,118	39.9%	100.0%	1988/NAP	244,016	10,650,000
2500 Charter Street – Columbus, OH	1,976,954	9.9%	100.0%	1990/NAP	67,540	2,650,000
2612 Walcutt Road – Hilliard, OH	1,104,110	5.5%	100.0%	2004/NAP	40,940	1,480,000
Total/Weighted Average	$19,926,207	100.0%	100.0%		569,224	$26,710,000

The following table presents certain information relating to the tenancy at the Ohio Document Portfolio Properties:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Retrievex Inc.(1)	NR/B3/B	527,224(2)	92.6%	$4.04	$2,128,906	92.9%	10/31/2021
Andrews Moving and Storage of Columbus Inc.(3)	NR/NR/NR	42,000	7.4%	$3.86	$162,225	7.1%	2/28/2019
Total Major Tenants		569,224	100.0%	$4.03	$2,291,131	100.0%

Total Occupied Collateral		569,224	100.0%	$4.03	$2,291,131	100.0%

Vacant Space		0	0.0%

Collateral Total		569,224	100.0%

(1)	Ratings are those of Retrievex Inc.’s parent company, Access CIG, LLC, which guarantees each Retrievex Inc. lease. Retrievex Inc. occupies space at all four of the Ohio Document Portfolio Properties (including three on a single-tenant basis). Each Retrievex Inc. lease has two five-year lease extension options.

(2)	Retrievex Inc. subleases approximately 5,922 square feet at the 1 Andrews Circle property and 14,572 square feet at the 690 Crescentville Road property to Cintas through October 31, 2015, after which Retrievex Inc. is expected to expand into the Cintas space. Retrievex also subleases a portion of the parking lot at the 1 Andrews Circle property to Shred-It USA LLC. The Retrievex Inc. rent was underwritten.

(3)	Andrews Moving and Storage of Columbus Inc. is a tenant at the 2500 Charter Street property. Andrews Moving and Storage of Columbus Inc. has one three-year lease extension option

The following table presents certain information relating to the lease rollover schedule at the Ohio Document Portfolio Properties:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	1	42,000	7.4%	42,000	7.4%	$162,225	$3.86
2020	0	0	0.0%	42,000	7.4%	$0	$0.00
2021	4(2)	527,224	92.6%	569,224	100.0%	$2,128,906	$4.04
2022	0	0	0.0%	569,224	100.0%	$0	$0.00
2023	0	0	0.0%	569,224	100.0%	$0	$0.00
2024	0	0	0.0%	569,224	100.0%	$0	$0.00
2025	0	0	0.0%	569,224	100.0%	$0	$0.00
Thereafter	0	0	0.0%	569,224	100.0%	$0	$0.00
Vacant	0	0	0.0%	569,224	100.0%	$0	$0.00
Total/Weighted Average	5	569,224	100.0%			$2,291,131	$4.03

(1)	Information obtained from the underwritten rent roll.

(2)	Retrievex Inc. occupies space at all four of the Ohio Document Portfolio Properties and each lease has an expiration date of October 31, 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

68

OHIO DOCUMENT PORTFOLIO

The following table presents historical occupancy percentages at the Ohio Document Portfolio Properties:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	5/22/2015(2)

NAV	NAV	100.0%	100.0%

(1)	Historical occupancies were not available as the borrower recently acquired the Ohio Document Portfolio Properties and such information was not provided by the previous owner. Per the leases, the Ohio Document Portfolio Properties were 100.0% occupied as of December 31, 2014.

(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Ohio Document Portfolio Properties:

Cash Flow Analysis(1)

	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$2,291,131	62.5%	$4.03
Grossed Up Vacant Space	0	0	0.00
Total Reimbursables	1,570,642	42.8	2.76
Other Income	0	0	0.00
Less Vacancy & Credit Loss	(193,089)(2)	(5.3)	(0.34)
Effective Gross Income	$3,668,684	100.0%	$6.45

Total Operating Expenses	$1,680,702	45.8%	$2.95

Net Operating Income	$1,987,982	54.2%	$3.49
TI/LC	142,306	3.9	0.25
Capital Expenditures	61,803	1.7	0.11
Net Cash Flow	$1,783,873	48.6%	$3.13

NOI DSCR	1.64x
NCF DSCR	1.47x
NOI DY	10.0%
NCF DY	9.0%
(1)	Historical financials were not available as the borrower recently acquired the Ohio Document Portfolio Properties and such information was not provided by the previous owner.

(2)	The underwritten economic vacancy is 5.3%. The Ohio Document Portfolio Properties were 100.0% physically occupied as of May 22, 2015.

Appraisal. As of the appraisal valuation dates of May 5 and May 6, 2015, the Ohio Document Portfolio Properties had an aggregate “as-is” appraised value of $26,710,000.

Environmental Matters. According to a Phase I environmental report dated May 26, 2015, there was no evidence of any recognized environmental conditions at the Ohio Document Portfolio Properties.

Market Overview. The Ohio Document Portfolio Properties are located in Ohio with two properties located near Columbus, one property near Cincinnati and one property located near Cleveland.

1 Andrews Circle

The 1 Andrews Circle property is located in the Brecksville, Cuyahoga County, Ohio, approximately 17.7 miles from Cleveland. Primary regional access is provided by Ohio Turnpike and Interstate 77. Located just south of the 1 Andrews Circle property, Ohio Turnpike runs in an east-west direction in the northern section of Ohio, serving as a primary corridor to Chicago and Pittsburgh. Interstate 77 is located just east of the 1 Andrews Circle property, and runs in a north-south direction, providing access to Cleveland to the north and Akron to the south. The 1 Andrews Circle property is located approximately 21 miles south-east of the Cleveland Hopkins International Airport.

The 1 Andrews Circle property is located in the Cleveland - Elyria metropolitan statistical area. According to a third-party market research report, as of the first quarter of 2015, the Cleveland industrial market contained 482.4 million square feet in 12,502 buildings and had a vacancy rate of 6.1%, with average asking rents of $3.75 per square foot on a gross basis. The 1 Andrews Circle property is located in the South industrial submarket, which has a total of 34.7 million rentable square feet of industrial space. The South industrial submarket exhibited a vacancy of 6.6% rate and average asking rents of $5.58 per square foot on a gross basis as of the first quarter of 2015, which is substantially higher than the Cleveland metropolitan area.

690 Crescentville Road

The 690 Crescentville Road property is located in West Chester, Hamilton County, Ohio, approximately 19.2 miles from Cincinnati. Primary regional access is provided by Interstate 75 and Interstate 275. Located approximately three-quarters of a mile east of the 690 Crescentville Road property, Interstate 75 runs in a north-south direction from Cincinnati to Toledo by way of Dayton. Located approximately one mile south of the 690 Crescentville Road property, Interstate 275 is an 83.7-mile-long loop in Ohio, Indiana, and Kentucky that forms a complete beltway around the Cincinnati, Ohio, area. The Cincinnati/Northern Kentucky International Airport is located approximately 30 miles southwest of the 690 Crescentville Road property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

69

OHIO DOCUMENT PORTFOLIO

The 690 Crescentville Road property is located in the Cincinnati metropolitan statistical area. According to a third-party market research report, as of the first quarter of 2015, the Cincinnati industrial market contained 299.6 million square feet in 6,688 buildings and had a vacancy rate of 6.0%, with average asking rents of $3.52 per square foot on a gross basis. The 690 Crescentville Road property is located in the Northern Cincinnati submarket, which had a total of 112.0 million rentable square feet of industrial space accounting for 37.4% of all industrial space in the Cincinnati metropolitan area. The Northern Cincinnati industrial submarket exhibited a vacancy of 6.2% rate and average asking rents of $3.54 per square foot on a gross basis as of the first quarter of 2015, which is in line with the Cincinnati metropolitan area.

2500 Charter Street & 2612 Walcutt Road

The 2500 Charter Street and 2612 Walcutt Road properties are located 0.5 miles apart in Columbus and Hilliard, respectively, both within Franklin County, Ohio. Primary regional access is provided by Interstate 270 and Interstate 70. Located a half-mile east of the 2500 Charter Street and 2612 Walcutt Road properties, Interstate 270 is the beltway loop freeway in the Columbus metropolitan area, commonly known locally as “The Outerbelt”, providing connections to Interstate 70 and Interstate 71. Located approximately three miles south of the 2500 Charter Street and 2612 Walcutt Road properties, Interstate 70 runs in an east-west direction, providing access to Indianapolis to the west, and Columbus and Pennsylvania to the east. Interstate 71 provides access to Cincinnati to the southwest and Cleveland to the northeast. Port Columbus International Airport is located approximately sixteen miles east of the 2500 Charter Street and 2612 Walcutt Road properties.

The 2500 Charter Street and 2612 Walcutt Road properties are located in the Columbus metropolitan statistical area. According to a third-party market research report, as of the first quarter of 2015, the Columbus industrial market contained 256.7 million square feet in 5,077 buildings and exhibited a vacancy rate of 6.8%, with average asking rents of $3.34 per square foot on a gross basis. The 2612 Walcutt Road and 2500 Charter Street properties are located in the Hilliard submarket, which has a total of 25.2 million rentable square feet of industrial space. The Hilliard submarket exhibited a vacancy of 14.4% rate and average asking rents of $3.11 per square foot on a gross basis as of the first quarter of 2015.

The Borrower.  The borrower is DP LXI, LLC, a Delaware limited liability company and a single purpose entity, which is owned by Robert Diamond (45.0%), Diamond Properties LLC (29.0% and managing member), Adam Fisher (17.0%) and RMSOH LLC (9.0%). James A. Diamond and William E. Diamond are the guarantors of certain non-recourse carveouts under the Ohio Document Portfolio Mortgage Loan.

The Sponsors.  The sponsors are James A. Diamond and William E. Diamond, founders of Diamond Properties LLC. Since founding in 1993, Diamond Properties, LLC has acquired forty-five properties, including office, warehouse, retail and residential properties and land, in New York, Pennsylvania, Connecticut, Ohio and Maryland, and currently owns thirty-one of those properties, totaling in excess of 2.5 million square feet.

Escrows. The loan documents provide for upfront reserves in the amount of $32,940 for insurance and $3,750 for deferred maintenance. The loan documents require monthly deposits of one-twelfth of the estimated annual real estate taxes, which currently equates to $43,132 and one-twelfth of the annual insurance premiums, which currently equates to $2,995. The loan documents require monthly deposits of $5,150 for replacement reserves, subject to a cap of $123,605 and a minimum of $61,803; if at anytime during the term of the loan, the balance of the replacement reserve falls below $61,803, monthly deposits will resume until the cap is met. The loan documents require monthly deposits of $11,859 for tenant improvements and leasing commissions (“TI/LCs”). The TI/LCs reserve cap will be $426,918 in the event that the Retrievex Inc. or any successor tenant (the “Major Tenant”) extends one or more of the Major Tenant leases for a term that extends not less than three years beyond the stated maturity date and the annual base rent for a Major Tenant is equal to or greater than $1,916,016. The TI/LCs reserve cap will be $853,836 in the event that a Major Tenant exercises the first extension option pursuant to one or more of the Major Tenant leases and the annual base rent for the Major Tenant is equal to or greater than $1,916,016 following the exercise of such extension option.

Lockbox and Cash Management. The Ohio Document Portfolio Mortgage Loan is structured with a hard lockbox and springing cash management. The Ohio Document Portfolio Mortgage Loan requires all rents to be directly deposited by tenants of the Ohio Document Portfolio Properties into the clearing account. Prior to the occurrence of a Cash Management Period (as defined below), all funds in the lockbox account are swept to the borrower’s operating account. During a Cash Management Period, all funds in the lockbox account will be swept to a lender-controlled cash management account.

A “Cash Management Period” will commence upon the occurrence of any of the following: (i) an event of default; (ii) the failure by the borrower, after the end of a calendar quarter, to maintain a debt service coverage ratio of at least 1.10x; or (iii) a Major Tenant Trigger Event (as defined below). A Cash Management Period will end with respect to clause (i), upon the cure of such event of default; with respect to clause (ii), upon the debt service coverage ratio being at least 1.15x for three consecutive months; and with respect to clause (iii), upon the occurrence of a Major Tenant Trigger Cure Event (as defined below). Notwithstanding the foregoing, if a Cash Management Period is triggered solely by a Major Tenant Termination Event (as defined below), such Cash Management Period will be waived in the event that the debt service coverage ratio, after giving effect to any applicable Major Tenant Termination Events, is at least 1.10x.

A “Major Tenant Trigger Event” means any of: (i) a Major Tenant is the subject of a bankruptcy action; (ii) a Major Tenant is in material or monetary default under its lease beyond any applicable notice and/or cure period; (iii) a Major Tenant Termination Event; or (iv) a Successor Tenant Trigger Event (as defined below).

A “Major Tenant Termination Event” means any of: (i) the termination of a Major Tenant lease for any reason or (ii) the failure by a Major Tenant to renew any extension option prior to the earlier of (A) the date that is 12 months prior to the expiration of the applicable Major Tenant lease or (B) the date on which a Major Tenant is permitted to exercise its extension option under the applicable Major Tenant lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

70

OHIO DOCUMENT PORTFOLIO

A “Major Tenant Trigger Cure Event” means any of: (i) with respect to a Major Tenant bankruptcy proceeding, a Major Tenant has assumed each and every Major Tenant lease in such Major Tenant bankruptcy proceeding; (ii) with respect to the first three Major Tenant Trigger Events only, such Major Tenant Trigger Events lease default is cured and no other default has occurred under any Major Tenant lease for three consecutive months; (iii) with respect to a Major Tenant Termination Event, (a) the termination of the applicable Major Tenant lease is rescinded by a Major Tenant, (b) a Major Tenant renews the applicable Major Tenant lease under terms reasonably acceptable to the lender in all material respects or (c) the applicable Major Tenant lease is terminated and (I) all or a portion of the applicable Major Tenant space has been re-tenanted pursuant to one or more acceptable replacement leases and the tenants thereunder have delivered acceptable tenant estoppels to the lender and (II) the annual base rent due pursuant to all Major Tenant leases or successor tenant leases must be equal to or greater than $1,916,016 and (iv) with respect to a Successor Tenant Trigger Event, the occurrence of the applicable Successor Tenant Trigger Cure Event (as defined below).

A “Successor Tenant Trigger Event” means for any successor tenant, the occurrence of any of the trigger events set forth in the definition of Major Tenant Trigger Event, as applicable to such successor tenant.

A ”Successor Tenant Trigger Cure Event” means for any successor tenant, the occurrence of any of the trigger events set forth in the definition of Major Tenant Trigger Cure Event, as applicable to such successor tenant.

Property Management. The Ohio Document Portfolio Properties are managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the Ohio Document Portfolio Properties, in whole but not in part, provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; and (ii) the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration such transferee’s experience, financial strength and general business standing. The lender will have the right to approve or disapprove of the proposed transferee in its reasonable discretion, it being acknowledged that the lender may as a condition to approving any proposed transferee require a rating agency comfort letter from Fitch, Moody’s and Morningstar that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-SG1 Certificates.

Partial Release. Not Permitted.

Real Estate Substitution. Not Permitted.

Subordinate and Mezzanine Indebtedness. Not Permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents provide that the required “all risk” insurance policy must include coverage for terrorism in an amount equal to the full replacement cost of the Ohio Document Portfolio Properties. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

71

DOUBLETREE DFW

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

72

DOUBLETREE DFW

DoubleTree DFW
4441 West John Carpenter Freeway
Irving, TX 75063
Lewisville
Flower Mound
Coppell
Carrollton
Southlake
Grapevine
Valley Ranch
Dallas - Fort Worth Intl. Airport
DALLAS
IRVING
Las Colinas
Bedford
Euless
Grapevine Lake
North Lake
Oak Grove Park
North Lake Park
DENTON COUNTY
DALLAS COUNTY
TARRANT COUNTY
Lewisville Town Center
W. Main St
Fox Ave
Bellaire Blvd
Round Grove Rd
Vista Ridge Village
Vista Ridge Mall
Hebron Pkwy
Stemmons Frwy
Sam Rayburn Tollway
MacArthur Blvd
Denton Tap Rd
Andy Brown Park
Sandy Lake Rd
Belt Line Rd
Bethel Rd
Royal Ln
Freeport Pkwy
International Pkwy
Lakeside Pkwy
Grapevine Municipal Golf Course
Grapevine Mills
Fairway Dr
Dove Rd
Northwest Hwy
Baylor Regional Medical Ctr. at Grapevine
Mustang-Panther Stadium
Esters Blvd
Airfield Dr
LBJ Frwy
John Carpenter Frwy
DART ORANGE LINE
DFW
BELT LINE
Dallas Cowboys Headquarters
McInnish Park
Belt Line Rd
Standridge Stadium
Sam Houston Park
Pres. George Bush Tpke
Luna Rd
Baylor Health Ctr. at Irving-Coppell
Buffalo Blvd
O'Connor Blvd
Royal Ln
Las Colinas Medical Center
CARPENTER RANCH
NORTH LAKE COLLEGE
North Lake College
Irving Convention Center
IRVING CONVENTION CENTER
NW Hwy
LAS COLINAS URBAN CTR.
SOUTH LAS COLINAS
DART
Las Colinas Country Club
Cottonwood Golf Course
Walnut Hill Ln
Valley View Ln
Northgate Dr
Esters Rd
Rochelle Rd
University of Dallas
Irving Mall
Airport Frwy
Baylor Medical Center at Irving
Springwood Hospital
Harwood Rd
Main St
Mid Cities Blvd
Bob Eden Park
Bear Creek Golf Course
Melrose Park
Glade Rd
Hall Rd
Parr Park
Coyote Ridge Golf Course
Indian Creek Golf Course
N. CARROLLTON/FRANKFORD
TRINITY MILLS
GREEN LINE
Old Denton Rd
Rosemeade Pkwy
Garden Ridge Blvd
Old Orchard Ln
Valley Pkwy
Mill St
Kealy St
35E
121
635
114
97
26
161
360
183
190
DENTON
FRISCO
McKinney
PLANO
Allen
Lewisville
Carrollton
Coppell
Farmers Branch
RICHARDSON
GARLAND
Rowlett
Grapevine
Flower Mound
IRVING
Euless
FORT WORTH
ARLINGTON
GRAND PRAIRIE
DALLAS
MESQUITE
DeSoto
Lancaster
Mansfield
Sanger
Prosper
Melissa
Ponder
Northlake
Westlake
Keller
Wylie
Hurst
Duncanville
Seagoville
Cedar Hill
Benbrook

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

73

No. 6 – DoubleTree DFW

Loan Information				Property Information
Mortgage Loan Seller:	Natixis Real Estate Capital LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Hospitality
Original Principal Balance:	$18,400,000			Specific Property Type:	Full Service
Cut-off Date Principal Balance:	$18,400,000			Location:	Irving, TX
% of Initial Pool Balance:	2.6%			Size:	282 Rooms
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per Unit(2):	$65,248
Borrower Name:	Dallas H28 Owner LLC			Year Built/Renovated:	1974/2011
Sponsors:	David B. Pollin; Robert E. Buccini; Christopher F. Buccini			Title Vesting:	Fee
Mortgage Rate:	4.823%			Property Manager:	Self-managed
Note Date:	December 16, 2014			3rd Most Recent Occupancy (As of):	62.5% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	73.0% (12/31/2013)
Maturity Date:	January 5, 2025			Most Recent Occupancy (As of):	82.0% (12/31/2014)
IO Period:	24 months			Current Occupancy (As of):	81.8% (3/31/2015)
Loan Term (Original):	120 months
Seasoning:	7 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type(1):	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of)(4):	$2,103,432 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of)(4):	$2,438,330 (12/31/2014)
Call Protection:	L(31),D(86),O(3)			Most Recent NOI (As of)(4):	$2,525,805 (TTM 3/31/2015)
Lockbox Type:	Hard/Upfront Cash Management
Additional Debt(2):	Yes
Additional Debt Type(2):	Mezzanine
				U/W Revenues(4):	$10,345,814
				U/W Expenses(4):	$7,922,681
				U/W NOI(4):	$2,423,133
Escrows and Reserves(3):				U/W NCF(4):	$2,009,300
				U/W NOI DSCR(2)(4):	2.17x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR(2)(4):	1.80x
Taxes	$84,540	$42,270	NAP	U/W NOI Debt Yield(2)(4):	13.2%
Insurance	$64,784	$6,478	NAP	U/W NCF Debt Yield(2)(4):	10.9%
FF&E Reserves	$0	(3)	NAP	As-Is Appraised Value(5):	$25,500,000
Seasonality Reserve	$0	$9,835	NAP	As-Is Appraisal Valuation Date(5):	November 24, 2014
PIP Reserve	$1,753,685	$0	NAP	Cut-off Date LTV Ratio(2)(5):	72.2%
Required Repairs	$244,130	NAP	NAP	LTV Ratio at Maturity or ARD(2)(5):	63.6%

(1)	From and after January 5, 2017, the DoubleTree DFW Mortgage Loan amortizes based on a specific amortization schedule provided in Annex A-1 of the Free Writing Prospectus.
(2)	See “Subordinate and Mezzanine Indebtedness” section. The equity interest in the DoubleTree DFW Mortgage Loan borrower has been pledged to secure mezzanine indebtedness with a principal balance of $4,515,000. The LTV, DSCR, Debt Yield and Cut-off Date Principal Balance Per Unit numbers shown in the chart above are based solely on the DoubleTree DFW Mortgage Loan. As of the Cut-off Date, the combined U/W NCF DSCR, combined Cut-off Date LTV Ratio and combined U/W NCF Debt Yield are 1.25x, 89.9% and 8.8%, respectively.
(3)	See “Escrows” section.
(4)	See “Cash Flow Analysis” herein.
(5)	The “As renovated” Appraised Value is $28,400,000 as of October 1, 2015, which results in a Cut-off date LTV Ratio and LTV Ratio at Maturity or ARD of 64.8% and 57.1%, respectively.

The Mortgage Loan. The mortgage loan (the “DoubleTree DFW Mortgage Loan”) is evidenced by a single promissory note that is secured by the fee interest in a full-service hotel located in Irving, Texas (the “DoubleTree DFW Property”). The DoubleTree DFW Mortgage Loan was originated on December 16, 2014 by Natixis Real Estate Capital LLC. The DoubleTree DFW Mortgage Loan had an original principal balance of $18,400,000, has an outstanding principal balances as of the Cut-off Date of $18,400,000 and accrues interest at a rate of 4.823% per annum. The DoubleTree DFW Mortgage Loan had an initial term of 120 months, has a remaining term of 113 months as of the Cut-off Date and requires interest-only payments for the first 24 months following origination and, thereafter, requires payments of principal and interest based on a specific amortization schedule provided in Annex A-1 to the Free Writing Prospectus. The DoubleTree DFW Mortgage Loan matures on January 5, 2025.

Following the lockout period, the borrower has the right to defease the DoubleTree DFW Mortgage Loan in whole, or in part, on any date before November 5, 2024. In addition, the DoubleTree DFW Mortgage Loan is prepayable without penalty on or after November 5, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

74

DOUBLETREE DFW

Sources and Uses

Sources			Uses
Original loan amount	$18,400,000	68.8%	Purchase price	$23,250,000	86.9%
Mezzanine loan amount	4,515,000	16.9	Reserves	2,147,139	8.0
Sponsor’s new cash contribution	3,840,475	14.4	Closing costs	1,358,336	5.1
Total Sources	$26,755,475	100.0%	Total Uses	$26,755,475	100.0%

The Property. The DoubleTree DFW Property is an eight-story, upscale full-service hotel comprised of 282 rooms, 17,122 square feet of meeting/function space, a restaurant/bar and a Starbucks Café. Originally built in 1974 as a Holiday Inn and renovated in 2011, the DoubleTree DFW Property features 177 king guestrooms, 100 double/double guestrooms and five parlor suites. Amenities at the DoubleTree DFW Property include an outdoor swimming pool, market pantry, business center, fitness room, guest laundry facilities and complimentary airport shuttle service. The restaurant/bar space is operated by Flatland Grille & Bar, a contemporary Texas bistro featuring southwestern cuisine. According to the sponsors, since 2004, approximately $18.6 million ($65,957 per room) in capital improvements has been invested in the DoubleTree DFW Property. From 2007 to 2009, the DoubleTree DFW Property underwent a renovation related to a brand conversion from a Holiday Inn to a Wyndham hotel. This renovation included approximately $15.7 million of upgrades and improvements, including complete guestroom upgrades, improvements to common areas and public spaces and meeting facility upgrades. The Doubletree DFW Property changed flags from a Wyndham to a Doubletree hotel in March 2011. Subsequent to the change of flag, the seller invested approximately $1.9 million in Hilton brand required renovations and upgrades. All conversion-related improvements were completed by 2013, with renovations including capital improvements to the roof, HVAC systems, exterior façade, and electrical systems. At loan closing, a $1.8 million PIP reserve was held back in connection with the execution of a new 15-year franchise agreement with Hilton, which expires in December 16, 2029. The Doubletree DWF Property contains 345 parking spaces, resulting in a parking ratio of 1.2 spaces per room.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the DoubleTree DFW Property:

Cash Flow Analysis

	2012(1)	2013(1)	2014(1)	TTM 3/31/2015	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	62.5%	73.0%	82.0%	81.8%	81.8%
ADR	$98.25	$96.84	$93.91	$95.32	$95.32
RevPAR	$61.40	$70.70	$77.04	$77.95	$77.95

Total Revenue	$8,180,386	$9,516,460	$10,256,773	$10,345,814	$10,345,814	100.0%	$36,687
Total Department Expenses	2,885,464	3,470,723	3,708,751	3,713,972	3,713,972	35.9	13,170
Gross Operating Profit	$5,294,922	$6,045,737	$6,548,022	$6,631,842	$6,631,842	64.1%	$23,517

Total Undistributed Expenses	3,159,792	3,367,796	3,500,006	3,526,035	3,628,707	35.1	12,868
Profit Before Fixed Charges	$2,135,130	$2,677,941	$3,048,016	$3,105,807	$3,003,135	29.0%	$10,649

Total Fixed Charges	427,925	574,509	609,686	580,002	580,002	5.6	2,057

Net Operating Income	$1,707,205(1)	$2,103,432(1)	$2,438,330(1)	$2,525,805	$2,423,133	23.4%	$8,593
FF&E	0	0	0	0	413,833	4.0	1,467
Net Cash Flow	$1,707,205	$2,103,432	$2,438,330	$2,525,805	$2,009,300	19.4%	$7,125

NOI DSCR	1.53x	1.88x	2.18x	2.26x	2.17x
NCF DSCR	1.53x	1.88x	2.18x	2.26x	1.80x
NOI DY	9.3%	11.4%	13.3%	13.7%	13.2%
NCF DY	9.3%	11.4%	13.3%	13.7%	10.9%

(1)	The DoubleTree DFW Property changed flags from a Wyndham to a Doubletree Hotel in March 2011. Subsequent to the change of flag, the seller invested approximately $1.9 million in Hilton brand required renovations and upgrades. Thus, during the 2012-2013 period, the property was still stabilizing as a DoubleTree and there was ongoing construction at the property that wasn’t competed until June 2013. The increase in NOI from 2012 to 2014 is primarily due to an increase in occupancy rate from 62.5% to 82.0%, partially offset by a decrease in average daily room rate from $98.25 to $93.91.

Appraisal. As of the appraisal valuation date of November 24, 2014, the DoubleTree DFW Property had an “as-is” appraised value of $25,500,000 and an “as renovated” value of $28,400,000, as of October 1, 2015.

Environmental Matters. According to the Phase I environmental site assessment dated November 6, 2014, there was no evidence of any recognized environmental conditions at the DoubleTree DFW Property.

Market Overview and Competition. The DoubleTree DFW Property is located in Irving, Dallas County, Texas and is situated approximately 1 mile from the Dallas/Fort Worth International Airport. Irving is a city of approximately 220,000 that is home to over 9,000 companies, including nine Fortune 1000 global headquarters, such as Commercial Metals, ExxonMobil, Kimberly-Clark, Celanese, and Fluor Corporation, and an office location for 53 Fortune 500 corporations. Irving is situated strategically in the middle of the Dallas/Fort Worth metropolitan area, and the Dallas/Fort Worth International Airport is located within minutes of the area. The Dallas/Fort Worth International Airport is one of the nation’s largest airports and serves as headquarters for American Airlines.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

75

DOUBLETREE DFW

Furthermore, according to the appraisal, the Irving/Las Colinas area features several tourist attractions that drive additional traffic to the area: Las Colinas Urban Center, Irving Music Factory at Las Colinas, Irving Arts Center, Carpenter Hall and Dupree Theater. The Las Colinas Urban Center, centered on the 125-acre man-made Lake Carolyn, features Las Colinas’ famed Mustangs of Las Colinas Sculpture and the Las Colinas Flower Clock. The development of the Irving Music Factory at Las Colinas began in August of 2014; it is scheduled to be finished in late 2015 or early 2016. The Irving Music Factory at Las Colinas is planned to include a concert venue, retail shops, restaurants, office space, a plaza, and additional parking options. Arlington, located approximately ten miles southwest of Irving, offers numerous sports and entertainment venues. The $1.5-billion AT&T Stadium is home of the NFL’s Dallas Cowboys and has become a major attraction for the area since opening in 2009. Grapevine, located approximately 16.5 miles to the west of Irving, is home to the Grapevine Mills outlet mall, which features hundreds of retail-outlet stores, the LEGOLAND Discovery Centre and the $15.0 million Sea Life aquarium. In 2011, the construction was completed on the Irving Convention Center, which is located in the Las Colinas Urban Center. The Irving Convention Center features a 275,000-square-foot convention facility with a 50,000-square-foot, column-free exhibit hall; a 20,000-square-foot ballroom; 20 conference rooms; and an 800-space parking structure.

The following table presents certain information relating to the DoubleTree DFW Property’s competitive set.

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			DoubleTree DFW			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
6/30/2015 TTM	66.5%	$124.99	$83.17	81.5%	$97.48	$79.45	122.5%	78.0%	95.5%
6/30/2014 TTM	68.3%	$111.81	$76.31	77.7%	$94.66	$73.58	113.9%	84.7%	96.4%
6/30/2013 TTM	64.1%	$106.63	$68.31	68.6%	$98.21	$67.40	107.1%	92.1%	98.7%

(1)	Information obtained from a third-party hospitality report dated July 17, 2015. The competitive set includes the following hotels: Sheraton Hotel DFW Airport, Hotel Las Colinas, Hilton Garden Inn Las Colinas and Courtyard Dallas Fort Worth Airport North.

The Borrower. The borrower is Dallas H28 Owner LLC, a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the DoubleTree DFW Mortgage Loan. David B. Pollin, Robert E. Buccini and Christopher F. Buccini are the guarantors of certain nonrecourse carveouts under the DoubleTree DFW Mortgage Loan.

The Sponsor. The sponsors are David B. Pollin, Robert E. Buccini and Christopher F. Buccini, principals of the Buccini/Pollin Group (“BPG”). BPG is a privately-held, full-service real estate acquisition, development and management company with offices in Washington, DC; Wilmington, Delaware; Philadelphia, Pennsylvania; and Baltimore, Maryland. Formed in 1993, BPG develops and acquires hotel, office, residential, retail, and parking properties in the mid-Atlantic and northeast regions of the United States. On behalf of its principals, investors and financial partners, BPG has acquired or developed real estate assets having a value in excess of $4.0 billion, including 26 hotels, six million square feet of office and retail space, 10 major residential communities, and multiple entertainment venues, including PPL Park, home of the Philadelphia Union Major League Soccer team. BPG is the developer, owner and operator of hotels carrying the following flags, among others: Hilton, Sheraton, Embassy Suites, Hilton Garden Inn, Aloft by W Hotels and Homewood Suites by Hilton.

Escrows. The loan documents provide upfront reserves of $84,540 for real estate taxes, $64,784 for insurance, $244,130 for required repairs and $1,753,685 for the Property Improvement Plan reserve. The loan documents require monthly deposits of one-twelfth of the estimated annual real estate taxes, which currently equates to $42,270, one-twelfth of the estimated annual insurance premium, which currently equates to $6,478, and one-twelfth of 4.0% of gross revenue for the prior calendar year for FF&E reserves. The loan documents require deposits of $9,835 into the seasonality reserve, commencing on the first payment date and on each payment date occurring in February through December inclusive.

Lockbox and Cash Management. The DoubleTree DFW Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and requires all rents to be directly deposited into such lockbox account. The loan documents also require that the borrower and manager deposit all rents received into the lockbox account within two business days of receipt. Funds deposited into the lockbox account are required to be swept on a daily basis into a lender-controlled deposit account, where the funds are required to be disbursed in accordance with the loan agreement. Upon a Cash Sweep Period (as defined below), excess cash flow will be collected by the lender.

A “Cash Sweep Period” will commence upon any of the following: (i) an event of default or (ii) at any time beginning after December 16, 2015, the failure by the borrower, after the end of a calendar quarter, to maintain a debt service coverage ratio of at least 1.15x. A Cash Sweep Period will end with respect to clause (i) above, upon the cure of such event of default and with respect to clause (ii) above, upon the debt service coverage ratio being at least 1.20x for three consecutive months.

Property Management. The DoubleTree DFW Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the DoubleTree DFW Property provided that certain conditions are satisfied, including: (i) no event of default has occurred and is continuing; and (ii) the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration such transferee’s experience, financial strength and general business standing. The lender will have the right to approve or disapprove of the proposed transferee in its reasonable discretion, it being acknowledged that the lender may as a condition to approving any proposed transferee require a rating agency comfort letter from Fitch, Moody’s and Morningstar that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-SG1 Certificates.

Partial Release. Not permitted

Real Estate Substitution. Not permitted.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

76

DOUBLETREE DFW

Subordinate and Mezzanine Indebtedness. A $4.515 million mezzanine loan was funded at closing by Natixis Real Estate Capital LLC and purchased by RMEZZ DFW Airport Hotel, LLC thereafter. The mezzanine loan is co-terminous with the DoubleTree DFW Mortgage Loan and accrues interest at a rate of 9.500% per annum. See “Description of the Mortgage Pool—Subordinate and/or Other Financing—Existing (Secured Financing and Mezzanine and Similar Financing)” in the Free Writing Prospectus.

Ground Lease. None.

Terrorism Insurance. The loan documents provide that the required “all risk” insurance policy must include coverage for terrorism in an amount equal to the full replacement cost of the DoubleTree DFW Property. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

77

HILTON GARDEN INN GREEN BAY

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

78

HILTON GARDEN INN GREEN BAY

Hilton Garden Inn Green Bay
1015 Lombardi Avenue
Green Bay, WI 54304
GREEN BAY
Green Bay
Suamico
Howard
Hobart
Ashwaubenon
Allouez
Bellevue
De Pere
Downtown
ONEIDA INDIAN RESERVATION
BROWN COUNTY
Fox River
Lineville Rd
Woodale Ave
Lakeview Dr
Cardinal Ln
Glendale Ave
Shawano Ave
Riverview Dr
Velp Ave
Military Ave
Mason St
Walnut St
Lombardi Ave
Ridge Rd
12th Ave
Ashland Ave
Broadway
Monroe Ave
Webster Ave
Quincy St
Main St
Danz Ave
Eastman Ave
University Ave
Humboldt Rd
E Shore Dr
Sturgeon Bay Rd
Cormier Rd
Packerland Dr
Waube Ln
Main Ave
Alloues Ave
Riverside Dr
Hoffman Rd
Bellevue St
Lime Kiln Rd
Eaton Rd
Manitowoc Rd
Ontario Rd
Monroe Rd
Grant St
Sand Acres Dr
Scheuring Rd
Lost Dauphin Rd
Heritage Rd
Greenleaf Rd
Jordan Rd
Chicago St
Dutchman Rd
Perkins Park
Pamperin Park
Oneida Golf and Country Club
Northeast Wisconsin Technical College
Sherwood Forest Park
Lambeau Field
Brown Cnty. Memorial Arena
Resch Center
Green Bay Plaza
KI Convention Center
Brown County Courthouse
St. Vincent Hospital
Eastlawn Park
Bay Beach Amusement Park
Bay Beach Wildlife Sanctuary
University of Wisconsin - Green Bay
Christa McAuliffe Park
East Town Mall
Aurora BayCare Medical Center
Austin Straubel Intl. Airport
Bay Park Square Mall
National Railroad Museum
Bayside Marketplace
Ashwaubomay Mem. River Park
Brown County Fair Grounds
Green Isle Park
Josten Park
Green Bay Country Club
Highland Ridge Golf Club
St. Norbert College
Ledgeview Golf Course
Appleton 20 miles
Milwaukee 110 miles
Lake Superior
Duluth
Superior
Marquette
MICHIGAN
WISCONSIN
MINNEAPOLIS
ST. PAUL
Eau Claire
Wausau
Stevens Point
Green Bay
Appleton
Manitowoc
Rochester
Winona
MINNESOTA
La Crosse
Oshkosh
Fond du Lac
Sheboygan
Lake Michigan
Albert Lea
Portage
Madison
Muskegon
MILWAUKEE
Holland
IOWA
Waterloo
Bridgeport
Waukesha
Racine
Kenosha
Janesville
Dubuque
Rockford
Waukegan
Cedar Rapids
ILLINOIS
Elgin
CHICAGO

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

79

No. 7 – Hilton Garden Inn Green Bay

Loan Information				Property Information
Mortgage Loan Seller:	Société Générale			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/ Moody’s/Morningstar):	NR/NR/NR			Property Type:	Hospitality
Original Principal Balance:	$16,700,000			Specific Property Type:	Limited Service
Cut-off Date Principal Balance:	$16,700,000			Location:	Green Bay, WI
% of Initial Pool Balance:	2.3%			Size:	125 rooms
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Room:	$133,600
Borrower Name:	KNK-Plaza Hotel of Green Bay, LLC			Year Built/Renovated:	1999/2014
Sponsors:	Beechwood Development, LLC, Thomas D. Arnot and Darrell M. Hanson			Title Vesting:	Fee
Mortgage Rate:	4.497%			Property Manager:	Self-managed
Note Date:	June 10, 2015			3rd Most Recent Occupancy (As of):	76.1% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	75.6% (12/31/2013)
Maturity Date:	July 1, 2025			Most Recent Occupancy (As of):	75.5% (12/31/2014)
IO Period:	60 months			Current Occupancy (As of):	75.3% (4/30/2015)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$2,004,426 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$2,092,053 (12/31/2014)
Call Protection:	L(25),D(88),O(7)			Most Recent NOI (As of):	$2,111,875 (TTM 4/30/2015)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(1):	Yes
Additional Debt Type(1):	Future Mezzanine
				U/W Revenues:	$4,656,007
				U/W Expenses:	$2,485,957
				U/W NOI:	$2,170,050
Escrows and Reserves(2):				U/W NCF:	$1,937,249
				U/W NOI DSCR:	2.14x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR:	1.91x
Taxes	$11,917	$11,917	NAP	U/W NOI Debt Yield:	13.0%
Insurance	$31,003	$2,818	NAP	U/W NCF Debt Yield:	11.6%
FF&E	$15,520	$15,520	NAP	As-Is Appraised Value:	$26,400,000
Debt Service Reserve	$169,173	Springing	$169,173	As-Is Appraisal Valuation Date:	May 12, 2015
Lobby Expansion	$600,000(3)	$0	NAP	Cut-off Date LTV Ratio:	63.3%
Zoning Protection	$44,138	$0	NAP	LTV Ratio at Maturity or ARD:	57.9%

(1)	See “Subordinate and Mezzanine Indebtedness” section.
(2)	See “Escrows” section.
(3)	$450,000 of the lobby expansion reserve is in an account controlled by the borrower. If the amount in the borrower-controlled account is not used by the borrower on the expansion within 30 months of the note date, the funds will be transferred to a lender-controlled account.

The Mortgage Loan. The mortgage loan (the “Hilton Garden Inn Green Bay Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the fee interest in a limited service hotel located in Green Bay, Wisconsin (the “Hilton Garden Inn Green Bay Property”). The Hilton Garden Inn Green Bay Mortgage Loan was originated on June 10, 2015 by Société Générale. The Hilton Garden Inn Green Bay Mortgage Loan had an original principal balance of $16,700,000, has an outstanding principal balance as of the Cut-off Date of $16,700,000 and accrues interest at an interest rate of 4.497% per annum. The Hilton Garden Inn Green Bay Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the first 60 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Hilton Garden Inn Green Bay Mortgage Loan matures on July 1, 2025.

Following the lockout period, the borrower has the right to defease the Hilton Garden Inn Green Bay Mortgage Loan in whole, but not in part, on any date before January 1, 2025. In addition, the Hilton Garden Inn Green Bay Mortgage Loan is prepayable without penalty on or after January 1, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

80

HILTON GARDEN INN GREEN BAY

Sources and Uses

Sources			Uses
Original loan amount	$16,700,000	100.0%	Loan payoff	$9,489,018	56.8%
			Reserves(1)	871,750	5.2
			Closing costs	456,012	2.7
			Return of equity	5,883,220	35.2
Total Sources	$16,700,000	100.0%	Total Uses	$16,700,000	100.0%
(1)	Includes a $600,000 reserve for lobby expansion.

The Property. The Hilton Garden Inn Green Bay Property is a five-story, 125-room limited service hotel located half a mile from the National Football League’s (“NFL”) Green Bay Packer’s Lambeau Field football stadium in Green Bay, Wisconsin. The Hilton Garden Inn Green Bay Property was built in 1999 and was renovated from 2012 through 2014. The Hilton Garden Inn Green Bay Property comprises a total of 125 guestrooms, including 76 king guestrooms and 49 queen guestrooms. Amenities include a fitness center, an indoor heated swimming pool, an indoor spa pool, a business center with complimentary internet access and a laundry room. The Hilton Garden Inn Green Bay Property’s primary restaurant is The Garden Grille & Bar which serves breakfast and dinner. The Hilton Garden Inn Green Bay Property offers four meeting and banquet rooms totaling approximately 2,112 square feet. There are 144 surface parking spaces available to hotel guests, resulting in a parking ratio of 1.2 spaces per guest room. The Hilton Garden Inn Green Bay Property is subject to a franchise agreement that expires in April 2019.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Hilton Garden Inn Green Bay Property:

Cash Flow Analysis

	2013	2014	TTM 4/30/2015	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	75.6%	75.5%	75.3%	75.3%
ADR	$114.45	$120.92	$122.61	$122.61
RevPAR	$86.53	$91.27	$92.28	$92.28

Total Revenue	$4,357,253	$4,611,115	$4,656,007	$4,656,007	100.0%	$37,248
Total Department Expenses	865,758	1,026,420	1,035,574	1,035,574	22.2%	8,285
Gross Operating Profit	$3,491,495	$3,584,695	$3,620,433	$3,620,433	77.8%	$28,963

Total Undistributed Expenses	1,308,241	1,314,477	1,342,121	1,273,562	27.4	10,188
Profit Before Fixed Charges	$2,183,254	$2,270,218	$2,278,312	$2,346,871	50.4%	$18,775

Total Fixed Charges	178,828	178,165	166,437	176,821	3.8	1,415

Net Operating Income	$2,004,426	$2,092,053	$2,111,875	$2,170,050	46.6%	$17,360
FF&E	0	0	0	232,800	5.0	1,862
Net Cash Flow	$2,004,426	$2,092,053	$2,111,875	$1,937,249	41.6%	$15,498

NOI DSCR	1.97x	2.06x	2.08x	2.14x
NCF DSCR	1.97x	2.06x	2.08x	1.91x
NOI DY	12.0%	12.5%	12.6%	13.0%
NCF DY	12.0%	12.5%	12.6%	11.6%

Appraisal. As of the appraisal valuation date of May 12, 2015, the Hilton Garden Inn Green Bay Property had an “as-is” appraised value of $26,400,000 and an “as-stabilized” value of $29,100,000 as of June 1, 2018, which assumes the Hilton Garden Inn Green Bay Property will achieve a stabilized occupancy of 76.0% and RevPAR of $111.

Environmental Matters. According to the Phase I environmental site assessment dated May 13, 2015, there was no evidence of any recognized environmental conditions at the Hilton Garden Inn Green Bay Property.

Market Overview and Competition. The Hilton Garden Inn Green Bay Property is located directly off a major thoroughfare, Lombardi Avenue, within walking distance of Lambeau Field, home to the NFL’s Green Bay Packers. Green Bay is the third-largest city in Wisconsin after Milwaukee and Madison and is part of the Green Bay metropolitan statistical area. The Green Bay metropolitan statistical area had an estimated population of 320,300 in 2014, up from 307,100 in 2010. The Hilton Garden Inn Green Bay Property is located approximately 3.3 miles south of the KI Convention Center, northeastern Wisconsin’s largest meeting facility, offering approximately 45,000 square feet of flexible meeting and exhibit space. The KI Convention Center is undergoing a 34,000 square feet expansion with an estimated completion date of August 2015. According to local officials, the expansion has already added $6 million in business in 2016. Another nearby demand generator is the Resch Center (located approximately 0.3 miles west of the Hilton Garden Inn Green Bay Property), a new performance facility seating over 10,000 people, which generates primarily sports-related leisure and group demand in the hotel market. The healthcare and health insurance industries are also a major component of the Green Bay economy. Humana is the largest employer in the region and three other healthcare employers are listed in the top ten employers of Green Bay, including Bellin Health (4th), Aurora Health Care (7th), and St. Vincent Hospital (10th). According to the appraisal, customer segmentation is as follows: Corporate (60.0%), Leisure/Tourism (25.0%) and Group (15.0%).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

81

HILTON GARDEN INN GREEN BAY

The following table presents certain information relating to the Hilton Garden Inn Green Bay Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Hilton Garden Inn Green Bay			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
5/31/2015 TTM	64.7%	$105.60	$68.32	77.2%	$121.33	$93.66	119.3%	114.9%	137.1%
5/31/2014 TTM	62.5%	$100.82	$63.01	75.7%	$115.16	$87.18	121.1%	114.2%	138.4%
5/31/2013 TTM	61.6%	$97.27	$59.93	75.6%	$109.32	$82.70	122.8%	112.4%	138.0%
(1)	Information obtained from a third-party hospitality report dated June 18, 2015. The competitive set includes the following hotels: Ramada Plaza Green Bay, Comfort Suites Green Bay, Hampton Inn Green Bay, Springhill Suites Green Bay, Holiday Inn & Suites Green Bay Stadium and aloft Hotel Green Bay.

The Borrower. The borrower is KNK-Plaza Hotel of Green Bay, LLC, a Wisconsin limited liability company and a single purpose entity. Thomas D. Arnot and Darrell M. Hanson are the guarantors of certain nonrecourse carveouts under the Hilton Garden Inn Green Bay Mortgage Loan.

The Sponsors. The sponsors are Beechwood Development, LLC, Thomas D. Arnot and Darrell M. Hanson. Thomas D. Arnot and Darrell M. Hanson are the founding partners of Beechwood Development, LLC. Mr. Arnot has more than 20 years of experience owning and managing various hospitality properties. In 2001, Mr. Arnot was appointed to the Hilton Garden Inn Advisory Board, and was a member of the executive board of Hilton Managers Assurance Corporation, a hotel investment fund. Mr. Arnot’s portfolio includes eight hotels operated under the Hilton and Comfort Suites brands in six states. The sponsors developed the Hilton Garden Inn Green Bay Property in 1999 and have owned it ever since.

Escrows. The loan documents provide for an upfront real estate tax escrow in the amount of $11,917 and ongoing monthly escrows of $11,917; an upfront insurance escrow in the amount of $31,003 and ongoing monthly escrows of $2,818; an upfront lobby expansion reserve in the amount of $600,000 (although $450,000 of the funds are held in a borrower-controlled account for use by the borrower on the expansion within 30 months of the note date and then transferred to a lender-controlled account); and an upfront zoning protection reserve in the amount of $44,138.

In addition, the loan documents provide for an upfront FF&E reserve in the amount of $15,520 and ongoing monthly FF&E reserves are required in an amount equal to one-twelfth of 4.0% of gross revenue for the prior fiscal year (initially to be $15,520 per month).

The loan documents provide for an upfront debt service reserve in the amount of $169,173 and, if the debt service reserve account is less than $169,173, on the next payment date the borrower will be required to deposit an amount such that the balance in the debt service reserve account is equal to $169,173. Should the borrower fail to make such a payment, the lender will sweep all excess cash flow until the balance in the debt service reserve is equal to $169,173 (a “Debt Service Sweep Period”). Such amounts in the debt service reserve can be used by the lender for debt service payments any month in which the net cash flow from the Hilton Garden Inn Green Bay Property is insufficient to pay the debt service.

A “Franchise Sweep Period” will commence upon the first payment date following (a) the expiration of the franchise agreement; (b) the termination of a franchise license agreement; or (c) upon an event of default under the franchise agreement, at which time the borrower will be required to (i) maintain a balance of $937,500 in a franchise reserve account, or (ii) a cash flow sweep will commence until (a) the Franchise Reserve account has a balance equal to at least $937,500; (b) the borrower completes the renewal of the franchise license agreement; (c) the borrower has executed a new franchise agreement acceptable to the lender; or (d) the applicable default has been cured.

Lockbox and Cash Management. The Hilton Garden Inn Green Bay Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and to direct each credit card company with which the borrowers have entered into merchant’s agreements to deliver all receipts payable with respect to the Hilton Garden Inn Green Bay Property directly into the lockbox account. The loan documents also require that all revenues received by the borrower or the property manager be deposited into the lockbox account within one business days of receipt. Prior to the occurrence of a Cash Management Period (as defined below), all funds are required to be distributed to the borrower. During a Cash Management Period, all funds on deposit in the account are swept to a lender-controlled cash management account on each business day.

A “Cash Management Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the occurrence of a Debt Service Sweep Period; or (iii) the commencement of a Franchise Sweep Period (as described in the “Escrows” section). A Cash Management Period will expire upon: with respect to clause (i), the event of default is cured and no other event of default above has occurred and is continuing; with respect to clause (ii), the debt service reserve is greater than or equal to $169,173; or with respect to clause (iii), the borrower cures the Franchise Sweep Period as defined in the “Escrows” section.

Property Management. The Hilton Garden Inn Green Bay Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the Hilton Garden Inn Green Bay Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender reasonably determines that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) the lender has received confirmation from Fitch, Moody’s and Morningstar that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-SG1 Certificates.

Partial Release. Not permitted.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

82

HILTON GARDEN INN GREEN BAY

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Provided no event of default has occurred and is continuing, the borrower has the right to incur mezzanine financing from an approved mezzanine lender (as outlined in the loan documents), subject to satisfaction of certain conditions including, but not limited to, (i) the execution of such documentation as the lender may require in connection with such mezzanine financing; (ii) the combined loan-to-value ratio is not greater than 70.0%; and (iii) the combined debt service coverage ratio (based on a 30-year amortization schedule) is not less than 1.30x.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Hilton Garden Inn Green Bay Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

83

(THIS PAGE INTENTIONALLY LEFT BLANK)

84

THE FAIRFAX BUILDING

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

85

THE FAIRFAX BUILDING

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

86

THE FAIRFAX BUILDING

The Fairfax Building
10710 Midlothian Turnpike
Richmond, VA 23235
RICHMOND
Short Pump
Tuckahoe
Bon Air
Robious
Midlothian
Manakin
Brandermill
Woodlake
Bensley
Bellwood
Chester
Downtown
GOOCHLAND COUNTY
POWHATAN COUNTY
HENRICO COUNTY
CHESTERFIELD COUNTY
James River
Short Pump Town Center
Innsbrook Shoppes
West Broad Village
Westpark Center
Deep Run Park
Echo Lake Park
Regency Square
University of Richmond
Country Club of Virginia
James River Golf Course
The Shops at Willow Lawn
The Diamond
Virginia Union Univ.
Virginia Commonwealth University
Stony Point Fashion Park
James River Park
Virginia House Museum
Dogwood Dell Amphitheater
Maymont Park
Forest Hill Park
State Capitol
VCU/ Medical Coll. of VA
Salisbury Country Club
Chesterfield Town Center
CJW Medical Center Johnston-Willis Hosp.
Stonehenge Country Club
Hunter Holmes McGuire VA Medical Ctr.
Southside Speedway
Rockwood Park
Genito Crossing Mall
Swift Creek Reservoir
Brandermill Country Club
Chesterfield Crossing
Commonwealth Center
Meadowbrook Country Club
Richmond Intl. Airport 9 miles
US Defense General Supply Center
Chesterfield County Airport
Iron Bridge Park
Iron Bridge Park Golf Course
Pocahontas State Park and Forest
AMTRAK
W. Broad St
Nuckols Rd
Cox Rd
Craigs Mill Dr
Hungary Rd
Church Rd
Lauderdale Dr
Ridgefield Pkwy
Gaskins Rd
Pump Rd
Gayton Rd
Parham Rd
Three Chopt Rd
Skipwith Rd
Patterson Ave
River Rd
Ridge Rd
Forest Ave
Hockett Rd
Brookland Pkwy
W. Cary St
Cherokee Rd
Chippenham Pkwy
Old Gun Rd
Forest Hill Rd
Buford Rd
Robious Rd
Jahnke Rd
Forest Hill Ave
Hull St
Maury St
Midlothian Tpke
Midlothian Turnpike
Woolridge Rd
Reams Rd
Powhite Pkwy
Providence Rd
Whitehead Rd
Warwick Rd
Belt Blvd
Walmsley Blvd
Lucks Ln
Courthouse Rd
Hull Street Rd
Turner Rd
Genito Rd
Old Hundred Rd
Newbys Bridge Rd
Belmont Rd
Hopkins
Kingsland Rd
Chester Rd
Winterpock Rd
250
271
64
295
288
6
195
161
147
150
95
76
60
360
301
1
10
652
754
WEST VIRGINIA
VIRGINIA
MARYLAND
NORTH CAROLINA
BALTIMORE
WASHINGTON DC
DEL.
NJ
Frederick
Towson
Winchester
Leesburg
Columbia
Rockville
Annapolis
Dover
Arlington
Alexandria
Front Royal
St. Charles
Harrisonburg
Culpeper
Cambridge
Salisbury
Staunton
Waynesboro
Fredericksburg
Lexington Park
Charlottesville
Chesapeake Bay
Glen Allen
Mechanicsville
Tuckahoe
Lynchburg
Chester
Hopewell
Petersburg
Williamsburg
Newport News
Hampton
Atlantic Ocean
NORFOLK
Portsmouth
VIRGINIA BEACH
Chesapeake
Suffolk
South Boston

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

87

No. 8 – The Fairfax Building

Loan Information				Property Information
Mortgage Loan Seller:	Société Générale			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$16,500,000			Specific Property Type:	Suburban
Cut-off Date Principal Balance:	$16,500,000			Location:	Richmond, VA
% of Initial Pool Balance:	2.3%			Size:	155,335 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$106.22
Borrower Name:	Fairfax Rollup, LLC			Year Built/Renovated:	1989/2003
Sponsor:	REVA Catalyst Fund, LLC			Title Vesting:	Fee
Mortgage Rate:	4.278%			Property Manager:	Self-Managed
Note Date:	May 14, 2015			3rd Most Recent Occupancy (As of):	100.0% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	97.0% (12/31/2013)
Maturity Date:	June 1, 2025			Most Recent Occupancy (As of):	100.0% (12/31/2014)
IO Period:	36 months			Current Occupancy (As of):	98.3% (4/30/2015)
Loan Term (Original):	120 months
Seasoning:	2 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$1,747,376 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$1,603,668 (12/31/2014)
Call Protection:	L(26),D(90),O(4)			Most Recent NOI (As of)(2):	$1,623,629 (TTM 6/30/2015)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$2,690,970
				U/W Expenses:	$962,874
				U/W NOI(2):	$1,728,096
				U/W NCF:	$1,533,926
Escrows and Reserves(1):				U/W NOI DSCR:	1.77x
				U/W NCF DSCR:	1.57x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	10.5%
Taxes	$12,101	$12,101	NAP	U/W NCF Debt Yield:	9.3%
Insurance	$4,874	$1,625	NAP	As-Is Appraised Value:	$22,000,000
Replacement Reserves	$0	$3,056	NAP	As-Is Appraisal Valuation Date:	March 18, 2015
TI/LC Reserve	$0	$12,917	$475,000	Cut-off Date LTV Ratio:	75.0%
Deferred Maintenance	$12,720	$0	NAP	LTV Ratio at Maturity or ARD:	65.3%

(1)	See “Escrows” section.

(2)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (“The Fairfax Building Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a five-story suburban office building located in Richmond, Virginia (“The Fairfax Building Property”). The Fairfax Building Mortgage Loan was originated on May 14, 2015 by Société Générale. The Fairfax Building Mortgage Loan had an original principal balance of $16,500,000, has an outstanding principal balance as of the Cut-off Date of $16,500,000 and accrues interest at an interest rate of 4.278% per annum. The Fairfax Building Mortgage Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires interest-only payments for the first 36 payments following origination, and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Fairfax Building Mortgage Loan matures on June 1, 2025.

Following the lockout period, the borrower has the right to defease The Fairfax Building Mortgage Loan in whole, but not in part, on any date before March 1, 2025. In addition, The Fairfax Building Mortgage Loan is prepayable without penalty on or after March 1, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

88

THE FAIRFAX BUILDING

Sources and Uses

Sources			Uses
Original loan amount	$16,500,000	100.0%	Loan payoff	$15,819,561	95.9%
			Reserves	29,696	0.2
			Closing costs	454,435	2.8
			Return of equity	196,308	1.2
Total Sources	$16,500,000	100.0%	Total Uses	$16,500,000	100.0%

The Property. The Fairfax Building Property is comprised of a 5-story, class A, suburban office building situated on approximately 8.9-acre site located in Richmond, Virginia, along the Midlothian Turnpike and adjacent to the Johnston-Willis Hospital. The Fairfax Building Property was constructed in 1989, renovated in 2003 and consists of 155,335 rentable square feet which includes 106,935 square feet (68.8% of net rentable area) of professional/general office space (the “General Office Space”) and 48,400 square feet (31.2% of net rentable area) of medical office space (the “Medical Office Space”). The Fairfax Building Property is 45.1% leased to Indivior and serves as the company’s U.S. corporate headquarters. Indivior has expanded and/or extended their lease term eight times since taking initial occupancy at The Fairfax Building Property in 2004. Indivior’s most recent expansion was for 13,893 square feet (8.9% of net rentable area) and occurred in November, 2014. The Fairfax Building Property is 17.4% leased to Virginia Physicians for Women who took occupancy at The Fairfax Building Property in 2003 and expanded their space in July 2013. The Virginia Physicians for Women space at The Fairfax Office Property contains their primary outpatient surgery center. From 2006 through April 30, 2015, The Fairfax Building Property maintained an average occupancy of 97.6%. The Fairfax Building Property contains 581 surface parking spaces, resulting in a parking ratio of approximately 3.7 spaces per 1,000 square feet of rentable area. As of April 30, 2015, The Fairfax Building Property was 98.3% physically occupied by nine tenants subject to 11 leases.

The following table presents certain information relating to the tenancy at The Fairfax Building Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Indivior	NR/NR/B	70,000	45.1%	$18.23	$1,276,335	44.6%	Various(3)
Virginia Physicians for Women	NR/NR/NR	26,981	17.4%	$20.17	$544,178	19.0%	Various(4)(5)
SunTrust Bank	BBB+/Baa1/BBB+	30,860	19.9%	$16.74	$516,596	18.0%	10/31/2017(6)
Chippenham & Johnston-Willis Hospital	NR/NR/NR	6,961	4.5%	$23.44	$163,133	5.7%	6/30/2017
Neurological Associates, PC	NR/NR/NR	5,786	3.7%	$20.60	$119,191	4.2%	5/31/2018
Total Major Tenants		140,588	90.5%	$18.63	$2,619,434	91.5%

Non-Major Tenants (7)		12,050	7.8%	$20.22	$243,696	8.5%

Occupied Collateral Total		152,638	98.3%	$18.76	$2,863,129	100.0%

Vacant Space		2,697	1.7%

Collateral Total		155,335	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent increases through December 2015 totaling $73,426.

(3)	Indivior occupies space totaling 56,107 square feet (36.1% of net rentable area) with a lease expiration date of December 31, 2017 and space totaling 13,893 square feet (8.9% of net rentable area) with a lease expiration of January 24, 2019.

(4)	Virginia Physicians for Women occupies one space totaling 25,434 square feet (16.4% of net rentable area) with a lease expiration of April 30, 2021 and another space totaling 1,547 square feet (1.0% of net rentable area) with a lease expiration of June 30, 2018.

(5)	Virginia Physicians for Women has one, 34-month lease renewal option on their 1,547 square foot space.

(6)	SunTrust Bank has one, 3-year renewal option.

(7)	Non-Major Tenants includes 3,378 square feet of space is occupied by Reva Management Advisors LLC, which is the sponsor’s leasing and management company, with a lease expiration date of May 31, 2020.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

89

THE FAIRFAX BUILDING

The following table presents certain information relating to the lease rollover schedule at The Fairfax Building Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	3	93,928	60.5%	93,928	60.5%	$1,719,953	$18.31
2018	2	7,333	4.7%	101,261	65.2%	$151,011	$20.59
2019	3	8,672	5.6%	109,933	70.8%	$182,892	$21.09
2020	2	17,271	11.1%	127,204	81.9%	$296,916	$17.19
2021	1	25,434	16.4%	152,638	98.3%	$512,358	$20.14
2022	0	0	0.0%	152,638	98.3%	$0	$0.00
2023	0	0	0.0%	152,638	98.3%	$0	$0.00
2024	0	0	0.0%	152,638	98.3%	$0	$0.00
2025	0	0	0.0%	152,638	98.3%	$0	$0.00
Thereafter	0	0	0.0%	152,638	98.3%	$0	$0.00
Vacant	0	2,697	1.7%	155,335	100.0%	$0	$0.00
Total/Weighted Average	11(4)	155,335	100.0%			$2,863,129	$18.76

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

(4)	Multiple tenants operate under more than one lease. There are nine tenants subject to 11 leases.

The following table presents historical occupancy percentages at The Fairfax Building Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	4/30/2015(2)

100.0%	97.0%	100.0%	98.3%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

90

THE FAIRFAX BUILDING

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at The Fairfax Building Property:

Cash Flow Analysis

	2013	2014	TTM 6/30/2015	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$2,718,577	$2,728,178	$2,731,650	$2,863,129(1)	106.4%	$18.43
Grossed Up Vacant Space	0	0	0	43,137	1.6	0.28
Total Reimbursables	14,911	20,729	37,700	12,416	0.5	0.08
Other Income	39,783	11,019	30,332	6,285	0.2	0.04
Less Free Rent	(15,777)	(152,101)	(172,128)	0	0.0	0.00
Less Vacancy	0	0	0	(233,997) (2)	(8.7)	(1.51)
Effective Gross Income	$2,757,494	$2,607,825	$2,627,554	$2,690,970	100.0%	$17.32

Total Operating Expenses	$1,010,118	$1,004,157	$1,003,925	$962,874	35.8%	$6.20

Net Operating Income	$1,747,376	$1,603,668	$1,623,629	$1,728,096	64.2%	$11.12
TI/LC	0	0	0	155,336	5.8	1.00
Capital Expenditures	0	0	0	38,834	1.4	0.25
Net Cash Flow	$1,747,376	$1,603,668	$1,623,629	$1,533,926	57.0%	$9.87

NOI DSCR	1.79x	1.64x	1.66x	1.77x
NCF DSCR	1.79x	1.64x	1.66x	1.57x
NOI DY	10.6%	9.7%	9.8%	10.5%
NCF DY	10.6%	9.7%	9.8%	9.3%

(1)	The increase in the U/W Base Rent from the TTM 6/30/2015 is attributed to contractual rent increases through December 2015 totaling $73,426 and SunTrust Bank rent concessions that expired in December 31, 2014.

(2)	The underwritten economic vacancy is 8.0%. The Fairfax Building Property was 98.3% leased as of April 30, 2015.

Appraisal. As of the appraisal valuation date of March 18, 2015, The Fairfax Building Property had an “as-is” appraised value of $22,000,000.

Environmental Matters. According to a Phase I environmental site assessment dated March 25, 2015, there was no evidence of any recognized environmental conditions at The Fairfax Office Property.

Market Overview and Competition. The Fairfax Building Property is located along the Midlothian Turnpike (US 60), approximately 12 miles southwest of the Richmond central business district and approximately 20 miles west of Richmond International Airport. Primary access to The Fairfax Building Property is provided by US 60, which is the primary commercial artery in the area, providing access to the majority of the region’s highways including Routes 150 and 76. Surrounding land is predominately retail, office and residential. The Fairfax Building Property is adjacent to Johnston Willis Hospital campus, which consists of the main hospital, the Atrium, the Thomas Johns Cancer Center, as well as numerous single-story medical office buildings. The neighborhood beyond the hospital consists primarily of offices, retail, and single family residential. Nearby commercial development is focused along the Midlothian Turnpike.

According to the appraisal, The Fairfax Building Property is located within the Richmond office market, within the Midlothian Corridor office submarket, which comprised approximately 4.4 million square feet of office space as of the fourth quarter of 2014. The Midlothian Corridor total office submarket occupancy rate was 87.1% and the Midlothian Corridor medical office submarket occupancy rate was 98.6%. Per the appraisal, gross market rent for general office space and medical office space is $18.00 and $21.00 per square foot, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

91

THE FAIRFAX BUILDING

The following table presents certain information relating to comparable office properties for The Fairfax Building Property:

Competitive Set(1)

	The Fairfax Building (Subject)	Arboretum IX	Boulders III	Park West I at CenterPointe	Stony Point II	Billy Reynolds Jr. Building	St. Francis MOB I
Location	Richmond, VA	Richmond, VA	Richmond, VA	Richmond, VA	Richmond, VA	Richmond, VA	Midlothian, VA
Distance from Subject	--	1.7 miles	4.0 miles	4.0 miles	3.0 miles	8.0 miles	5.0 miles
Property Type	Office	Office	Office	Office	Office	Medical Office	Medical Office
Year Built/Renovated	1989/2003	1998/NAP	1989/NAP	1988/NAP	1999/NAP	1978/NAP	2004/NAP
Stories	5	3	7	3	4	2	6
Total GLA	155,335 SF	74,115 SF	133,302 SF	57,441 SF	134,955 SF	63,887 SF	152,316 SF
Total Occupancy	99%	85%	84%	96%	98%	95%	93%

(1)    Information obtained from the appraisal.

The Borrower. The borrower is Fairfax Rollup, LLC, which is a single purpose entity. Reva Catalyst Fund, LLC (“Reva”) is the guarantor of certain nonrecourse carveouts under The Fairfax Building Mortgage Loan.

The Sponsor. The sponsor, Reva, was established in 2009 to acquire equity interests in properties owned by tenant-in-common investors. Reva has ownership in seven commercial properties and reported a net worth of approximately $28.6 million as of December 31, 2014. The Reva principals are Chis and Stevens Sadler. Chris Sadler formerly managed over $12 billion as chief equity underwriter for a national real estate firm and currently manages $2 billion in direct real estate acquisitions/dispositions. Stevens Sadler has managed over $1 billion in capital market transaction and oversaw $500 million in structured debt and workouts.

Escrows. The loan documents provide for upfront reserves in the amount of $12,101 for real estate taxes, $4,874 for insurance and $12,720 for deferred maintenance. The loan documents require monthly deposits of $12,101 for real estate taxes, $1,625 for insurance, $3,056 for replacement reserves and $12,917 for tenant improvements and leasing commissions. After year three of The Fairfax Building Mortgage Loan, the tenant improvements and leasing commissions reserve will be capped at $475,000 provided physical occupancy is at least 90% at The Fairfax Building Property.

Lockbox and Cash Management. The Fairfax Building Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay their rents directly into such lockbox account. The loan documents also require that all rents received by the borrowers or the property manager be deposited into the lockbox account within one business day of receipt. Prior to the occurrence of a Cash Management Period, all funds on deposit in the lockbox account will be released to the borrower’s account on a daily basis. During a Cash Management Period, funds on deposit in the lockbox account will be swept on a daily basis into the lender-controlled cash management account.

A “Cash Management Period” will commence upon the earlier of (i) The Fairfax Building Mortgage Loan maturity date; (ii) the occurrence and continuance of an event of default; (iii) the amortizing net cash flow debt service coverage ratio is less than 1.15x at the end of any calendar quarter or (iv) the commencement of a Lease Sweep Period (as defined below). A Cash Management Period will expire: with regard to clause (i), upon the repayment of The Fairfax Building Mortgage Loan in full; with regard to clause (ii), upon the cure of such event of default; with regard to clause (iii), upon the date that the amortizing debt service coverage ratio is equal to or greater than 1.15x for two consecutive calendar quarters and with regard to clause (iv), upon the occurrence of a lease sweep cure event under the loan documents.

A “Lease Sweep Period” will commence on the first payment date under The Fairfax Building Mortgage Loan following the occurrence of any of the following: (i) the date which is twelve months prior to the expiration of any Major Lease (as defined below); (ii) the date upon which a tenant under a Major Lease is required to give notice of its exercise of a renewal option under a Major Lease, if such renewal has not been exercised; (iii) an event of default under any Major Lease; or (iv) a bankruptcy or insolvency proceeding by any tenant under a Major Lease. A Lease Sweep Period will end upon the earlier to occur of (x) the reasonable determination by the lender that sufficient funds have been accumulated in the leasing reserve to pay for all anticipated expenses in connection with the re-leasing of the space under the applicable Major Lease that gave rise to the subject Lease Sweep Period, or (y) the occurrence of any of the following: with respect to clauses (i) or (ii) above, upon the earlier to occur of (A) the date on which the subject tenant under the Major Lease exercises its renewal or extension option and sufficient funds have accumulated in the special rollover reserve subaccount to pay for all anticipated and approved major lease leasing expenses for such Major Lease, (B) the date on which at least 75% of the space demised under the subject Major Lease that gave rise to the subject Lease Sweep Period has been fully leased pursuant to a replacement lease or replacement leases in accordance with the terms of the loan documents, and all leasing expenses have been paid in full, and (C) the property has achieved a debt service coverage ratio of at least 1.20x; with respect to clause (iii) above, if the subject default has been cured, and no other default has occurred under a Major Lease for a period of six consecutive months following such cure; with respect to clause (iv) above, if the applicable Major Lease has been affirmed, assumed or assigned in a manner satisfactory to the lender.

A “Major Lease” is the Invidior lease and any other lease which covers 31,000 or more rentable square feet at The Fairfax Building Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

92

THE FAIRFAX BUILDING

Property Management. The Fairfax Building Property is managed by an affiliate of the borrower.

Assumption. The borrower has a right to transfer The Fairfax Building Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) the lender has received confirmation from Fitch, Moody’s and Morningstar that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-SG1 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of The Fairfax Building Property. The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

93

(THIS PAGE INTENTIONALLY LEFT BLANK)

94

LANDMARK CENTER

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

95

LANDMARK CENTER

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

96

LANDMARK CENTER

Landmark Center
1099 North Meridian Street
Indianapolis, IN 46204
INDIANAPOLIS
St. Joseph
Upper Canal
Mass. Avenue
Downtown
Wholesale District
Burdsal Pkwy.
Watkins Park
Paris Ave.
N. Capitol Ave.
N. Illinois St.
N. Meridian St.
E. 24th St.
E. 22nd St.
W. 21st St.
E. 20th St.
N. Harding St.
Montcalm St.
Senate Blvd.
Indiana University Health Methodist Hospital
N. New Jersey St.
N. Talbott St.
E. 17th St.
Central Ave.
N. College Ave.
E. 16th St.
W. 16th St.
Dr. Martin Luther King Jr. St.
Fall Creek and 16th St. Park
IU School of Medicine
E. 10th St.
Fall Creek
W. 10th St.
IU Wishard Health Services
Indiana Ave.
Richard L. Roudebush VA Medical Center
Indiana University School of Medicine
Central Library
Emil A. Blackmore Museum
American Legion Mall
N. East St.
Massachusetts Ave.
Indiana University-Purdue University Indianapolis
W. Michigan St.
Murat Theater
E. Michigan St.
The Alkis Keramidas Museum of Art
IU Robert H. McKinney School of Law
Indiana War Memorial
N. Delaware St.
N. West St.
CANAL WALK
W. New York St.
E. New York St.
James Whitcomb Riley Museum
White River Pkwy. West
IU Michael A. Carroll Track & Soccer Stadium
Indianapolis Sports Center
Military Park
Indiana State Library
Indiana State House
W. Ohio St.
E. Ohio St.
White River
IMAX Theater
Eiteljorg Museum
NCAA Hall of Champions
Indiana State Museum
Indianapolis Zoo
Chase Tower
Indianapolis Superior Courts
Chef's Academy
E. Market St.
W. Washington St.
Soldiers and Sailors Monument
White River State Park
Washington St.
Indiana Business College
W. Maryland St.
Circle Centre Mall
Southeastern Ave.
Victory Field
Indiana Convention Center
Bankers Life Fieldhouse
Virginia Ave.
S. East St.
S. College Ave.
N. Arsenal Ave.
AMTRAK
Indianapolis Amtrak
W. South St.
S. Harding St.
Lucas Oil Stadium
S. West St.
S. Missouri St.
S. Capitol Ave.
Oliver Ave.
Indianapolis Intl. Airport 11 miles
W. McCarty St.
Kentucky Ave.
W. Ray St.
W. Morris St.
Wisconsin St.
S. Meridian St.
White River Pkwy.
65
70
40
Lebanon
Westfield
Noblesville
Whitestown
Zionsville
Carmel
Fishers
Fortville
Meridian Hills
Lawrence
Pittsboro
Brownsburg
Rocky Ripple
INDIANAPOLIS
Speedway
Greenfield
Warren Park
Avon
Danville
Plainfield
Beech Grove
Mooresville
Greenwood
Whiteland
Franklin
Shelbyville
Fairland

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

97

No. 9 – Landmark Center

Loan Information				Property Information
Mortgage Loan Seller:	Société Générale			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch//Moody’s/Morningstar):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$16,125,000			Specific Property Type:	CBD
Cut-off Date Principal Balance:	$16,125,000			Location:	Indianapolis, IN
% of Initial Pool Balance:	2.3%			Size:	306,074 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF:	$52.68
Borrower Name:	Landmark Acquisitions, LLC			Year Built/Renovated:	1984/NAP
Sponsor:	Fairbridge Partners, LLC			Title Vesting:	Fee
Mortgage Rate:	4.490%			Property Manager:	Cassidy Turley Commercial Real Estate Services, Inc
Note Date:	June 22, 2015			3rd Most Recent Occupancy (As of)(2):	58.9% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(2):	62.2% (12/31/2013)
Maturity Date:	July 1, 2025			Most Recent Occupancy (As of)(2):	96.3% (12/31/2014)
IO Period:	36 months			Current Occupancy (As of)(2):	99.5% (6/3/2015)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI(3):	NAV
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of) (3):	$1,729,313 (12/31/2014)
Call Protection:	L(59),GRTR 1% or YM(57),O(4)			Most Recent NOI (As of) (3):	$619,808 (TTM 4/30/2015)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$4,831,599
				U/W Expenses:	$2,846,196
				U/W NOI(3):	$1,985,403
				U/W NCF(3):	$1,585,684
Escrows and Reserves(1):				U/W NOI DSCR:	2.03x
				U/W NCF DSCR:	1.62x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	12.3%
Taxes	$119,618	$39,873	NAP	U/W NCF Debt Yield:	9.8%
Insurance	$42,008	$3,819	NAP	As-Is Appraised Value:	$22,000,000
Replacement Reserves	$6,377	$6,377	NAP	As-Is Appraisal Valuation Date:	June 1, 2015
TI/LC Reserve	$1,525,952	$25,952	$2,000,000	Cut-off Date LTV Ratio:	73.3%
Rent Abatement	$7,330	$0	NAP	LTV Ratio at Maturity or ARD:	64.2%

(1)	See “Escrows” section.
(2)	See “The Property” and “Historical Occupancy” sections.
(3)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Landmark Center Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering an office building located in the central business district of Indianapolis, Indiana (the “Landmark Center Property”). The Landmark Center Mortgage Loan was originated on June 22, 2015 by Société Générale. The Landmark Center Mortgage Loan had an original principal balance of $16,125,000, has an outstanding principal balance as of the Cut-off Date of $16,125,000 and accrues interest at an interest rate of 4.490% per annum. The Landmark Center Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the first 36 payments following origination, and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Landmark Center Mortgage Loan matures on July 1, 2025.

Following the lockout period, the borrowers have the right to prepay the Landmark Center Mortgage Loan in whole, but not in part, on any date before April 1, 2025 along with a payment equal to the greater of 1% of the loan balance or yield maintenance. In addition, the Landmark Center Mortgage Loan is prepayable without penalty on or after April 1, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

98

LANDMARK CENTER

Sources and Uses

Sources			Uses
Original loan amount	$16,125,000	68.1%	Purchase price	$21,500,000	90.8%
Sponsor’s new cash contribution	7,549,367	31.9	Reserves	1,701,285	7.2
			Closing costs	473,082	2.0
Total Sources	$23,674,367	100.0%	Total Uses	$23,674,367	100.0%

The Property. The Landmark Center Property is a twelve-story, 306,074 square foot, multi-tenant, class A office building located within the Indianapolis, Indiana central business district. The Landmark Center Property was built in 1984 and provides 988 surface parking spaces via six parking lots, resulting in a parking ratio of 3.33 spaces per 1,000 square feet of rentable area. Amenities include a recently constructed fitness center, a yoga studio, an indoor bicycle storage, a conference center, a cafe, on-site management, and 24-hour security. From 2004 to 2010, the Landmark Center Property maintained an average occupancy of 94.5%. Occupancy decreased to approximately 60% from 2011 through 2013 due to the expiration of Anthem Insurance’s lease for 97,769 square feet (31.9% of net rentable area) on November 30, 2011 and Baldwin & Lyons Inc.’s lease for 83,303 square feet (27.2% of total net rentable area) on August 31, 2013. Since March 2013, there has been approximately 191,089 square feet of new leasing at the Landmark Center Property allowing the occupancy to stabilize in 2014 and as of June 3, 2015, the Landmark Center Property was 99.5% occupied.

The following table presents certain information relating to the tenancy at the Landmark Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Angie’s List	NR/NR/NR	96,667	31.6%	$17.00	$1,643,339	31.6%	4/30/2020(2)
Coordinated Care	NR/NR/NR	60,452	19.8%	$19.85	$1,200,139	23.1%	4/30/2017
Disciples of Christ	NR/NR/NR	52,653	17.2%	$17.71	$932,559	17.9%	Various(3)
Jacobs Engineering	NR/NR/NR	27,017	8.8%	$19.42	$524,670	10.1%	3/31/2018
United States of America(4)	AAA/Aaa/AA+	25,395	8.3%	$22.10	$561,170	10.8%	10/09/2029(5)
Total Major Tenants		262,184	85.7%	$18.54	$4,861,877	93.4%

Non-Major Tenants		42,339	13.8%	$8.06	$341,393	6.6%

Occupied Collateral Total		304,523	99.5%	$17.09	$5,203,270	100.0%

Vacant Space		1,551	0.5%

Collateral Total		306,074	100.0%

(1)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent increases through May 31, 2016, totaling $190,281.

(2)	Angie’s List has the right to terminate the lease upon twelve months’ notice beginning April 30, 2017.

(3)	Disciples of Christ occupies one space totaling 52,464 square feet (17.1% of net rentable area with Annual U/W Base Rent of $17.75 per square foot and 17.8% of Annual U/W Base Rent) with a lease expiration of August 31, 2029 and one storage space totaling 189 square feet (0.1% of net rentable area) with a lease expiration of September 30, 2019.

(4)	The premises subject to the lease entered into with the United States of America are occupied by the U.S. Citizenship and Immigration Services.

(5)	The United States of America has the right to terminate the lease upon 90 days’ notice beginning October 10, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

99

LANDMARK CENTER

The following table presents certain information relating to the lease rollover schedule at the Landmark Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	4	18,409	6.0%	18,409	6.0%	$16,999(4)	$0.92(4)
2015	1	352	0.1%	18,761	6.1%	$2,464	$7.00
2016	1	1,894	0.6%	20,655	6.7%	$30,000	$15.84
2017	5	67,967	22.2%	88,622	29.0%	$1,304,654	$19.20
2018	1	27,017	8.8%	115,639	37.8%	$524,670	$19.42
2019	4	9,123	3.0%	124,762	40.8%	$96,239	$10.55
2020	2	101,341	33.1%	226,103	73.9%	$1,731,911	$17.09
2021	0	0	0%	226,103	73.9%	$0	$0.00
2022	0	0	0%	226,103	73.9%	$0	$0.00
2023	0	0	0%	226,103	73.9%	$0	$0.00
2024	1	561	0.2%	226,664	74.1%	$3,927	$7.00
2025	0	0	0.0%	226,664	74.1%	$0	$0.00
Thereafter	2	77,859	25.4%	304,523	99.5%	$1,492,406	$19.17
Vacant	0	1,551	0.5%	306,074	100.0%	$0	$0.00
Total/Weighted Average	21	306,074	100.0%			$5,203,270	$17.09

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease expiration schedule.
(3)	Annual underwritten base rent per square foot excludes vacant space.
(4)	Building Services occupies 18,145 square feet at the Landmark Center Property. There is no underwritten base rent associated with this space, resulting in deflated Annual U/W Base Rent PSF. Excluding this space, the Annual U/W Base Rent PSF is $18.17.

The following table presents historical occupancy percentages at the Landmark Center Property:

Historical Occupancy

12/31/2012(1)(2)	12/31/2013(1)(2)	12/31/2014(1)(2)	6/3/2015(3)

58.9%	62.2%	96.3%	99.5%

(1)	Information obtained from the borrower.
(2)	From 2004 to 2010, the Landmark Center Property maintained an average occupancy of 94.5%. Occupancy decreased between 2011 and 2013 due to sizeable tenant lease expirations, including Anthem Insurance’s 97,969 square foot space (31.9% total net rentable area) on November 30, 2011 and Baldwin & Lyon Inc.’s 83,303 square foot space (27.2% of total net rentable area) on August 31, 2013. Occupancy stabilized in 2014 and as of June 3, 2015, the Landmark Center Property was 99.5% occupied.
(3)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100

LANDMARK CENTER

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash Flow at the Landmark Center Property:

Cash Flow Analysis

	2014	TTM 4/30/2015	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent(1)	$2,484,035	$3,332,886	$5,203,270	107.7%	$17.00
Grossed Up Vacant Space	0	0	28,694	0.6	0.09
Total Reimbursables	107,119	106,794	128,630	2.7	0.42
Other Income	1,829,952(2)	7,156	4,571	0.1	0.01
Less Vacancy and Collection Loss	(3,737)	(7,318)	(533,566) (3)	(11.0)	(1.74)
Effective Gross Income	$4,417,369	$3,439,518	$4,831,599	100.0%	$15.79

Total Operating Expenses	$2,688,056	$2,819,710	$2,846,196	58.9%	$9.30

Net Operating Income	$1,729,313(4)	$619,808(4)	$1,985,403(4)	41.1%	$6.49
TI/LC	0	0	323,201	6.7	1.06
Capital Expenditures	0	0	76,519	1.6	0.25
Net Cash Flow	$1,729,313	$619,808	$1,585,684	32.8%	$5.18

NOI DSCR	1.77x	0.63x	2.03x
NCF DSCR	1.77x	0.63x	1.62x
NOI DY	10.7%	3.8%	12.3%
NCF DY	10.7%	3.8%	9.8%

(1)	The underwritten base rent increase versus the April 30, 2015 trailing twelve month and year end 2014 base rent is due to Baldwin and Lyon, Inc. vacating their 83,303 square foot space (27.2% of total net rentable square footage) on August 31, 2013. Occupancy stabilized in 2014 and as of June 3, 2015, the Landmark Center Property was 99.5% occupied.
(2)	Other income for 2014 includes several non-recurring items including (i) $1,066,628 of tenant improvement reimbursements from Disciples of Christ to the previous owner of the Landmark Center Property, and (ii) a $707,307 tax refund from Marion County to the previous owner of the Landmark Property Center due to a successful tax appeal.
(3)	The underwritten economic vacancy is 9.9%. The Landmark Center Property was 99.5% occupied as of June 3, 2015.
(4)	From 2004 to 2010, the Landmark Center Property maintained an average occupancy of 94.5%. Occupancy decreased to approximately 60% from 2011 through 2013 due to the expiration of Anthem Insurance’s lease for 97,769 square feet (31.9% of net rentable area) on November 30, 2011 and Baldwin & Lyons Inc.’s lease for 83,303 square feet (27.2% of net rentable area) on August 31, 2013. The decrease from 2014 net operating income to TTM April 30, 2015 net operating income is a result of these large vacancies. The increase from TTM April 30, 2015 net operating income to underwritten net operating income is a result of new leasing activity totaling 196,951 square feet (64.3% of net rentable area) and $3,483,522 of annual base rent.

Appraisal. As of the appraisal valuation date of June 1, 2015, the Landmark Center Property had an “as-is” appraised value of $22,000,000.

Environmental Matters. According to the Phase I environmental site assessment dated February 19, 2015, there was no evidence of any recognized environmental conditions at the Landmark Center Property.

Market Overview and Competition. The Landmark Center Property is located in the city of Indianapolis within the central business district. Primary access to the neighborhood is provided by Interstate 65 and Interstate 70. These roads connect to other major interstates including Interstate 465, which circles the city of Indianapolis and connects to Interstate 69/State Route 37 which traverses the City of Indianapolis and provides access to Hamilton County, the fastest growing residential area in Indiana according to the Appraisal. The Indianapolis metropolitan statistical area has outperformed the nation in employment growth since enduring the national recession of 2008-2009. Employment grew in Indianapolis at a rate of 2.2% annually between 2000 and 2010, compared to absolute job losses in many Midwestern cities and job growth of 1.6% nationally.

According to a third-party market report, the Landmark Center Property is located in the Indianapolis central business district within the Downtown office submarket, which comprises approximately 11.6 million square feet of class A office space as of the second quarter of 2015. The submarket occupancy rate was 89.3% and asking rent for downtown class A space is $19.07 per square foot on a gross basis. The appraisal identified seven direct competitors totaling approximately 812,815 square feet with a weighted average occupancy of 93.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

101

LANDMARK CENTER

The following table presents certain information relating to comparable office properties for the Landmark Center Property:

Competitive Set(1)

	Landmark Center (Subject)	Capitol View Professional Center	The Buick	The Lexington at Meridian	Gateway Plaza	500 North Meridian	Education & Research Institute	429 on Penn
Location	Indianapolis, IN	Indianapolis, IN	Indianapolis, IN	Indianapolis, IN	Indianapolis, IN	Indianapolis, IN	Indianapolis, IN	Indianapolis, IN
Distance from Subject	--	5 blocks	2 blocks	1 block	1 block	6 blocks	6 blocks	7 blocks
Property Type	Office	Office	Office	Office	Office	Office	Office	Office
Total GLA	306,074 SF	61,640 SF	54,885 SF	18,000 SF	279,171 SF	230,000 SF	67,119 SF	102,000 SF
Total Occupancy	96%	100%	100%	100%	82%	100%	100%	99%

(1)      Information obtained from the appraisal.

The Borrower. The borrower is Landmark Acquisitions, LLC, a limited liability company and a single purpose entity. Fairbridge Partners, LLC is the guarantor of certain nonrecourse carveouts under the Landmark Center Mortgage Loan, including a carveout for the 1031 Exchange (as described below).

The Sponsor. The sponsor is Fairbridge Partners, LLC which currently owns four office buildings in three states totaling in excess of 580,000 square feet. The Sponsor has two individual members. The managing member is Dimitry I. Gordeev (with a 10% ownership interest) and the remaining 90% interest is owned by Sergey Chernikov. Dimitry Gordeev is an American citizen and a resident of Princeton, NJ. Mr. Gordeev holds a PhD in macroeconomics from the International University in Moscow and an MBA from Temple University in Philadelphia. Mr. Gordeev has over 10 years of experience in real estate acquisitions and asset management. Prior to becoming the managing member of Fairbridge Partners, Mr. Gordeev held senior management positions with On-Board Engineering and with the IDG Group.

Reverse 1031 Exchange. The borrower acquired the Landmark Center Property pursuant to a reverse 1031 exchange (the “1031 Exchange”). Within 185 days of the date of the closing of the Landmark Center Mortgage Loan, all of the membership interests in the borrower, currently held by the 1031 Exchange accommodator, are required to be transferred from the 1031 Exchange accommodator, to the sponsor whether or not the 1031 Exchange closes. During this 185 day period, the sponsor will control the Landmark Center Property as a manager of the borrower.

Escrows. The loan documents provide for upfront escrows in the amount of $119,618 for real estate taxes, $42,008 for insurance, $6,377 for replacement reserves, $1,525,952 for outstanding tenant improvement and leasing commissions, and $7,330 for a free rent reserve for Adecco. The loan documents also provide for ongoing escrows in the amount of $39,873 for real estate taxes, $3,819 for insurance, $6,377 for replacement reserves, and $25,952 for tenant improvements and leasing commissions (“TI/LC”). The TI/LC reserve will be capped at $2,000,000.

Lockbox and Cash Management. The Landmark Center Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower directs tenants to deposit their rents directly into such lockbox account. The loan documents also require that all rents received by the borrower or property manager are deposited into the lockbox account within one business day of receipt. Prior to a Cash Management Period (as defined below), all funds are required to be distributed to the borrower. During a Cash Trap Event Period, all funds are swept to a lender controlled cash management account.

A “Cash Management Period” will commence upon (i) the occurrence and continuance of an event of default; (ii) the amortizing debt service coverage ratio falling below 1.20x as of the last day of any two consecutive calendar quarters; (iii) the maturity date of July 1, 2025; (iv) the occurrence of a Lease Sweep Period (as defined below); or (v) the date that is six months after the date of the closing of the Landmark Center Mortgage Loan, if the 1031 Exchange has not been completed. A Cash Management Period will expire upon: with respect to clause (i), the event of default is cured and no other event of default has occurred and is continuing; with respect to clause (ii), the amortizing debt service coverage ratio being at least 1.20x for two consecutive calendar quarters; with respect to clause (iii), the Landmark Center Mortgage Loan is paid in full; with respect to clause (iv), the Lease Sweep Period has ended; or with respect to clause (v), the 1031 Exchange has been completed.

A “Lease Sweep Period” will commence upon the first payment date following (i) 12 months prior to the lease expiration of a tenant occupying at least 30,000 square feet or representing at least 10% of the gross annual rents (a “Major Tenant”); (ii) the date upon which a Major Tenant is required to give notice of lease renewal and such renewal has not been exercised; or (iii) the date upon which a Major Tenant’s lease is in default, terminated or canceled or such Major Tenant is no longer in occupancy or solvent. A Lease Sweep Period will end upon: (a) the date which the TI/LC reserve account reaches a balance of $2,000,000; or (b) the date which such Major Tenant renews their lease, such default under a Major Tenant’s lease is cured, such Major Tenant is no longer insolvent or another acceptable replacement tenant executed a lender approved lease for such space.

Property Management. The Landmark Center Property is managed by Cassidy Turley Commercial Real Estate Service, Inc.

Assumption. The borrower has the right to transfer the Landmark Center Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

102

LANDMARK CENTER

experience, financial strength and general business standing; and (iii) the lender has received confirmation from Fitch, Moody’s and Morningstar that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-SG1 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Landmark Center Property. The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

103

BELTRAMO OFFICE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

104

BELTRAMO OFFICE

Beltramo Office
1460 El Camino Real
Menlo Park, CA 94025
San Francisco Bay
Bair Island
Greco Island
Dreamworks
Abbott
Informatica
Google
Agilent
Seaport Conference Ctr.
SEAPORT CENTRE
Seaport Blvd.
San Francisco Intl. Airport 13 miles
Bayshore Fwy
Whipple Ave.
Veterans Blvd.
San Mateo County Court
San Mateo County History Museum
Redwood City City Hall
REDWOOD CITY
Downtown Redwood City
Broadway St.
Bay Rd.
Spring St.
CALTRAIN
Middlefield Rd.
2nd Ave.
5th Ave.
El Camino Real
REDWOOD CITY
Red Morton Comm. Park
Woodside Rd.
Valota Rd.
Bay Front Park
DON EDWARDS SAN FRANCISCO BAY NATL. WILDLIFE REFUGE
Dumbarton Bridge
Bayfront Expwy.
Facebook Headquarters
TE Connectivity
ETrade Financial
Pacific Biosciences
Hamilton Ave.
Ivy Dr.
Willow Rd.
ForteBio
University Ave.
Bayshore Freeway
Newbridge St.
Bay Rd.
Flood County Park
Palmer Ln.
Marsh Rd.
Middlefield Rd.
ATHERTON
Holbrook Palmer Park
Selby Ln.
Stockbridge Ave.
Atherton
Glenwood Ave.
Oak Grove Ave.
Ringwood Ave.
VA Healthcare Menlo Park
Coleman Ave.
East Palo Alto
Menalto Ave.
IKEA
Pulgas Ave.
MENLO PARK
Menlo College
US Geological Survey
Willow Rd.
San Jose Intl. Airport 15 miles
Elena Ave.
Valparaiso Ave.
Atherton Ave.
Menlo Park
Menlo Country Club
Alameda de las Pulgas
SAN MATEO COUNTY
Santa Cruz Ave.
University Ave.
Middlefield Rd.
Channing Ave.
Downtown Palo Alto
Newell Rd.
City of Palo Alto Main Library
Stanford Shopping Center
Amazon
PALO ALTO
Rinconada Park
Palo Alto Junior Museum & Zoo
Palo Alto Art Center
Channing Ave.
Embarcadero Rd.
Palm Dr.
Quarry Rd.
Palo Alto Medical Foundation
STANFORD
Waverley St.
Oregon Expwy.
Stanford Medical Center
Stanford Arboretum
Alma St.
Sand Hill Rd.
Foster Field
Campus Dr.
PALO ALTO
CALIFORNIA AVENUE
Stanford University
Campus Dr.
Alma St.
Campus Dr.
SANTA CLARA COUNTY
Mercedes-Benz Research
Junipero Serra Blvd.
Page Mill Rd.
Varian Medical Systems
HP
Lockheed Martin
EMC
Jazz Pharmaceuticals
NTT DoCoMo
VA Palo Alto Healthcare System
Tesla Motors
SAP
VMWare
Fairfield
Vallejo
Novato
San Rafael
Richmond
Concord
Berkeley
OAKLAND
SAN FRANCISCO
Daly City
Pacific Ocean
Hayward
Pleasanton
Livermore
Fremont
Redwood City
Mtn. View
Sunnyvale
Santa Clara
SAN JOSE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

105

No. 10 – Beltramo Office

Loan Information				Property Information
Mortgage Loan Seller:	Société Générale			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch//Moody’s/Morningstar):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$16,000,000			Specific Property Type:	Suburban
Cut-off Date Principal Balance:	$16,000,000			Location:	Menlo Park, CA
% of Initial Pool Balance:	2.2%			Size:	26,927 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$594.20
Borrower Name:	LDH 1460, LLC			Year Built/Renovated:	2014/NAP
Sponsors:	Derek Hunter, Jr. and Hunter Properties, Inc.			Title Vesting:	Fee
Mortgage Rate:	4.192%			Property Manager:	Self-managed
Note Date:	July 21, 2015			3rd Most Recent Occupancy(2):	NAP
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy(2):	NAP
Maturity Date:	August 1, 2025			Most Recent Occupancy(2):	NAP
IO Period:	60 months			Current Occupancy:	100.0% (6/23/2015)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information(2):
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI(2):	NAP
Interest Accrual Method:	Actual/360			2nd Most Recent NOI(2):	NAP
Call Protection:	L(24),GRTR 1% or YM or D(89),D(2),O(5)			Most Recent NOI(2):	NAP
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$2,064,619
				U/W Expenses:	$427,524
				U/W NOI(2):	$1,637,095
				U/W NCF:	$1,556,932
				U/W NOI DSCR:	1.75x
Escrows and Reserves(1):				U/W NCF DSCR:	1.66x
				U/W NOI Debt Yield:	10.2%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	9.7%
Taxes	$62,139	$15,535	NAP	As-Stabilized Appraised Value(3):	$28,400,000
Insurance	$0	Springing	NAP	As-Stabilized Appraisal Valuation Date(3):	October 1, 2016
Outstanding TI/LC Reserve	$999,032	$0	$0	Cut-off Date LTV Ratio(3):	56.3%
Rent Abatement	$483,562	$0	$0	LTV Ratio at Maturity or ARD(3):	51.3%

(1)	See “Escrows” section.
(2)	The Beltramo Office Property was built in 2014, therefore, no historical occupancies or financials are available. See “Historical Occupancy” and “Cash Flow Analysis” sections.
(3)	See “Appraisal” section. The Cut-off Date LTV Ratio based on the “as-is” appraised value is 60.2%.

The Mortgage Loan. The mortgage loan (the “Beltramo Office Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering an office building located in Menlo Park, California (the “Beltramo Office Property”). The Beltramo Office Mortgage Loan was originated on July 21, 2015 by Société Générale. The Beltramo Office Mortgage Loan had an original principal balance of $16,000,000, has an outstanding principal balance as of the Cut-off Date of $16,000,000 and accrues interest at an interest rate of 4.192% per annum. The Beltramo Office Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments for the first 60 payments following origination, and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Beltramo Office Mortgage Loan matures on August 1, 2025.

Following the lockout period, the borrower has the right to prepay the Beltramo Office Mortgage Loan in whole, but not in part, on any date before February 1, 2025 provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the then outstanding principal balance. The borrower will also have the right to defease the Beltramo Office Mortgage Loan in whole, but not in part, on any date before April 1, 2025. In addition, the Beltramo Office Mortgage Loan is prepayable without penalty on or after April 1, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

106

BELTRAMO OFFICE

Sources and Uses

Sources			Uses
Original loan amount	$16,000,000	100.0%	Loan payoff	$11,719,625	73.2%
			Reserves	1,544,733	9.7
			Closing costs	235,421	1.5
			Return of equity	2,500,221	15.6
Total Sources	$16,000,000	100.0%	Total Uses	$16,000,000	100.0%

The Property. The Beltramo Office Property is a two-story, 26,927 square foot, multi-tenant class A office building constructed in 2014 and located in Menlo Park, California, in Silicon Valley approximately 2.0 miles north of Stanford University. Menlo Park is situated approximately 1 mile from Palo Alto, 8 miles from Mountain View, 21 miles northwest of the San Jose central business district and 19 miles southeast of the San Francisco International Airport. The Beltramo Office Property provides 110 total parking spaces located in a subterranean parking garage and a surface lot, resulting in a parking ratio of 4.1 spaces per 1,000 square feet of rentable area. As of June 23, 2015, the Beltramo Office Property was 100% leased by three tenants including Shearman & Sterling LLP, USVP Management Company, LLC and Lawyers Title Company. Shearman & Sterling LLP is a global law firm, founded in 1873 and headquartered in New York.

The following table presents certain information relating to the tenancy at the Beltramo Office Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Shearman & Sterling LLP	NR/NR/NR	13,386	49.7%	$64.89	$868,618	49.2%	3/31/2023(2)
USVP Management Company, LLC	NR/NR/NR	9,306	34.6%	$64.80	$603,029	34.2%	9/15/2023(3)
Lawyers Title Company	NR/NR/NR	4,235	15.7%	$69.00	$292,215	16.6%	6/30/2022(4)
Total Major Tenants		26,927	100.0%	$65.51	$1,763,862	100.0%

Occupied Collateral Total		26,927	100.0%	$65.51	$1,763,862	100.0%

Vacant Space		0	0.0%

Collateral Total		26,927	100.0%

(1)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent after the rent abatement periods end in October 2016. The lender reserved the full amount of the rent abatements.
(2)	Shearman & Sterling LLP has one, 5-year lease renewal option at the prevailing market rental rate with nine months’ notice.
(3)	USVP Management Company, LLC is expected to take occupancy in August 2015 and has one, 7-year lease renewal option at the prevailing market rental rate with 12 months’ notice.
(4)	Lawyers Title Company is expected to take occupancy in October 2015 and scheduled rent commences on October 1, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

107

BELTRAMO OFFICE

The following table presents certain information relating to the lease rollover schedule at the Beltramo Office Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	0	0	0.0%	0	0.0%	$0	$0.00
2020	0	0	0.0%	0	0.0%	$0	$0.00
2021	0	0	0.0%	0	0.0%	$0	$0.00
2022	1	4,235	15.7%	4,235	15.7%	$292,215	$69.00
2023	2	22,692	84.3%	26,927	100.0%	$1,471,647	$64.85
2024	0	0	0.0%	26,927	100.0%	$0	$0.00
2025	0	0	0.0%	26,927	100.0%	$0	$0.00
Thereafter	0	0	0.0%	26,927	100.0%	$0	$0.00
Vacant	0	0	0.0%	26,927	100.0%	$0	$0.00
Total/Weighted Average	3	26,927	100.0%			$1,763,862	$65.51

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Beltramo Office Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	6/23/2015(2)

NAP	NAP	NAP	100.0%

(1)	The Beltramo Office Property was built in 2014 and, therefore, there is no historical occupancy.
(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Beltramo Office Property:

Cash Flow Analysis(1)

	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$1,763,862(2)	85.4%	$65.51
Grossed Up Vacant Space	0	0.0	0.00
Total Reimbursables	409,421	19.8	15.20
Less Vacancy & Credit Loss	(108,664)(3)	(5.3)	(4.04)
Effective Gross Income	$2,064,619	100.0%	$76.67

Total Operating Expenses	$427,524	20.7%	$15.88

Net Operating Income	$1,637,095	79.3%	$60.80
TI/LC	73,431	3.6	2.73
Capital Expenditures	6,732	0.3	0.25
Net Cash Flow	$1,556,932	75.4%	$57.82

NOI DSCR	1.75x
NCF DSCR	1.66x
NOI DY	10.2%
NCF DY	9.7%

(1)	The Beltramo Office Property was built in 2014 and, therefore historical financials are not available.
(2)	Underwritten base rent is the contractual rent after the rent abatement periods end. The lender reserved the full amount of the rent abatements.
(3)	The underwritten economic vacancy is 5.0%. The Beltramo Office Property was 100.0% leased as of June 23, 2015.

Appraisal. As of the appraisal valuation date of June 5, 2015, the Beltramo Office Property had an “as-is” appraised value of $26,600,000 and an “as-stabilized” value of $28,400,000 as of October 1, 2016, which assumes all of the tenants’ rent abatement periods end. The lender reserved for all tenants’ rent abatements.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

108

BELTRAMO OFFICE

Environmental Matters. According to the Phase I environmental site assessment (“ESA”) dated June 17, 2015, a former offsite dry cleaners located at nearby 1438 El Camino Real (which is not part of the Beltramo Office Property) may have contaminated the ground water via leaky sewer lines over 25 years ago, which is considered a controlled recognized environmental condition. This was identified in 1986 as an active Voluntary Cleanup Program site under the oversight of the California Department of Toxic Substances Control (“CDTSC”). Per the Phase I ESA, the CDTSC has no active remediation ongoing nor is any additional remediation planned. The Phase I ESA recommended no further action for the Beltramo Office Property.

Market Overview and Competition. The Beltramo Office Property is located in Menlo Park, California, in Silicon Valley which encompasses 1,740 square miles of land and is generally comprised of San Mateo and Santa Clara Counties. San Mateo County is essentially the peninsula formed by the San Francisco Bay and the Pacific Ocean (excluding the City and County of San Francisco at its northern tip). Santa Clara County lies at the south end of the San Francisco Bay and is much larger geographically than San Mateo County. Silicon Valley is part of the greater San Jose-San Francisco-Oakland metropolitan statistical area. Silicon Valley’s economy benefits from its thriving technology companies. According to a third party market report, Silicon Valley’s employment growth has outpaced the United States since 2011 and this trend is projected to continue. Additionally, the 2014 average household income within a one-, three- and five-mile radius of the Beltramo Office Property was $168,928, $137,134 and $148,615, respectively. The immediate area of the Beltramo Office Property includes office, retail, and residential properties. There is little vacant land available for new construction. The Menlo Park neighborhood offers many parks, cafes, shops and restaurants. The local area is considered to extend from Highway 92 (San Mateo/Foster City) to the north to Highway 237 (Mountain View/Palo Alto) to the south of the Beltramo Office Property. These highways connect the local area to areas of more affordable housing in the East Bay.

Office demand near the Beltramo Office Property is driven by nearby businesses and institutions such as Stanford University (2 miles southeast), Stanford Medical Center (1.8 miles southeast), Facebook’s headquarters (4.4 miles northeast), SLAC National Accelerator Laboratory (3.8 miles southwest), Google’s headquarters (7.8 miles southeast), as well as venture capital firms on Sand Hill Road (1.3 miles southeast) and executive housing in Atherton and Woodside. The Beltramo Office Property is located in the South County office submarket of San Francisco. According to the appraisal, as of the first quarter of 2015, the South County office submarket contained approximately 17.6 million square feet of office space with an asking rent of $64.56 per square foot on a gross basis and exhibited a direct vacancy rate of 5.1%. The micro-market of Menlo Park contains approximately 3.8 million square feet of office space with asking rents of $93.72 per square foot on a gross basis and exhibited a direct vacancy rate of 5.0%.

The following table presents certain information relating to some comparable office properties to the Beltramo Office Property:

Competitive Set(1)

	Beltramo Office (Subject)	873 Santa Cruz	640 Oak Grove	2180 Sand Hill Road	1906 El Camino Real	155 Linfield Drive
Location	Menlo Park, CA	Menlo Park, CA	Menlo Park, CA	Menlo Park, CA	Menlo Park, CA	Menlo Park, CA
Distance from Subject	--	0.9 miles	0.6 miles	3.3 miles	0.4 miles	1.7 miles
Property Type	Office	Office	Office	Office	Office	Office
Year Built/Renovated	2014/NAP	1965/NAV	2008/NAV	1975/NAV	2010/NAV	1990/NAV
Stories	2	2	2	4	2	2
Total GLA	26,927 SF	14,000 SF	5,690 SF	42,000 SF	11,967 SF	24,250 SF
Total Occupancy	100%	NAV	100%	NAV	NAV	100%

(1)	Information obtained from the appraisal.

The Borrower. The borrower is LDH 1460, LLC, which is a California limited liability company and single purpose entity. Derek K. Hunter, Jr. is the guarantor of certain nonrecourse carveouts under the Beltramo Office Mortgage Loan.

The Sponsors. The sponsors are Hunter Properties, Inc. and Derek Hunter, Jr. Hunter Properties, Inc., managed by Derek Hunter, Jr., was founded in 1960 and is a real estate development and investment firm located in Cupertino, California with a primary focus on the Silicon Valley market. For over 50 years, Hunter Properties, Inc. has built, developed and owned in excess of 4.5 million square feet of commercial, retail and industrial properties with an estimated value in excess of $2.0 billion. The company continues to develop and manage properties with a current portfolio of 17 properties totaling 2.1 million square feet.

Escrows. The loan documents provide for an upfront real estate tax escrow in the amount of $62,139, ongoing monthly tax escrows of $15,535 and an upfront reserve in the amount of $999,032 for outstanding tenant improvements and leasing commissions related to the three existing leases. Additionally, the loan documents provide for an upfront rent abatement reserve in the amount of $483,562, which represents the amount of free rent associated with the three existing leases. The loan documents also provide for a springing monthly insurance reserve (i) during a Cash Management Period (as defined below), (ii) upon a failure to maintain property insurance required under the loan documents, (iii) if insurance is no longer provided under a blanket policy or, (iv) if the borrower fails to make timely insurance premium payments or promptly provide proof of payment to the lender before delinquency. Lastly, the loan documents provide for a cash flow sweep to be used for tenant improvement/leasing commission during a Lease Sweep Period (as defined below).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

109

BELTRAMO OFFICE

Lockbox and Cash Management. Upon the occurrence of a Cash Management Period, the borrower will be required to establish a lender-controlled lockbox and direct tenants to deposit all rents directly into such lockbox account. During a Cash Management Period, all funds on deposit in the operating account are swept to a lender-controlled cash management account each business day.

A “Cash Management Period” will commence upon (i) the occurrence and continuance of an event of default under the loan documents; (ii) the amortizing debt service coverage ratio falling below 1.15x as of the last day of any two consecutive calendar quarters; (iii) the maturity date of August 1, 2025; or (iv) the commencement of a Lease Sweep Period (as defined below). A Cash Management Period will expire upon: with respect to clause (i), upon the event of default being cured and no other event of default has occurred and is continuing; with respect to clause (ii), the amortizing debt service coverage ratio being greater than or equal to 1.15x for two consecutive calendar quarters; or with respect to clause (iv), the Lease Sweep Period has ended.

A “Lease Sweep Period” will commence upon (i) the date nine months prior to the lease expiration of a tenant occupying at least 10,000 square feet (a “Major Tenant”); (ii) the date upon which a Major Tenant is required to give notice of lease renewal; or (iii) the date upon which a Major Tenant’s lease is in default, terminated or canceled or such Major Tenant is no longer in occupancy or solvent. A Lease Sweep Period will end when: (a) with respect to Shearman & Sterling LLP, there is $735,000 accumulated in the Special Reserve Rollover Account or with respect to any other Major Tenant, there is an amount equal to at least $27.50 per square foot, and (b) with respect to clauses (i), (ii) and (iii), the Major Tenant renews their lease, the Major Tenant default is cured, or the Major Tenant is no longer insolvent or another tenant has executed a lender-approved lease for such space.

Property Management. The Beltramo Office Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the Beltramo Office Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) the lender has received confirmation from Fitch, Moody’s and Morningstar that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-SG1 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Beltramo Office Property. The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event.

Earthquake Insurance. The loan documents do not require earthquake insurance. The seismic report dated June 17, 2015 indicated a probable maximum loss of 15.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

110

(THIS PAGE INTENTIONALLY LEFT BLANK)

111

No. 11 – 580 Market

Loan Information				Property Information
Mortgage Loan Seller:	Société Générale			Single Asset/Portfolio:	Single Asset
				Property Type:	Mixed Use
Original Principal Balance:	$15,700,000			Specific Property Type:	Office/Retail
Cut-off Date Principal Balance:	$15,700,000			Location:	San Francisco, CA
% of Initial Pool Balance:	2.2%			Size:	31,325 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF:	$501.20
Borrower Name:	PREF 580 Market, LLC			Year Built/Renovated:	1923/2014
Sponsors:	Paragon Real Estate Fund, LLC			Title Vesting:	Fee
Mortgage Rate:	4.101%			Property Manager:	SSA Real Estate Management, Inc.
Note Date:	May 26, 2015			3rd Most Recent Occupancy (As of):	NAV
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	NAV
Maturity Date:	June 1, 2025			Most Recent Occupancy (As of):	NAV
IO Period:	120 months			Current Occupancy (As of):	100% (5/1/2015)
Loan Term (Original):	120 months
Seasoning:	2 months			Underwriting and Financial Information:
Amortization Term (Original):	None
Loan Amortization Type:	Interest-only, Balloon			3rd Most Recent NOI:	NAV
Interest Accrual Method:	Actual/360			2nd Most Recent NOI:	NAV
Call Protection:	L(26),D(90),O(4)			Most Recent NOI (As of) (1):	$739,896 (12/31/2014)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP
				U/W Revenues:	$1,724,544
				U/W Expenses:	$527,824
				U/W NOI(1):	$1,196,720
				U/W NCF(1):	$1,108,873
				U/W NOI DSCR(1):	1.83x
Escrows and Reserves:				U/W NCF DSCR(1):	1.69x
				U/W NOI Debt Yield:	7.6%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	7.1%
Taxes	$70,983	$23,661	NAP	As-Is Appraised Value:	$24,200,000
Insurance	$11,688	$1,670	NAP	As-Is Appraisal Valuation Dates:	4/10/2015
Replacement Reserves	$0	$914	$54,819	Cut-off Date LTV Ratio:	64.9%
TI/LC Reserve	$250,000	$3,916	$250,000	LTV Ratio at Maturity or ARD:	64.9%
Hobart Elevator Reserve	$0	Springing(2)	NAP

(1)	See “Cash Flow Analysis” section.
(2)	Borrower shall deposit 125% of the estimated elevator work costs if the Hobart Estate Company exercises its rights with respect to the light and air easement (by revoking the license agreement) during the term of the loan.

The 580 Market mortgage loan is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a 31,325 square foot mixed use property (the “580 Market Property”) which includes 26,788 square feet of office space and 4,537 square feet of retail space. The 580 Market Property is located at 580 Market Street in the center of San Francisco’s financial district along a major public transportation and pedestrian artery. Public transportation within proximity of the 580 Market Property includes San Francisco MUNI (a bus, light rail, and trolley service) and the Bay Area Rapid Transit system. The three mile radius surrounding the 580 Market Property is densely filled with 372,075 people and has an average household income of $99,553. The 580 Market Property was built in 1923 and was renovated in 2014. Since October 2013, according to the sponsor, approximately $1.5 million has been spent on capital improvements to the 580 Market Property, including lobby renovation, suite upgrades and elevator modernization. As of April 1, 2015, the 580 Market Property was 100% occupied by 11 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

112

580 Market

Sources and Uses

Sources			Uses
Original loan amount	$15,700,000	63.9%	Purchase price	$24,150,000	98.3%
Sponsor’s new cash contribution	8,861,410	36.1%	Reserves	332,671	1.4%
			Closing costs	78,739	0.3%
Total Sources	$24,561,410	100.0%	Total Uses	$24,561,410	100.0%

The following table presents certain information relating to the tenancy at the 580 Market Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date
Major Tenant
HERO Marketing, LLC	NR/NR/NR	4,580	14.6%	$53.56	$245,305	14.3%	5/31/2019
XULU, Inc dba Futureadvisor	NR/NR/NR	4,541	14.5%	$52.53	$238,539	13.9%	5/31/2018
Showpad, Inc.	NR/NR/NR	4,540	14.5%	$58.00	$263,320	15.4%	1/31/2020
Originate, Inc.	NR/NR/NR	4,539	14.5%	$54.08	$245,448	14.4%	8/31/2018
Total Major Tenants		18,200	58.1%	$54.54	$992,612	58.0%

Non-Major Tenants(1)		13,125	41.9%	$54.66	$717,389	42.0%

Occupied Collateral Total		31,325	100%	$54.59	$1,710,001	100.0%

Vacant Space		0	0%

Collateral Total		31,325	100.0%

(1)	One tenant has no square footage but is included in the Annual U/W Base Rent.

The following table presents certain information relating to the lease rollover schedule at the 580 Market Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	2	5,686	18.2%	5,686	18.2%	$309,521	$54.44
2015	1	760	2.4%	6,446	20.6%	$27,360	$36.00
2016(2)	1	0	0.0%	6,446	20.6%	$12,672	$0.00
2017	1	822	2.6%	7,268	23.2%	$80,840	$98.35
2018	3	12,795	40.8%	20,063	64.0%	$691,729	$54.06
2019	1	4,580	14.6%	24,643	78.7%	$245,305	$53.56
2020	1	4,540	14.5%	29,183	93.2%	$263,320	$58.00
2021	1	2,142	6.8%	31,325	100%	$79,254	$37.00
2022	0	0	0.0%	31,325	100%	$0	$0.00
2023	0	0	0.0%	31,325	100%	$0	$0.00
2024	0	0	0.0%	31,325	100%	$0	$0.00
Thereafter	0	0	0.0%	31,325	100%	$0	$0.00
Vacant	0	0	0.0%	31,325	100%	$0	$0.00
Total/Weighted Average	11	31,325	100.0%			$ 1,710,001	$54.59

(1)	Information obtained from the underwritten rent roll.
(2)	One tenant has no square footage but is included in the Annual U/W Base Rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

113

580 Market

The following table presents historical occupancy percentages at the 580 Market Property:

Historical Occupancy

12/31/2012	12/31/2013	12/31/2014	5/1/2015(1)
NAV	NAV	NAV	100%

(1)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 580 Market Property:

Cash Flow Analysis(1)

	2014	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent(1)	$1,048,197	$1,710,001	99.2%	$54.59
Mark-to-Market	0	0	0.0	0.00
Total Reimbursables	70,007	154,371	9.0	4.93
Other Income	16,411	0	0.0	0.00
Less Vacancy & Credit Loss	0	(139,828)(2)	(8.1)	(4.46)
Effective Gross Income	$1,134,615	$1,724,544	100.0%	$55.05

Total Operating Expenses	$394,719	$527,824	30.6%	$16.85

Net Operating Income	$739,896	$1,196,720	69.4%	$38.20
TI/LC	0	76,883	4.5	2.45
Capital Expenditures	0	10,984	0.6	0.35
Net Cash Flow	$739,896	$1,108,873	64.3%	$35.40

NOI DSCR	1.13x	1.83x
NCF DSCR	1.13x	1.69x
NOI DY	4.7%	7.6%
NCF DY	4.7%	7.1%

(1)	The increase in the U/W Base Rent from December 31, 2014 is attributed to property renovations on 18,200 square feet (58.1% of NRSF) of the property in 2014. The renovated space began leasing in May 2014.
(2)	The underwritten economic vacancy is 7.0%. The 580 Market Property was 100% occupied as of May 1, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

114

(THIS PAGE INTENTIONALLY LEFT BLANK)

115

No. 12 – The Market at Hunting Bayou

Loan Information				Property Information
Mortgage Loan Seller:	Basis Real Estate Capital II, LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$14,300,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$14,300,000			Location:	Jacinto City, TX
% of Initial Pool Balance:	2.2%			Size:	135,987 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$105.16
Borrower Name(1):	Gratiot HB Jacinto LLC, SG2607 Properties, LLC , and HB Jacinto Investors LLC, as tenants in common			Year Built/Renovated:	1985/2014
Sponsor:	Jacob Khotoveli			Title Vesting(3)	Fee/Leasehold
Mortgage Rate:	4.700%			Property Manager:	Self-managed
Note Date:	July 28, 2015			3rd Most Recent Occupancy (As of)(4):	68.2% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of) (4):	65.6% (12/31/2013)
Maturity Date:	August 1, 2025			Most Recent Occupancy (As of) (4):	82.3% (12/31/20140
IO Period:	None			Current Occupancy (As of)(4):	83.7% (6/10/2015)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of) (4):	NAV
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of)(4)::	NAV
Call Protection:	L(24),D(93),O(3)			Most Recent NOI (As of)(4):	NAV
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$2,068,176
				U/W Expenses:	$769,751
				U/W NOI:	$1,298,425
Escrows and Reserves:				U/W NCF:	$1,200,527
				U/W NOI DSCR:	1.46x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR:	1.35x
Taxes	$176,854	$19,650	NAP	U/W NOI Debt Yield:	9.10%
Insurance	$31,282	$3,910	NAP	U/W NCF Debt Yield:	8.40%
Deferred Maintenance	$6,250	$0	NAP	As-Is Appraised Value:	$21,200,000
Replacement Reserves	$0	$1,700	NAP	As-Is Appraisal Valuation Date:	June 9, 2015
TI/LC Reserve	$67,500	$6,458	$350,000	Cut-off Date LTV Ratio:	67.5%
Vacancy Reserve(2)	$300,000	$0	NAP	LTV Ratio at Maturity or ARD:	54.9%

(1)	The borrower is comprised of three tenants in common: Gratiot HB Jacinto LLC (46.67%); SG2607 Properties, LLC (23.33%) and HB Jacinto Investors LLC (30.00%).
(2)	The borrower established a $300,000 vacancy reserve in connection with the lease-up of a 20,977 square foot vacant space listed as Suite 150 on the borrower-provided rent roll dated June 10, 2015 (the “Vacant Space”). Disbursements from this reserve will be used to reimburse the borrower for tenant improvement and leasing commission obligations incurred in connection with the leasing of the Vacant Space.
(3)	A ground lease encumbers 1.6 acres of the Market at Hunting Bayou Property site. The ground lease started on September 1, 1984 and will expire on September 1, 2083.
(4)	The Market at Hunting Bayou Property was purchased by the borrower in 2014 in conjunction with three out-parcels that are not part of the Market at Hunting Bayou mortgage loan collateral, including a 17-screen Cinemark theater, a Chili’s restaurant and a Saltgrass restaurant (the “Non-Collateral Outparcel Tenants”). Historical operating statements include the Non-Collateral Outparcel Tenants and are therefore not applicable. Historical and Current Occupancy is based on borrower provided occupancy figures adjusted to exclude the Non-Collateral Outparcel Tenants and total net rentable area of 135,987 square feet.

The Market at Hunting Bayou mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a fee and leasehold interest in a 135,987 square foot anchored retail center located in Jacinto City, Texas approximately 9.4 miles east of the Houston central business district (“The Market at Hunting Bayou Property”). The Market at Hunting Bayou Property was built in 1985 and was last renovated in 2014 and consists of four single-story buildings across approximately 13.0 acres. The Market at Hunting Bayou Property is anchored by 24-Hour Fitness and Goodwill. The Market at Hunting Bayou Property features 463 surface parking spaces, resulting in a parking ratio of 3.4 spaces per 1,000 square feet of collateral rentable area. The Market at Hunting Bayou Property is located just south of Interstate 10 at the Federal Road exit in the Pasadena/Galena Park submarket of Houston. As of the first quarter of 2015, this submarket reported a total retail inventory of more than 5.4 million square feet with a 5.7% vacancy rate. The estimated 2015 population within a one-, three- and five-mile radius of the Market at Hunting Bayou Property was 19,296, 69,645 and 179,770, respectively. The average household income within the same radii was $43,447, $47,439 and $48,081, respectively. The Market at Hunting Bayou Property was 83.7% occupied by 20 tenants as of June 10, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

116

THE MARKET AT HUNTING BAYOU

Sources and Uses

Sources			Uses
Original loan combination	$14,300,000	100.0%	Loan payoff	$12,965,721	90.7%
			Reserves	581,886	4.1
			Closing costs	307,047	2.1
			Return of Equity	445,345	3.1
Total Sources	$14,300,000	100.0%	Total Uses	$14,300,000	100.0%

The following table presents certain information relating to the tenancies at The Market at Hunting Bayou Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF	Occupancy Cost	Lease Expiration Date
Anchor Tenants – Collateral
24-Hour Fitness	NR/NR/NR	43,460	32.0%	$10.64	$462,414	33.3%	NAV	NAV	1/31/2024
Goodwill	NR/NR/NR	24,394	17.9%	$9.00	$219,540	15.8%	NAV	NAV	4/30/2024
Total Major Tenants – Collateral		67,854	49.9%	$10.05	$681,954	49.1%

Non-Major Tenants – Collateral		45,944	33.8%	$15.39	$707,002	50.9%

Occupied Collateral Total		113,798	83.7%	$12.21	$1,388,956	100.0%

Vacant Space		22,189	16.3%

Collateral Total		135,987	100.0%

The following table presents certain information relating to the lease rollover schedule at The Market at Hunting Bayou Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	2	2,200	1.6%	2,200	1.6%	$41,080	$18.67
2017	2	7,340	5.4%	9,540	7.0%	$104,440	$14.23
2018	2	1,050	0.8%	10,590	7.8%	$37,425	$35.64
2019	3	3,950	2.9%	14,540	10.7%	$79,902	$20.23
2020	6	18,189	13.4%	32,729	24.1%	$248,739	$13.68
2021	0	0	0.0%	32,729	24.1%	$0	$0.00
2022	0	0	0.0%	32,729	24.1%	$0	$0.00
2023	1	3,350	2.5%	36,079	26.5%	$69,848	$20.85
2024	2	67,854	49.9%	103,933	76.4%	$681,954	$10.05
2025	1	1,735	1.3%	105,668	77.7%	$38,170	$22.00
Thereafter	1	8,130	6.0%	113,798	83.7%	$87,398	$10.75
Vacant	0	22,189	16.3%	135,987	100.0%	$0	$0.00
Total/Weighted Average	20	135,987	100.0%			$1,388,956	$10.21
(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Annual U/W Base Rent PSF excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

117

THE MARKET AT HUNTING BAYOU

The following table presents historical occupancy percentages at The Market at Hunting Bayou Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	6/10/2015(2)
68.2%	65.6%	82.3%	83.7%
(1)	Historical and Current Occupancy is based on borrower provided occupancy figures adjusted to exclude the Non-Collateral Outparcel Tenants and total net rentable area of 135,987 square feet.
(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at The Market at Hunting Bayou Property:

Cash Flow Analysis(1)

	U/W(2)	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$1,576,784	76.2%	$11.60
Grossed Up Vacant Space	0	0	0.00
Total Reimbursables	747,611	36.1	5.50
Other Income	23,460	1.1	0.17
Less Vacancy & Credit Loss	(279,679)	(13.5)	(2.06)
Effective Gross Income	$2,068,176	100.0%	$15.21

Total Operating Expenses	$769,751	37.2%	$5.66

Net Operating Income	$1,298,425	62.8%	$9.55
TI/LC	77,500	3.7	0.57
Capital Expenditures	20,398	1.0	0.15
Net Cash Flow	$1,200,527	58.0%	$8.83

NOI DSCR	1.46x
NCF DSCR	1.35x
NOI DY	9.1%
NCF DY	8.4%

(1)	The historical operating statements provided by the borrower include the Non-Collateral Outparcel Tenants and are therefore not applicable.
(2)	The underwritten economic vacancy is 11.9% and the physical occupancy is 83.7% as of June 10, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

118

(THIS PAGE INTENTIONALLY LEFT BLANK)

119

No. 13 – Glendale Plaza

Loan Information				Property Information
Mortgage Loan Seller:	Liberty Island Group I LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$14,000,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$14,000,000			Location:	New Castle Hundred, DE
% of Initial Pool Balance:	2.0%			Size:	121,426 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$115.30
Borrower Name:	Glenbear Associates I LLC			Year Built/Renovated:	1998/2004
Sponsor:	Louis J. Capano, Jr.			Title Vesting:	Fee
Mortgage Rate:	3.830%			Property Manager:	Self-managed
Note Date:	May 4, 2015			3rd Most Recent Occupancy (As of):	83.5% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	89.4% (12/31/2013)
Maturity Date:	June 1, 2025			Most Recent Occupancy (As of):	92.5% (12/31/2014)
IO Period:	36 months			Current Occupancy (As of):	93.7% (3/31/2015)
Loan Term (Original):	120 months
Seasoning:	2 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$1,392,684 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$1,577,877 (12/31/2014)
Call Protection:	L(26),D(90),O(4)			Most Recent NOI (As of):	$1,592,402 (TTM 3/31/2015)
Lockbox Type:	Soft/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP
				U/W Revenues:	$2,014,648
				U/W Expenses:	$420,562
				U/W NOI:	$1,594,087
Escrows and Reserves:				U/W NCF:	$1,482,714
				U/W NOI DSCR:	2.03x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR:	1.89x
Taxes(1)	$0	Springing	NAP	U/W NOI Debt Yield:	11.4%
Insurance(2)	$0	Springing	NAP	U/W NCF Debt Yield:	10.6%
Replacement Reserves	$2,020	$2,020	NAP	As-Is Appraised Value:	$22,200,000
TI/LC Reserve(3)	$0	Springing	NAP	As-Is Appraisal Valuation Date:	April 2, 2015
Deferred Maintenance	$7,812	$0	NAP	Cut-off Date LTV Ratio:	63.1%
Panda Express Reserve(4)	$900,000	$0	NAP	LTV Ratio at Maturity or ARD:	54.3%

(1)	Springing reserves if the borrower fails to pay taxes in a timely manner.
(2)	Springing reserves if the borrower fails to pay insurance premiums in a timely manner.
(3)	Monthly deposits into the TI/LC Reserve equal to $30,000 will commence six months prior to the lease expiration for each of the Pep Boys, Ashley Furniture and Walgreens leases, provided that each tenant has not renewed its respective lease at the existing renewal option terms. In the event the Walgreen’s expansion has occurred, the reserve amount related to the Walgreens lease expiration will become $15,000. The monthly deposits will commence six months prior to all subsequent lease expiration dates for Pep Boys, Ashley Furniture and Walgreens.
(4)	The borrower established a $900,000 reserve in connection with its recently-signed lease with Panda Express. Upon the borrower executing a lease with Panda Express that has a term of no less than 20 years and an annual rent of no less than $90,000, the lender will release $810,000 from the reserve to the borrower. Commencing with the first mortgage loan payment date after such release, and on every payment date thereafter until no funds remain in the reserve, the lender will release $7,500 from the reserve to the borrower on each such payment date. The borrower has delivered a fully executed lease to the lender and has requested the release of the applicable portion of the reserve.

The Glendale Plaza mortgage loan is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a 121,426 square foot anchored retail center in New Castle Hundred, Delaware, located south of Wilmington, Delaware, and east of Newark, Delaware (the “Glendale Plaza Property”). The Glendale Plaza Property was constructed/renovated in multiple phases between 1998 and 2004. The Glendale Plaza Property consists of six, single-story buildings across approximately 13.6 acres. The Glendale Plaza Property is anchored by Ashley Furniture and features other notable tenants including Walgreens, Pep Boys, Dollar General and Burger King. The Glendale Plaza Property features 386 parking spaces, resulting in a parking ratio of 3.18 spaces per 1,000 square feet of rentable area. The Glendale Plaza Property is located along DE Route 40 (Pulaski Highway) in New Castle County, Delaware, close to the intersection of Route 40 and Route 1. The highway network connections provide access to Wilmington and Philadelphia on a local basis and to New York and Washington-Baltimore on a regional basis. As of the first quarter of 2015, the New Castle County reported a total retail inventory of 17.0 million square feet with an 8.6% vacancy rate and average asking rents of $17.20 per square foot on a net basis. The estimated 2015 population within a one-, three- and five-mile radius of the Glendale Plaza Property was 13,029, 77,209 and 140,248, respectively. The median household income within the same radii was $68,732, $67,365 and $65,825, respectively. As of March 31, 2015, the Glendale Plaza Property was 93.7% occupied by 18 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

120

GLENDALE PLAZA

Sources and Uses

Sources			Uses
Original loan amount	$14,000,000	100.0%	Loan payoff(1)	$10,315,348	73.7%
			Reserves	909,832	6.5
			Closing costs	317,065	2.3
			Return of equity	2,457,755	17.6
Total Sources	$14,000,000	100.0%	Total Uses	$14,000,000	100.0%
(1)	The Glendale Plaza Mortgage Loan is a refinancing of a loan previously securitized in the BSCMS 2005-PWR8 transaction.

The following table presents certain information relating to the tenancy at the Glendale Plaza Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Sales PSF	Occupancy Cost	Lease Expiration Date

Anchor Tenant
Ashley Furniture	NR/NR/NR	19,800	16.3%	$9.09	$180,000	10.4%	NAV	NAV	2/28/2017(2)
Total Anchor Tenant		19,800	16.3%	$9.09	$180,000	10.4%

Major Tenants
Pep Boys	NR/B1/B	18,600	15.3%	$10.27	$190,998	11.1%	NAV	NAV	1/31/2018(3)
Walgreens	NR/Baa2/BBB	11,200	9.2%	$27.10	$303,520	17.6%	NAV	NAV	10/31/2018(4)
Dollar General	NR/Baa3/BBB-	10,000	8.2%	$15.50	$155,000	9.0%	NAV	NAV	10/31/2023(5)
Total Major Tenants		39,800	32.8%	$16.32	$649,518	37.7%

Non-Major Tenants		48,826	40.2%	$18.29	$893,027	51.8%

Occupied Collateral Total		108,426	89.3%	$15.89	$1,722,545	100.0%

Vacant Space		13,000	10.7%

Collateral Total		121,426	100.0%

(1)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through April 2016, totaling $8,309.
(2)	Ashley Furniture has three, five-year renewal options.
(3)	Pep Boys has four, five-year renewal options.
(4)	Walgreens has two, five-year renewal options.
(5)	Dollar General has two, five-year renewal options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

121

GLENDALE PLAZA

The following table presents certain information relating to the lease rollover schedule at the Glendale Plaza Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	1	1,650	1.4%	1,650	1.4%	$38,772	$23.50
2015	0	0	0.0%	1,650	1.4%	$0	$0.00
2016	1	2,000	1.6%	3,650	3.0%	$35,520	$17.76
2017	4	26,900	22.2%	30,550	25.2%	$302,471	$11.24
2018	5	43,200	35.6%	73,750	60.7%	$736,499	$17.05
2019	2	11,096	9.1%	84,846	69.9%	$188,328	$16.97
2020	1	2,000	1.6%	86,846	71.5%	$34,000	$17.00
2021	0	0	0.0%	86,846	71.5%	$0	$0.00
2022	0	0	0.0%	86,846	71.5%	$0	$0.00
2023	1	10,000	8.2%	96,846	79.8%	$155,000	$15.50
2024	0	0	0.0%	96,846	79.8%	$0	$0.00
2025	2	8,980	7.4%	105,826	87.2%	$141,956	$15.81
Thereafter	1	2,600	2.1%	108,426	89.3%	$90,000	$34.62
Vacant	0	13,000	10.7%	121,426	100.0%	$0	$0.00
Total/Weighted Average	18	121,426	100.0%			$1,722,545	$15.89
(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Glendale Plaza Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	3/31/2015(2)
83.5%	89.4%	92.5%	93.7%

(1)     Information obtained from the borrower.

(2)     Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Glendale Plaza Property:

Cash Flow Analysis

	2013	2014	TTM 3/31/2015	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$1,520,018	$1,729,026	$1,727,324	$1,722,545(1)	85.5%	$14.19
Grossed Up Vacant Space	0	0	0	269,300	13.4	2.22
Total Reimbursables	233,988	287,786	287,161	287,161	14.3	2.36
Other Income	4,564	4,711	4,942	4,942	0.2	0.04
Less Vacancy & Credit Loss	73,041	(37,288)	(37,486)	(269,300)(2)	(13.4)	(2.22)
Effective Gross Income	$1,831,611	$1,984,235	$1,981,941	$2,014,648	100.0%	$16.59

Total Operating Expenses	$438,927	$406,358	$389,539	$420,562	20.9%	$3.46

Net Operating Income	$1,392,684	$1,577,877	$1,592,402	$1,594,087	79.1%	$13.13
TI/LC	0	0	0	87,087	4.3	0.72
Capital Expenditures	0	0	0	24,285	1.2	0.20
Net Cash Flow	$1,392,684	$1,577,877	$1,592,402	$1,482,714	73.6%	$12.21

NOI DSCR	1.77x	2.01x	2.03x	2.03x
NCF DSCR	1.77x	2.01x	2.03x	1.89x
NOI DY	9.9%	11.3%	11.4%	11.4%
NCF DY	9.9%	11.3%	11.4%	10.6%

(1)	U/W Base Rent includes contractual rent steps through April 2016, totaling $8,309.
(2)	The underwritten economic vacancy is 13.5%. The Glendale Plaza Property was 93.7% physically occupied as of March 31, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

122

(THIS PAGE INTENTIONALLY LEFT BLANK)

123

No. 14 – Regency Square Apartments

Loan Information				Property Information
Mortgage Loan Seller:	Liberty Island Group I LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/ Moody’s/Morningstar):	NR/NR/NR			Property Type:	Multifamily
Original Principal Balance:	$13,350,000			Specific Property Type:	Garden
Cut-off Date Principal Balance:	$13,334,827			Location:	Yuma, AZ
% of Initial Pool Balance:	1.9%			Size:	304 units
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Unit:	$43,865
Borrower Names(1):	Various			Year Built/Renovated:	1986/NAP
Sponsors(2):	Various			Title Vesting:	Fee
Mortgage Rate:	4.710%			Property Manager:	Riverstone Residential SW, LLC
Note Date:	June 17, 2015			3rd Most Recent Occupancy (As of):	92.1% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	91.7% (12/31/2013)
Maturity Date:	July 1, 2025			Most Recent Occupancy (As of):	90.8% (12/31/2014)
IO Period:	None			Current Occupancy (As of):	94.4% (3/6/2015)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$1,362,336 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$1,320,205 (12/31/2014)
Call Protection:	L(25),D(89),O(6)			Most Recent NOI (As of):	$1,304,668 (TTM 1/31/2015)
Lockbox Type:	Soft/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$2,158,970
				U/W Expenses:	$884,372
				U/W NOI:	$1,274,598
				U/W NCF:	$1,181,878
				U/W NOI DSCR:	1.53x
				U/W NCF DSCR:	1.42x
Escrows and Reserves:				U/W NOI Debt Yield:	9.6%
				U/W NCF Debt Yield:	8.9%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$19,110,000
Taxes	$48,331	$12,083	NAP	As-Is Appraisal Valuation Date:	March 9, 2015
Insurance	$17,396	$2,899	NAP	Cut-off Date LTV Ratio:	69.8%
Replacement Reserves	$7,730	$7,730	NAP	LTV Ratio at Maturity or ARD:	56.9%

(1)	The borrowers are PF-Regency Square LLC, PP-Regency Square LLC, CS-BS-Regency Square LLC, PC-Regency Square LLC, BF-Regency Square LLC, KB-Regency Square LLC, JF-Regency Square LLC, KIP-Regency Square LLC, JDK-Regency Square LLC and Regency Square LLC. The borrower is a syndicated TIC with no one TIC owning 20% or more of the property.
(2)	The sponsors are The Peter Fitzgerald Living Trust, Linda Bromfield, Robert F. Scullin, Cathy B. Scullin, Paul Craig, Brent Ferrero, Katharina Becker, Jacqueline Fleming, Jason Kendall and George W. Shardlow.

The Regency Square Apartments mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a fee interest in a multifamily property containing 20 garden-style buildings located in Yuma, Arizona (the “Regency Square Apartments Property”), immediately east of the Arizona-California state line and approximately 25 miles north of the U.S.-Mexico border. The complex was built in 1986 and comprises 304 units totaling 162,000 square feet. The unit mix is made up of 64 studio/one-bathroom units, 120 one-bedroom/one-bathroom units and 120 two-bedroom/two-bathroom units. Amenities at the Regency Square Apartments Property include a leasing office, a clubhouse, two laundry facilities, two pools, spa, a playground, a basketball court and barbecue grills. The Regency Square Apartments Property’s immediate area is primarily residential, with supporting commercial uses along nearby arterial roads, such as 24th Street and Avenues A and B. Residential appeal is generated by its central Yuma location (within proximity to a Wal-Mart Supercenter and the Yuma Regional Medical Center), as well as the general affordability of the area. The Yuma Palms Regional Center features over 490,000 square feet of retail, restaurant and entertainment space and is anchored by Dillard’s, JC Penney, Sam’s Club, Target and Harkin’s Theaters. The Regency Square Apartments Property features 304 covered parking spaces, resulting in a parking ratio of 1.0 parking space per unit. As of March 6, 2015, the Regency Square Apartments Property was 94.4% occupied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

124

REGENCY SQUARE APARTMENTS

Sources and Uses

Sources			Uses
Original loan amount	$13,350,000	99.5%	Loan payoff(1)	$11,901,139	88.7%
Sponsor’s new cash contribution	65,163	0.5	Reserves	73,457	0.6
			Closing costs	1,343,182	10.0
			Return of equity	97,385	0.7
Total Sources	$13,415,163	100.0%	Total Uses	$13,415,163	100.0%

(2)	The Regency Square Apartments Property was previously securitized in the FNA 2014-M3 transaction.

The following table presents certain information relating to the unit mix of the Regency Square Apartments Property:

Unit Mix Summary(1)

Unit Type	No. of Units	% of Total Units	Average Unit Size (SF)	Actual Average Rent per Unit
Studio/1 Bathroom	64	21.1%	375	$506
1 Bedroom/1 Bathroom	120	39.5%	475	$625
2 Bedroom/2 Bathroom	120	39.5%	675	$716
Total/Weighted Average	304	100.0%	533	$636
(1) Information obtained from the appraisal.

The following table presents historical occupancy percentages at the Regency Square Apartments Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	3/6/2015(2)
92.1%	91.7%	90.8%	94.4%

(1)	Information calculated as average based on monthly occupancy figures obtained from the borrower.
(2)	Information obtained from underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Regency Square Apartments Property:

Cash Flow Analysis

	2013	2014	TTM 1/31/2015	U/W	% of U/W Effective Gross Income	U/W $ per Unit
Base Rent	$2,371,508	$2,307,218	$2,306,286	$2,050,890	95.0%	$6,746
Grossed Up Vacant Space	0	0	0	268,574	12.4	883
Less Concessions	0	0	0	0	0	0
Other Income	146,877	106,905	108,080	108,080	5.0	356
Less Vacancy & Credit Loss	(245,927)	(261,488)	(274,252)	(268,574)(1)	(12.4)	(883)
Effective Gross Income	$2,272,458	$2,152,635	$2,140,114	$2,158,970	100.0%	$7,102

Total Operating Expenses	$910,121	$832,430	$835,299	$884,372	41.0%	$2,909

Net Operating Income	$1,362,336	$1,320,205	$1,304,815	$1,274,598	59.0%	$4,193
Replacement Reserves	0	0	0	92,720	4.3	305
Net Cash Flow	$1,362,336	$1,320,205	$1,304,815	$1,181,878	54.7%	$3,888

NOI DSCR	1.64x	1.59x	1.57x	1.53x
NCF DSCR	1.64x	1.59x	1.57x	1.42x
NOI DY	10.2%	9.9%	9.8%	9.6%
NCF DY	10.2%	9.9%	9.8%	8.9%

(1)	The underwritten economic vacancy is 7.7%. The Regency Square Apartments Property was 94.4% physically occupied as of March 6, 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

125

No. 15 – 2113 Kalakaua Avenue

Loan Information				Property Information
Mortgage Loan Seller:	Société Générale			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$13,300,000			Specific Property Type:	Unanchored
Cut-off Date Principal Balance:	$13,300,000			Location:	Honolulu, HI
% of Initial Pool Balance:	1.9%			Size:	5,714 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF:	$2,327.62
Borrower Name:	Senshine Hawaii 2113 LLC			Year Built/Renovated:	1939/2007
Sponsor:	Sen Zhang			Title Vesting:	Fee
Mortgage Rate:	4.749%			Property Manager:	Colliers International Real Estate Management Services (HI), LLC
Note Date:	7/23/2015			3rd Most Recent Occupancy (As of):	100.0% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	100.0% (12/31/2013)
Maturity Date:	08/01/2025			Most Recent Occupancy (As of):	100.0% (12/31/2014)
IO Period:	36			Current Occupancy (As of):	100.0% (5/31/2015)
Loan Term (Original):	120
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$1,473,181 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$1,498,627 (12/31/2014)
Call Protection:	L(24),D(92),O(4)			Most Recent NOI (As of):	$1,551,561 (TTM 3/31/2015)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$1,720,119
				U/W Expenses:	$281,253
				U/W NOI:	$1,438,866
				U/W NCF:	$1,396,925
Escrows and Reserves:				U/W NOI DSCR:	1.73x
				U/W NCF DSCR:	1.68x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	10.8%
Taxes	$50,258	$7,180	NAP	U/W NCF Debt Yield:	10.5%
Insurance	$1,539	$1,539	NAP	As-Is Appraised Value:	$19,750,000
Replacement Reserves	$0	$162	NAP	As-Is Appraisal Valuation Date:	May 11, 2015
TI/LC	$0	$3,333	NAP	Cut-off Date LTV Ratio:	67.3%
Rollover Holdback Reserve(1)	$1,500,000	$0	NAP	LTV Ratio at Maturity or ARD:	59.3%

(1)	A $1.5 million rollover holdback reserve was collected at closing for the Lucky Brand Dungaree Stores, Inc., Sunglass Hut Trading Corp. and Fossil Stores, Inc. leases.

The 2113 Kalakaua Avenue mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering an unanchored retail center comprising 5,714 square feet and located in Honolulu, HI (the “2113 Kalakaua Avenue Property”). The 2113 Kalakaua Avenue Property was built in 1939 and renovated in 2007. The 2113 Kalakaua Avenue Property is located within the Waikiki resort district of the City and County of Honolulu, a densely developed urban resort region, comprising some 1.5 square miles in the southeasterly quadrant of Oahu. Primary access to the subject neighborhood is provided by Kalakaua Avenue, which runs one way in an easterly direction, and is Waikiki’s major thoroughfare. Located approximately three miles east of Honolulu’s financial district, the 2113 Kalakaua Avenue Property is near the center of Hawaii’s tourism industry. A luxury condo-hotel is slated to open across the street from the 2113 Kalakaua Avenue Property in 2016, which is expected to create additional foot traffic for the tenants of the 2113 Kalakaua Avenue Property. As of May 31, 2015, the 2113 Kalakaua Property was 100% occupied by five tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

126

2113 KALAKAUA AVENUE

Sources and Uses

Sources			Uses
Original loan amount	$13,300,000	53.3%	Purchase price	$23,020,000	92.3%
Sponsor’s new cash contribution	11,649,070	46.7%	Reserves	1,551,797	6.2%
			Closing costs	377,273	1.5%
Total Sources	$24,949,070	100.0%	Total Uses	$24,949,070	100.0%

The following table presents certain information relating to the tenancy at the 2113 Kalakaua Avenue Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Lucky Brand Dungaree Stores, Inc.	NR/NR/NR	3,156	55.2%	$297.65	$939,399	59.3%	1/31/2018(1)
Sunglass Hut Trading Corp.	NR/NR/NR	789	13.8%	371.10	$292,799	18.5%	1/31/2018
Fossil Stores, Inc.	NR/NR/NR	514	9.0%	463.89	$238,437	15.0%	1/31/2018
WMK, LLC dba Kimo Bean	NR/NR/NR	584	10.2%	104.33	$60,931	3.8%	1/31/2019
Round Inc.	NR/NR/NR	671	11.7%	78.99	$53,000	3.3%	6/30/2032(2)
Total Major Tenants		5,714	100.0%	$277.31	$1,584,566	100.0%

Vacant Space		0	0.0%

Collateral Total		5,714	100.0%

(1)	Each Lucky Brand Dungaree Stores, Inc. lease has one, 5-year renewal option.
(2)	Round Inc. has the right to terminate the lease upon 30 days’ notice at any time.

The following table presents certain information relating to the lease rollover schedule at the 2113 Kalakaua Avenue Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	4	4,459	78.0%	4,459	78.0%	$1,470,635	$329.81
2019	1	584	10.2%	5,043	88.3%	$60,931	$104.33
2020	0	0	0.0%	5,043	88.3%	$0	$0.00
2021	0	0	0.0%	5,043	88.3%	$0	$0.00
2022	0	0	0.0%	5,043	88.3%	$0	$0.00
2023	0	0	0.0%	5,043	88.3%	$0	$0.00
2024	0	0	0.0%	5,043	88.3%	$0	$0.00
2025	0	0	0.0%	5,043	88.3%	$0	$0.00
Thereafter(3)	1	671	11.7%	5,714	100.0%	$53,000	$78.99
Vacant	0	0	0%	5,714	100.0%	$0	$0.00
Total/Weighted Average	6	5,714	100.0%			$1,584,566	$277.31

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Round Inc. has the right to terminate the lease upon 30 days’ notice at any time.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

127

2113 KALAKAUA AVENUE

The following table presents historical occupancy percentages at the 2113 Kalakaua Avenue Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	5/31/2015(2)
100.0%	100.0%	100.0%	100%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 2113 Kalakaua Avenue Property:

Cash Flow Analysis

	2013	2014	TTM 3/31/2015	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$1,487,067	$1,509,486	$1,566,807	$1,584,566	92.1%	$277.31
Grossed Up Vacant Space	0	0	0	0	0	0.00
Total Reimbursables	195,474	205,436	220,835	226,085	13.1	39.57
Less Vacancy & Credit Loss	0	0	0	(90,532)(1)	(5.3)	(15.84)
Effective Gross Income	$1,682,541	$1,714,922	$1,787,642	$1,720,119	100%	$301.04

Total Operating Expenses	$209,360	$216,295	$236,081	$281,253	16.4%	$49.22

Net Operating Income	$1,473,181	$1,498,627	$1,551,561	$1,438,866	83.6%	$251.81
TI/LC	0	0	0	39,998	2.3	7.00
Capital Expenditures	0	0	0	1,943	0.1	0.34
Net Cash Flow	$1,473,181	$1,498,627	$1,551,561	$1,396,925	81.2%	$244.47

NOI DSCR	1.77x	1.80x	1.86x	1.73x
NCF DSCR	1.77x	1.80x	1.86x	1.68x
NOI DY	11.1%	11.3%	11.7%	10.8%
NCF DY	11.1%	11.3%	11.7%	10.5%

(1)	The underwritten economic vacancy is 5.0%. The 2113 Kalakaua Avenue Property was 100.0% physically occupied as of May 31, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

128

(THIS PAGE INTENTIONALLY LEFT BLANK)

129

Wells Fargo Commercial Mortgage Trust 2015-SG1	Transaction Contact Information

VI.      Transaction Contact Information

Questions regarding this Structural and Collateral Term Sheet may be directed to any of the following individuals:

Wells Fargo Securities, LLC

Brigid Mattingly	Tel. (312) 269-3062
Fax (312) 658-0140

A.J. Sfarra	Tel. (212) 214-5613
Fax (212) 214-8970

Alex Wong	Tel. (212) 214-5615
Fax (212) 214-8970

SG Americas Securities, LLC

Adam Ansaldi	Tel. (212) 278-6126

Jim Barnard	Tel. (212) 278-6263

John Caputo	Tel. (212) 278-5086

Warren Geiger	Tel. (212) 278-5692

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

130